Exhibit 1.2

Co. No. 20800.

[कम्पनी अधिनियम, 1956 की धारा 18(3)]

(Section 18(3) of Companies Act, 1956)

एक राज्य से दूसरे राज्य में रजिस्ट्रीकृत कार्यालय के अन्तरण की पुष्टि करने वाले न्यायालय के आदेश के रजिस्ट्रीकरण का प्रमाण-पत्र

.... ने विशेष संकल्प द्वारा रजिस्ट्रीकृत कार्यालय को .... राज्य से .... राज्य में अन्तरण करके स्थान की बाबत संगम-ज्ञापन के उपबंधों में परिवर्तन कर दिया है और ऐसे परिवर्तन को .... तारीख .... के आदेश द्वारा पुष्टि कर दी गई है।

मैं एतद्द्वारा प्रमाणित करता हूं कि उक्त आदेश की प्रमाणित प्रति इस दिन रजिस्ट्रीकृत कर दी गई है।

मेरे हस्ताक्षर से यह तारीख .... को दिया गया।

(V. Sreenivasa Rao).
कम्पनियों का रजिस्ट्रार
Registrar of Companies
Karnataka : Bangalore.

जे. एस. सी.-6
J. S. C.-6

Certified true copy

For WIPRO LIMITED,

(V. Ramachandran)
Company Secretary

Co.No.20800.

, 1956 18(3)

(Section 18(3) of Companies Act, 1966)

CERTIFICATE OF REGISTRATION OF THE ORDER OF COURT CONFIRMING TRANSFER OF THE REGISTERED OFFICE FROM ONE STATE TO ANOTHER

The WIPRO LIMITED having by special resolution altered the provisions of its Memorandum of Association with respect to the place of the registered office by changing it from the state of Maharashtra to the state of Karnataka and such alteration having been confirmed by an order of Company Law Board, Western Region Bench, bearing date the 9th May, 1996.

I hereby certify that a certified copy of the said order has this day been registered.

Given under my hand at Bangalore this Tenth day of July one thousand hundred and Ninety Six.

(V. Sreenivasa Rao).

Registrar of Companies

Karnataka : Bangalore.

J.S.C.-6

Certified true copy

For WIPRO LIMITED,

(V. Ramachandran)

Company Secretary

FRESH CERTIFICATE OF INCORPORATION

CONSEQUENT ON CHANGE OF NAME

No. 4713/GTA

IN THE OFFICE OF THE REGISTRAR OF COMPANIES

MAHARASHTRA, BOMBAY.

[Under the Companies Act, 1954 (1 of 1956)]

In the matter of *WIPRO PRODUCTS LIMITED.

I hereby certify that WIPRO PRODUCTS LIMITED, which was originally incorporated on TWENTY NINTH day of December 1945 under the +INDIAN COMPANIES ACT, 1913, and under the name WIPRO PRODUCTS LIMITED having duly passed the necessary revolution in terms of Section 21/22(1) (a) /22(1) (b) of Companies Act, 1956, and the approval of the Central Government signified in writing having been accorded thereto in the DEPARTMENT OF COMPANY AFFAIRS.

Regional Director WESTERN REGION letter no. RD : 110(21)1/84 dated 31-3-1984 the name of the said company is this day changed to WIPRO LIMITED and this certificate is issued pursuant to Section 23(1) of the said Act.

Given under my hand at BOMBAY this day of TWENTY EIGHTH APRIL 1984 (One Thousand Nine Hundred EIGHTYFOUR).

Sd/- (U. C. NAHTA) Addl. Registrar of Companies, Maharashtra, Bombay.

*	Here give the name of the Company as existing prior to the change.
+	Here give the name of the Act(s) under which the Company was originally registered and incorporated.

FRESH CERTIFICATE OF INCORPORATION

CONSEQUENT ON CHANGE OF NAME

In the office of the Registrar of Companies, Maharashtra

(under the Companies Act, 1956 (1 of 1956)

In the matter of

*WESTERN INDIA VEGETABLE PRODUCTS LIMITED

I hereby certify the WESTERN INDIA VEGETABLE PRODUCTS, LIMITED, which was originally incorporated on TWENTY NINTH day, DECEMBER 1945 under the @ INDIAN COMPANIES Act, 1913 and under the name WESTERN INDIA VEGETABLE PRODUCTS Limited having duly passed the necessary resolution in terms of Section 21 of the Companies Act, 1956, and the approval of the Central Government signified in writing having been accorded thereto in the Regional Director, Company Law Board, Western Region, Bombay letter No. RD : 8(21) 5/77 dated 6/6/1977, the name of the said company is this day changed to WIPRO PRODUCTS LIMITED and this certificate is issued pursuant to Section 23(1) of the said Act.

Given under my hand at BOMBAY this SEVENTH day of JUNE 1977 (One thousand nine hundred and SEVENTY SEVEN).

Sd/- (V. M. GODBOLE) Asstt. Registrar of Companies, Maharashtra, Bombay.

*	Here give the name of the Company as existing prior to the change
@	Here give the name of the Act(s) under which the Company was originally registered and incorporated.

Certificate of Incorporation

No. 4713 of 1945—1946

I hereby Certify that “WESTERN INDIA VEGETABLE PRODUCTS LIMITED” is this day incorporated under the Indian Companies Act, VII of 1913, and that the Company is Limited.

Given under my hand at Bombay this Twenty-ninth day of December One thousand nine hundred and forty-five.

Sd/- BEHRAMJI M. MODI Registrar of Companies

WIPRO LIMITED

MEMORANDUM OF ASSOCIATION

Clause		Page
I	Name of the Company	1
II	Registered Office	1
III	Objects	1
IV	Members liability limited	9-1
V	Capital	9-1

ARTICLES OF ASSOCIATION
I. CONSTITUTION OF THE COMPANY
Article
1	Table A not to apply	10
II. INTERPRETATION
2	Interpretation Clause	10
3	Copies of the Memorandum and Articles to be furnished	12
III. CAPITAL
4	Capital and Shares	12
5	Provisions of Sections 85 to 90 of the Act to apply	12
6	Restrictions on allotment	13
7	Commission for placing shares	13
	Commencement of Business	13
8	Company not to give financial assistance for purchase of its own shares	14
9	Payment of interest out of Capital	14
10	Issue of shares at a premium	15
11	Issue of redeemable preference shares	15
IV. SHARES AND SHARE-HOLDERS
12	Register of Members	15
13	Shares to be numbered progressively	15
14	Shares at the disposal of the Directors	15
15	Every Share transferable etc.	16
16	Application of premiums received on issue of Shares	16
17	Further issue of Capital	16
18	Sale of fractional Shares	16
19	Acceptance of Shares	16
20	Deposit and call, etc. to be a debt payable immediately	17
21	Calls on Shares of the same class to be made on uniform basis	17
22	Return of allotment	17
23	Payment of calls	17
24	Installments on shares to be duly paid	17
25	Liability of members	17
26	Liability of Joint-holders	17
27	Registered holder only the owner of the shares	17
	Trusts not recognized	18
28	Certificate of Shares	18
29	Members’ right to certificate	18
	May be delivered to any one of joint-holders	18
V. CERTIFICATES
30	Issue of new certificate in place of one defaced, lost or destroyed	18(a)
31	Directors may waive fees	19

Article	PARTICULARS	Page

32	Endorsements on Certificate	19
33	Directors to comply with rules	19
VI. CALLS ON SHARES
34	Directors may make calls	19
35	Call to date from resolution	19
36	Notice of Call	19
37	Provisions applicable to instalments	19
38	When interest on call or instalments payable	19
39	Money due to members from the Company may be applied in payment of call or instalment	20
40	Part payment on account of call, etc. not to preclude forfeiture	20
41	Proof on trial of suit on money on Shares	20
42	Payment of unpaid share capital in advance	20
VII. FORFEITURE OF AND LIEN ON SHARES
43	If call or instalment not paid, notice to be given to member	21
44	Term of Notice	21
45	In default of payment, Shares may be forfeited	21
46	Notice of Forfeiture	21
47	Forfeited shares to become property of the Company and may be sold etc.	22
48	Forfeiture may be remitted or annulled	22
49	Members still liable to pay money due notwithstanding the forfeiture	22
50	Effect of Forfeiture	22
51	Surrender of Shares	22
50	Certificate of Forfeiture	22
50	Title of purchaser and allottee for forfeited shares	22
51	Company’s lien on shares	23
52	Lien enforced by sale	23
53	Application of sale proceeds	23
54	Execution of instrument of transfer	23
55	Validity of sale of such shares	23
VIII. TRANSFER AND TRANSMISSION OF SHARES
59	Register of Transfers	24
60	Instrument of transfer to be executed by transferor and transferee	24
61	Shares to be transferred by an instrument in writing	24
62	Death of one or more joint-holders	24
63	Title to shares of deceased member	24
64	Registration of person entitled to shares otherwise than by transfer (transmission clause)	24
65	Evidence of transmission to be verified	25
66	Rights of such person	25
67	Procedure on application for transfer	25
68	Transfer to be left at office with Certificate and with evidence of title	25
69	Directors may decline to register transfers	26
70	Transferor to remain holder of shares till transfer registered	26
71	Registered Transfer to remain with Company	26
72	Fee on transfer	27

Article	PARTICULARS	Page

73	Transfer books and Register may be closed for not more than 45 days in the year	27
74	The Company not liable for disregard of any notice prohibiting registration of a transfer	27
75	Transfer of debentures	27
IX. INCREASE AND REORGANISATION OF CAPITAL
76	Company may alter its capital in certain ways	27
77	Increase of capital by the Company and how carried into effect, on what conditions new shares may be issued, when to be offered to existing member	28
78	Increase of capital by the Directors and how carried into effect	28
79	Further issue of capital	29
80	Share Premium account to be maintained	29
81	How far new shares in original capital	29
82	Notice of increase of Capital	29
83	Transfer of Stock	29
84	Rights of Stock-holders	30
85	Holder of share warrant not be a member, share warrant issued to bearer	30
86	Directors may make rules for issue of fresh share warrant or coupons	30
X. REDUCTION OF CAPITAL
87	Reduction of Capital	30
88	Provisions relating to the redemption of preference shares	31
89	Division and sub-division	32
90	Notice to Registrar of consolidation of Share Capital, conversion of Shares into stock etc.	32
XI. MODIFICATION OF RIGHTS
91	Power to modify rights	33
XII. JOINT HOLDERS
92	Joint Holders	33
XIII. GENERAL MEETINGS
93	Statutory Meeting	34
94	Annual General Meeting	34
95	Power of Central Government to call General Meeting	34
96	Sections 171 to 186 of the Act shall apply to meetings	35
97	Calling of Extraordinary General Meeting on requisition	35
98	Length of Notice for calling meeting	36
99	Business to be transacted at meetings	38
100	Circulation of members resolutions	38
101	Certificate conclusive as to Meeting have been duly called	38
XIV. PROCEEDINGS AT GENERAL MEETINGS
102	Business which may not be transacted at the meeting	38
103	Presence of Quorum	38
104	If Quorum not present when meeting to be dissolved and when to be adjourned	38
105	Adjourned meeting to transact business even if no quorum present	38
106	Chairman on General Meeting	39
107	When Chair vacant business confined to election of Chairman	39

Article	PARTICULARS	Page

108	Chairman with consent of members may adjourn meeting	39
109	Notice of adjournment	39
110	Every resolution must be proposed and seconded	39
111	Voting to be by show of hands	39
112	Poll	41
113	Casting vote of the Chairman	42
114	Minutes of proceedings of General Meetings, Board and other meetings	42
115	Inspection of Minute Books of General Meetings	43
116	Publication of reports of proceedings of General Meetings	43
XV. VOTES OF MEMBERS
117	Indebted members not to vote	43
118	Restrictions on exercise of voting right in other cases to be void	43
119	Vote of person of unsound mind	44
120	Power of Court to order meeting to be called	44
121	Representation of corporation	44
122	Number of votes to which member is entitled	44
123	Right to use votes differently	45
124	Joint-holders’ Voting	45
125	Votes of a person entitled to a share on transmission	45
126	Proxies	45
127	Instrument of proxy to be in writing	45
128	Instrument of proxy to be deposited at the Registered Office	46
129	Custody of the instrument of appointment	46
130	Form of Proxy	46
131	Vote of proxy how far valid	47
132	Time for objection to vote	47
133	Chairman sole judge of the validity of vote	47
XVI. INTEREST OUT OF CAPITAL
134	Payment of interest out of Capital	47
XVII. DIVIDENDS AND CAPITALISATION
135	The Company in General meeting may declare a dividend	47
136	Equal rights of shareholders	47
137	Powers of Directors to limit dividend	47
138	Dividend in proportion to the amount paid up	47
139	Dividend out of profits only, and not to carry interest what to be deemed profits	48
140	Ad-interim dividend	48
141	No member to receive dividends while indebted to the Company	48
142	Retention of dividends until completion of transfer under the transmission clause	48
143	Transfer must be registered to pass right to dividend	48
144	Dividend when and how to be paid	48
145	Notice of dividends	48
146	Production of share certificate when applying for dividends	48
147	Any one of joint-holders of shares may receive dividends	48
148	Unclaimed dividend when to be used by the Company	48

Article	PARTICULARS	Page

149	Dividends payable in cash	48
150	Dividend and call together - set off allowed	49
151	Making of call - special business	49
152	Capitalisation	49
XVIII. ACCOUNTS
153	Accounts	50
154	Inspection to Members when allowed	51
155	Balance Sheet and Profit and Loss Account to be laid before the Members	51
	Contents of Balance Sheet and Profit and Loss Account	51
156	Balance Sheet and Accounts and Report how to be signed	51
158	Right of Members to copies of Balance Sheet and Auditors’ Report	52
159	Copies of Balance Sheet etc. to be filed	52
160	When accounts to be deemed finally settled	52
XIX. AUDIT
161	Accounts when to be audited	52
162	Appointment of Auditor	53
163	Special Notice regarding Auditors	54
164	Qualifications and disqualifications of Auditors	54
165	Powers and rights of Auditors	54
166	Duties of Auditors	54
167	Reading and Inspection of Auditors’ Report	54
XX. DIRECTORS, THEIR QUALIFICATION AND REMUNERATION
168	Number of Directors	55
169	Directors	55
170	Directors of Mortgage Debentures	55
	Special Director	55
171	Qualification of a Director	55
172	Register of Directors etc., and the Directors’ Shareholdings	56
173	Directors’ fees for attending Meeting	56
174	Further remuneration as determined by General Meeting	56
175	Remuneration of Committee	56
XXI. APPOINTMENT AND ROTATION OF DIRECTORS
177	Appointment of Directors	56
178	Appointment of Directors and proportion to retire by rotation	57
179	Provision regarding Directors retiring by rotation	57
180	Removal of Directors	58
181	Company may fill up a vacancy	58
182	Notice of candidature when to be given	58
183	Consent of candidate for Directorship to be filed with Registrar	58
184	Appointment of Directorship to be voted on individually	59
185	Directors may appoint additional Directors	59
186	Filling up of casual vacancies	59
187	Appointment of Alternate Director	59
188	Director may act notwithstanding vacancy	60
XXII. VACATION OF OFFICE BY DIRECTORS
189	Resignation of Directors	60
190	Removal of Directors	60

v

Article	PARTICULARS	Page

191	Vacation of Office by Directors	60
XXIII. PROCEEDINGS OF DIRECTORS
193	Meeting of Directors	62
194	Notice of Meetings	62
195	Quorum for Meetings	62
196	Procedure of Meeting adjourned for want of Quorum	63
197	Power of Quorum	63
198	When Meetings to be convened	63
199	Question how decided	64
200	Chairman of Directors’ Meetings	64
201	Directors may appoint Committees	64
202	Meetings and Proceedings of Committee how governed	64
203	Resolutions by circular	64
204	Validity of acts of Directors	64
205	Minutes of Proceedings of the Board and the Committee to be valid	65
206	Register of Directors and Managing Agents	65
XXIV. DIRECTORS’ DISQUALIFICATIONS
207	Directors not to assign Office	65
208	Loans to Directors	65
209	Board’s sanction to be required for certain contracts in which particular Directors are interested	66
210	Directors not to hold office of profit	66
211	Directors may contract with the Company	66
212	Duty of Directors etc. to make disclosure	67
213	Disclosure of interests by Director	67
214	Interested Director not to participate or vote in Board’s Proceedings	68
215	Certain powers to be exercised by Board only at Meeting	68
216	Restrictions on Powers of Board	69
217	Appointment of selling Agents to require approval of Company in General Meeting	69
218	Directors may be Directors of Company promoted by the Company	69
XXV. BORROWING POWERS OF DIRECTORS
219	Power to Borrow	69
220	Mortgage of uncalled capital	71
221	Indemnity may be given	71
222	Register of Mortgages and Debentures to be kept	72
223	Registration of charges	72
224	Trust not recognised	73
XXVI. POWERS OF DIRECTORS
225	Business of the Company to be managed by Directors	74
226	Specified Powers to Directors	75
XXVII. DUTIES OF DIRECTORS
227	Duties of Directors	82
XXVIII. MANAGING DIRECTORS
228	Power to appoint Managing Director	82
229	What provisions he will be subject to	82
230	Remuneration of Managing Director	82
231	Powers and duties of Managing Directors	83
232	Management	83

Article	PARTICULARS	Page

233	Certain persons not to be appointed Managing Directors	83
XXIX. MANAGING AGENTS
234		83
to	DELETED
241
XXX. SECRETARIES AND TREASURERS
242	DELETED	83
XXXI. SECRETARY
243	Secretary	83
XXXII. INDEMNITY TO AND PROTECTION OF DIRECTORS AND OFFICERS
244	Indemnity	84
245	Indemnity to Directors and other Officers	84
246	Directors and other Officers not responsible for acts of others	84
XXXIII. SEAL
247	The Seal, its custody and use	84
XXXIV. NOTICES AND SERVICE OF DOCUMENTS
248	Members to notify address for registration	85
249	Notice	85
250	Transfer of successors in title of Members bound by notice given to previous holders	86
251	When Notice may be given by advertisement	86
252	Service of Notice good notwithstanding death of Member	86
253	Signature to Notice	86
254	Service of documents on Company	86
255	How time to be counted	86
XXXV. SECRECY CLAUSE
256	Secrecy Clause	87
XXXVI. WINDING UP
257	Distribution of Assets	87
258	Distribution of Assets in specie	87
259	Liquidator may sell for shares in another company	88
260	Sale under Sections 494 and 507 of the Companies Act, 1956	88

Government of India
Special Adhesive
Stamp of Rs. 45/-
Sd/-
Asstt. /Supdt. of Stamps, Bombay

THE INDIAN COMPANIES ACT, 1913

MEMORANDUM OF ASSOCIATION

OF

WIPRO LIMITED

1.	The Name of the Company is WIPRO LIMITED.		Name of the Company

2.	The Registered Office of the Company will be situated in the State of Karnataka.		Registered Office

3.	The Objects for which the Company is established are the following :		Objects of the Company

	(a)	To purchase or otherwise acquire and take over any lands (whether freehold, leasehold, or otherwise) with or without buildings and plant, machinery, factory or factories or any other property for the purposes of the business of the Company.

	(b)	To carry on the business of extracting oil either by crushing or by chemical or any other processes from copra, cottonseed, linseed, castor-seed, ground-nuts or any other nut or seed or other oil bearing substance whatsoever.

	(c)	To manufacture and deal in hydrogenated oil, vegetable oils, vegetable ghee substitutes, vegetable products and butter-substitutes, glycerine, lubricating oils, greases, boiled oils, varnishes and all other kinds of oils, and oil preparations and products including bye-products of whatsoever description and kind and to carry on the business of manufacturers and dealers in all kinds of oils, oil seeds and oil products and the cultivation of oil-seeds and the business of buyers, sellers and dealers of oil seeds and oil-products including by-products.

	(c)	(i) To carry on business as manufacturers, sellers, buyers, exporters, importers, and dealers of fluid power products of all types and kinds whether pneumatic or hydraulic and which are worked, propelled, and energised by fluids or gases and in particular the following pneumatic and hydraulic cylinders, air compressors, valves, hydraulic pumps, tools, regulators, filters, rotary tables, drill feeds, hydromotors, hydraulic and pneumatic equipments and all accessories and components required in connection therewith.

	(c)	(ii) To carry on business as mechanical engineers, tool makers, brass and metal founders, mill-makers, mill-wrighters, machinists, metallurgists; to carry on business of machine operations like turning, boring, reaming, tapping, drilling, milling, shaping, cutting, grinding, honing, lapping, super finishing, buffing and to carry on and undertake processes like electro-plating, electro-forming, electro-etching, hardening, phosphating, nitriding, blackening, tempering, die-casting, shell-moulding, thermo-forming and all foundry operations and to buy, sell, manufacture, repair, convert, alter, let on hire and deal in machines, machine tools and hardware of all kinds.

(c)	(iii)	To carry on the trade or business of manufacturing and distributing, chemists, and druggists, oil and colourmen, either wholesale or retail, together with all or any trades or business usually carried on in connection therewith and to prepare, manufacture, import, produce, buy, sell and deal in all kinds of raw materials, chemicals, compounds, synthetic products, salts, acids, mineral, vegetable, organic and inorganic alkalies, chemical and surgical materials and appliances and patent or proprietory medicines, pigments, varnishes, lacquers, manufacturing plants, chemicals, scientific, electrical, surgical and optical instruments and apparatus and other like articles and things and colour grinders, makers and dealers in proprietory articles of all kinds and of electrical, chemical, photographical, surgical and scientific apparatus and materials and to buy, sell, manufacture, refine, manipulate, import, export and deal in all substances and things capable of being used in by such business as aforesaid and required by any customers of or persons having dealings with the Company either by wholesale or retail.

(c)	(iv)	To carry on business as exporters, sellers, dealers and buyers in all types and kinds of goods, articles and things.

(c)	(v)	To carry on business in India and elsewhere as manufacturer, assembler, designer, builder, seller, buyer, exporter, importer, factors, agents, hirers and dealers of digital and analogue data processing devices and systems, electronic computers, mini and micro computers, micro-processors based devices and systems, electronic data processing equipment, central processing units, memories, peripherals of all kinds, data communication equipment control systems, remote control systems, software of all kinds, including machine oriented and problem oriented, software, data entry devices, data collecting systems, accounting and invoicing machines, intelligent terminals, controllers, media, solid state devices, integrated circuits, transistors, liquid crystals, liquid display systems, diodes, resistors, capacitors, transformers and all related and auxiliary items and accessories including all components of electronic hardware and appliance of any type and description.

(c)	(vi)	To carry on research and development activities on all aspects related to the products business and objects of the Company.

(d)	To construct, equip and maintain mills, factories, warehouses, godowns, jetties and wharves any other conveniences or erection suitable for any of the purpose of the Company.

(e)	To erect, purchase or take on lease, or otherwise acquire any mills, factories, works, machinery, and any other real and personal property appertaining to the goodwill of, and any interest in the business of refining and hydrogenating vegetable and other oils and vegetable products.

(f)	To carry on all or any of the business of soap and candle makers, tallow merchants, chemists, druggists, dry salters, oil-merchants, manufacturers of dyes, paints, chemicals and explosives and manufacturers of and dealers in pharmaceutical, chemical, medicinal and other preparations or compounds, perfumery and proprietary articles and photographic materials and derivatives and other similar articles of every description.

(g)	To buy or otherwise acquire any oil or manure, mills or factories situate either in India, Ceylon or elsewhere and all property business and rights in connection therewith.

(h)	To exchange, sell, convey, assign or let on lease or leases or otherwise deal with the whole or any part of the Company’s immoveable property, and to accept as consideration for, or in lieu thereof, other land or cash or Government securities, or securities guaranteed by Government or partly the one and partly the other or such other property or securities as may be determined by the Company, and to take back or reacquire any property so disposed of by re-purchasing or leasing the same for such price or prices or consideration and on such terms and conditions as may be agreed on.

(i)	To sell or dispose of for cash, or on credit, or to contract for the sale and future delivery of, or to send for sale to any part of India or elsewhere, all the articles and things and also all other products or produce whatsoever of the company.

(j)	To extend the business of the Company from time to time by purchasing or taking on lease or otherwise acquiring any lands (whether freehold, leasehold or otherwise) with or without buildings and machinery standing thereon situate in Bombay or any where in India, by erecting mills or other buildings on such lands; by purchasing or taking on lease or otherwise acquiring the business, goodwill and property of any private pressing or ginning factory or other factory situate anywhere in India; and by amalgamation with, or purchasing or otherwise acquiring the business goodwill, property and assets of any one or more Joint Stock Company or Companies carrying on any similar business anywhere in India.

(k)	To extend the business of the Company by adding to, altering or enlarging from time to time all or any of the buildings, premises, plant and machinery for the time being the property of the Company; also by erecting new or additional buildings, on all or any of the lands and premises for the time being the property of the Company and also by expendng from time to time such sums of money as may be in the opinion of the Directors necessary or expedient for the purposes of improving, adding to, altering, repairing, and maintaining the buildings, plant, machinery and property of the Company.

(l)	To undertake the payment of all rents and the performance of all covenants, conditions and agreements contained in and reserved by any lease that may be granted or assigned to or be otherwise acquired by the Company.

(m)	To purchase the reversion or reversions, or otherwise acquire the freehold of fee simple, of all or any part of the lands for the time being held under lease, or for an estate less than a freehold estate by the Company.

(n)	To carry on any other trade or business whatsoever as can in the opinion of the Company be advantageously or conveniently carried on by the Company by way of extension of or in connection with any of the Company’s business or as calculated directly or indirectly to develop any branch of the Company’s business or to increase the value of or turn to account any of the Company’s assets property or rights and to acquire forests, forest products, timber and to establish saw mills and dal factories.

(o)	To carry on the business of tin makers, tin manufacturers, tin converters, colliery proprietors, coke manufacturers, miners, smelters, engineers, tin plate makers and iron founders in all their respective branches.

(p)	To acquire and take over the whole or any part of the business, property and liabilities of any person or persons, firm or corporation carrying on any business which this Company is authorised to carry on or possessed of any property or rights suitable for the purposes of the Company.

(q)	To generate, accumulate and supply electricity or other energy for running the Company’s mills, factories, plant and machinery and for other purposes of the business of the Company and to dispose of any surplus electricity or energy for any other purposes and on any terms and conditions and in any manner as the Company thinks expedient or convenient and for such purposes to acquire or construct, lay down, establish, fix and carry out all plant, powerhouse, cables, wires, lines, accumulators, transformers, lamps and works and to carry on the business of electricians and engineers and to do, execute and transact all such other works, acts, matters and things as the Company may think expedient or convenient in connection therewith,

(r)	To acquire, establish and provide or otherwise arrange for transport of any kinds for the purposes of the business of the Company and to construct any lines or works in connection therewith and work the same by steam, gas, oil, electricity or other fuel or power.

(s)	To manufacture or otherwise acquire and deal in containers and packing materials of any kinds including those made of glass, earthenware, metal, cardboard etc.

(t)	To sink wells and shafts, and to make, build and construct, lay down, acquire and maintain, reservoirs, water works, cisterns, tanks, culverts, filter-beds, main and other pipes, plant, machinery and appliances and to execute and do all other works and things expedient or convenient for obtaining, storing and delivering water for the purposes of the business of the Company and to dispose of any surplus water for any other purposes and on any terms and conditions and in any manner as the Company thinks expedient or convenient.

(u)	To apply for, purchase or otherwise acquire any patents, brevets convention, licences, concessions and the like conferring an exclusive or non-exclusive or limited right to use, any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or acquisition of which may seem to be expedient or convenient or calculated directly or indirectly to benefit this Company and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights and information so acquired.

(v)	To purchase or otherwise acquire from time to time and to manufacture and deal in all such raw materials, stores, stock-in-trade, goods including finished goods, chatties and effects as may be necessary, expedient or convenient for any business for the time being carried on by the Company.

(w)	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company, or which the Company shall consider to be preliminary including therein the cost of advertising, commissions for underwriting, brokerage, printing and stationery and expenses attendant upon the formation of agencies and local boards.

(x)	To enter into any partnership or any arrangement for sharing profits, union of interests, joint ventures, reciprocal concession or otherwise with any person or persons or corporation carrying on or engaged in or about to carry on or engage in, any business or enterprise which this Company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit or to be expedient for the purposes of this Company and to take or otherwise acquire and hold shares or stock in or securities of and to subsidise or otherwise assist any such Company and to sell, hold reissue with or without guarantee or otherwise deal with such shares, stock or securities.

(y)	To purchase or otherwise acquire all or any part of the business, property and liabilities of any person, company, society, or partnership formed for all or any of the purposes within the objects of this Company and to conduct and carry on or liquidate and wind up any such business.

(z)	To enter into any arrangement with any Government or authorities, supreme, municipal, local or otherwise that may seem conducive to the Company’s objects or any of them and to obtain from any such Government or authority any rights, privileges and concessions which the Company may think fit desirable or expedient to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(a1)	To provide for the welfare of person in the employment of the Company, or formerly engaged in any business acquired by the Company and the wives, widows, families or dependants of such persons by grants of money, pensions or other payments, and by establishing and supporting or aiding in the establishment and support of associations, institutions, funds, trusts, conveniences and by providing or subscribing towards places of instruction and recreation and hospitals, dispensaries, medical and other attendances and other assistance, as the Company shall think fit and to form, subscribe to or otherwise aid benevolent, religious, scientific, national, social, public, or other institutions or objects, or any exhibitions which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operations or otherwise.

(a1)	(i) To undertake, carry out, promote and sponsor rural development including any programme for promoting the social and economic welfare or uplift of the public in any rural area if the Directors consider it likely to promote and assist rural development and to give contributions to any recognised authority or institution and/or to incur any expenditure on any programme of rural development and to assist execution and promotion thereof either directly or through an independent agency or in other manner. Without prejudice to the generality of the foregoing, the words ‘rural area’ shall include such areas as may be regarded as rural areas under Section 35 CC of the Income-tax Act, 1961 or any other law relating to rural development for the time being* in force or as may be regarded by the Directors as rural areas and the Directors may at their discretion in order to implement any of the above mentioned objects or purposes transfer without consideration or at such fair or concessional value as the Directors may think fit and divest the ownership of any property of the Company to or in favour of any public or local body or authority or central or state government or any public institutions or trust established under any law for the time being in force or registered or approved by the central or state Government or any authority specified in that behalf.

(a1)	(ii) To undertake, carry out, promote and sponsor or assist any activity for the promotion and growth of the national economy and for discharging what the Directors may consider to be the social and moral responsibilities of the Company to the public or any section of the public as also any activity which the Directors consider likely to promote national welfare or the social, economic moral uplift of the public or any section of the public and by such means as the Directors may think fit and the Directors may without prejudice to the generality of the foregoing undertake, carry out, promote and sponsor any activity for publication of any books, literature, newspaper, etc. for organising lectures or seminars, likely to advance these objects or for giving merit awards, scholarships, loans or any other assistance to deserving students or other scholars or persons to enable them to prosecute their studies or academic pursuits or researches or for establishing, conducting or assisting any institution, fund, trust, etc. having any one of the aforesaid objects as one of its objects by giving donations or otherwise in any other manner and the Directors may at their discretion in order to implement any of the above mentioned objects or purposes transfer without consideration or at such fair or concessional values as the Director may think fit and divest the ownership of any property of the Company to or in favour of any public institutions or trusts established under any law for the time being in force or registered or approved by the central or state Government or any authority specified in that behalf.

(a2)	From time to time to subscribe or contribute to any charitable, benevolent or useful object of a public character the support of which will, in the opinion of the Company, tend to increase its repute or popularity among its employees, its customers or the public.

(a3)

To promote any company or companies for the purpose of acquiring all or any of the properties, rights and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(a4)

Generally to purchase, take on lease or in exchange, hire or otherwise acquire any real and personal property and any rights or privileges which the Company may think necessary, expedient or convenient for the purpose of its business and in particular any lands, buildings, easements, machinery, plant and stock-in-trade.

(a5)	To construct, maintain, alter, improve and enlarge any buildings or works necessary or convenient for the purposes of the Company.

(a6)

To construct, carry out, maintain, improve, manage, work, control, and superintend any roads, ways, tramways, railways, branches, or sidings,

bridges, reservoirs, canals, docks, wharves, water-courses, hydraulic works, gas works, electric works, factories, mills, warehouses and other works and conveniences which may seem directly or indirectly conducive to any of the Company’s objects and contribute to subsidize or otherwise assist or take part in such maintenance, management working, control and superintendence.

(a7)	To invest and deal with the moneys of the Company not immediately required in shares, stock, bonds, debentures obligations or other securities of any Company or association or in Government securities or in deposit with Banks or in any other instruments or commodities or in any other manner as may from time to time be determined.

(a8)	To lend money to such persons and on such terms as may seem expedient and in particular to customers and others having dealings with Company and to give any guarantee or indemnity as may seem expedient.

(a9)	To borrow or raise or secure the payment of money by mortgage or by the issue of debentures or debenture stock perpetual or otherwise, or in such other manner as the Company shall think fit and for the purposes aforesaid to charge all or any of the Company’s property or assets present and future including its uncalled and collaterally or further to secure any securities of the Company by a Trust Deed or other assurance and to redeem, purchase or pay off any such security.

(a10)	Upon any issue of shares, debentures or other securities of the Company to employ broker- commission agents and underwriters and to provide its remuneration of such reasons for their services by payment in cash, or by the issue of shares debentures or other securities of the Company, or by the granting of options, to take the same, or in any other manner allowed by law.

(a11)	To draw, make, accept endorse, discount, execute, and issue promissory notes, bills of exchange, hundies, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(a12)	To undertake and execute any trusts the undertaking whereof may seem desirable or expedient, and either gratuitously or otherwise.

(a13)	To sell or dispose of the undertaking of the Company or any part thereof in such manner and for such consideration as the Company may think fit and in particular for shares (fully or partly paid-up) debentures, debenture stock or securities of any other Company whether promoted by the Company for the purpose or not and to improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company.

(a14)	To adopt such means of making known the production of the Company as may seem expedient or convenient and in particular by advertising in the press by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals and by granting prizes, rewards and donations.

(a15)	To establish and maintain local registers, agencies and branch places of business and procure the Company to be registered or recognized and carry on business in any part of the world.

	(a16)	To sell, improve, manage, develop, exchange, enfranchise, lease, mortgage, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company.

	(a17)	To place, to reserve or to distribute as dividend or bonus among the members or otherwise to apply as the Company may from time to time think fit, any moneys of the company including moneys received by way of premium on shares or debentures issued at a premium by the Company and any moneys received in respect of dividends accrued on forfeited shares and also moneys arising from the sale by the Company of forfeited shares or from unclaimed dividends.

	(a18)	To distribute any of the Company’s property among the members in specie or kind.

	(a19)	To do all or any of the above things in any part of the world and either as principals, agents, trustees or otherwise and either alone or in conjunction with others and by or through agents, sub-contractors, trustees or otherwise.

	(a20)	To do all such other things as are incidental or the Company may think expedient or conducive to the attainment of the above objects or any of them.

	(a21)	To carry on the business of leasing and hire purchase and to acquire, to provide on lease or to provide on hire purchase basis, all types of industrial and office plant, equipment, machinery, vehicles, buildings and real estate, required for manufacturing, processing, transportation, and trading businesses and other commercial and service businesses.

(a22, a23 and a24 Amended vide resolution passed by members at the Annual General Meeting held on July 21, 2005)	(a22)	To undertake and carry on the business of providing all kinds of information technology based and enabled services in India and internationally, electronic remote processing services, eServices, including all types of Internet-based/ Web enabled services, transaction processing, fulfillment services, business support services including but not limited to providing financial and related services of all kinds and description including billing services, processing services, database services, data entry business-marketing services, business information and management services, training and consultancy services to businesses, organizations, concerns, firms, corporations, trusts, local bodies, states, governments and other entities; to establish and operate service processing centers for providing services for back office and processing requirements, marketing, sales, credit collection services for companies engaged in the business of remote processing and IT enabled services from a place of business in India or elsewhere, contacting & communicating to and on behalf of overseas customers by voice, data image, letters using dedicated international private lines; and to handle business process management, remote help desk management; remote management; remote customer interaction, customer relationship management and customer servicing through call centers, email based activities and letter/fax based communication, knowledge storage and management, data management, warehousing, search, integration and analysis for financial and non financial data.

	(a23)	To act as information technology consultants and to operate a high technology data processing center for providing information processing, analysis, development, accounting and business information and data to customers in India and internationally; to carry on the business of gathering, collating, compiling, processing, analyzing, distributing, selling, publishing data and information and including conduct of studies and research, and marketing of information and services and providing access to information regarding financial operations and management, financial services, investment services business and commercial operations, financial status, creditworthiness and rating, consumer responses and management of businesses of all kinds and descriptions by whatever name called.

	(a24)	To carry on the business as Internet service provider and undertake any and all kinds of Internet/web based activities and transactions; to design, develop, sell, provide, maintain, market, buy, import, export, sell and license computer software, hardware, computer systems and programs products, services and to give out computer machine time and to carry on the business of collecting, collating, storing, devising other systems including software programs and systems.

(Amended vide Special Resolution by way of Postal Ballot held on June 25, 2008)	(a25)	To design, develop, fabricate, manufacture, operate, install, maintain, and assemble, export from and import, sell or otherwise deal in all kinds of end to end solutions including equipments, for water treatment including but not limited to ultra pure water, waste water treatment, water reuse and desalination and related activities.
(a26)

To design, develop, fabricate, manufacture, assemble, operate, maintain, export from and import, sell or otherwise deal in and to act as consultant, designer, supplier, manufacturer, importer or exporter of every goods and services including equipments in connection with all types of renewal energy systems, food and agricultural processing systems such as but not limited to Biofuel, wind energy, solar energy, geo-thermal energy systems, filing, sealing, coding, marking/labeling and packaging machinery and equipment, agricultural tools/implements, machinery and equipment, agricultural product processing including food processing project and equipment not limited to such purposes as power generation, water heating, sorting, grading, washing, cutting, slicing, mixing, waxing, distillation, fermentation, filteration, drying, concentration, heat exchangers, mixing, pasteurization systems, etc made of all types of steel and other special metals / non metals for all types of applications and user industries and to deliver these plant, equipment, machinery and services anywhere in the world.

AND it is hereby declared that the word Company in this clause shall be deemed to include any partnership or other body of persons whether incorporated or not and whether domiciled in India or elsewhere and the intention is that the objects specified in each sub-clause or paragraph of this Clause shall except where otherwise expressed such sub-clause or paragraph, be in no ways limited or restricted by reference to or inference from the terms of any other sub-clause or paragraph or the name of the Company but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said sub-clause or paragraphs defines the objects of a separate distinct and independent company.

Members Liability limited	4.	The liability of the members is limited

Capital (Amended vide Resolution Passed by Members by way of Postal Ballot held On June 04, 2010)	5.	The Authorised Share Capital of the Company is Rs. 5,550,000,000 (Rupees Five thousand Five hundred and fifty million) divided into 2650,000,000 (Two Thousand Six Hundred and Fifty Million) equity shares of Rs. 2/- (Rupees Two each) and 25,000,000 (Twenty five million) preference shares of Rs. 10/- (Rupees Ten) each, with power to increase and reduce or consolidate or sub divide the capital of the Company and to divide the shares in the Capital for the time being into several classes and to attach thereto respectively such preferential, deferred, qualified or special rights, privileges or conditions as may be determined by or accordance with the Articles of Association of the Company for the time being and to verify, modify or abrogate any such rights, privileges or conditions in such manner as may for the time being be permitted by the Act or provided by the Articles of Association of the Company for the time being.

9-1

We, the several persons, whose names and addresses are subscribed thereto, are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

Names	Address and description of subscribers	Number of Shares taken by each subscriber	Witness

Sd. R M. Chinoy	Radio House, Apollo Bunder, Fort, Bombay, Director, Indian Radio & Cable Communication Co., Ltd.	50	Sd N. P. Vansia

Sd. Pranlal Devkaran Nanjee	17, Elphinstone Circle, Fort, Bombay, Banker.	100	Sd. N. P. Vansia

Sd. Behram N. Karanjia	17-19, Bomanji Master Road, Kalba-devi Road, Bombay-2 General Merchant.	50	Sd. N. P. Vansia

Sd. Ratansey Karsondas Vissanji	9, Wallace Street Fort, Bombay, Director, Wallace Flour Mills, Ltd.	50	Sd. N. P. Vansia

Sd. Dewjee Tokarsee Mooljee	17, Bazargate Street, Fort, Bombay General Merchant.	50	Sd. N. P. Vansia

Sd. Ratilal Mulji Gandhi	C/o Messrs R Ratilal & Co. Teju Kaya Building, Chinch Bunder Road, Bombay-9 General Merchant	100	Sd. N. P. Vansia

Sd. Mohamed Husein Hasham Premji	Botawala Building, 8, Elphinstone Circle, Fort, Bombay, General Merchant	100	Sd. N. P. Vansia

Sd. Gangaram Vallabhji	Botawala Building, 8, Elphinstone Circle, Fort Bombay, Merchant	50	Sd. N. P. Vansia

Dated the 21st day of December 1945.

9A

ARTICLES OF ASSOCIATION

OF

WIPRO LIMITED

I. CONSTITUTION OF THE COMPANY

1.	Wipro Limited is established with Limited Liability in accordance with and subject to the provisions of the Indian Companies Act, 1913, but none of the Regulations contained in the Table marked A in Schedule I to the Companies Act, 1956, shall be applicable to the Company except so far as the said Act or any modification there otherwise expressly provides.	Table A not to apply

	The Regulations for management of the Company and for the observance of the members thereof and their representatives shall subject as provided in Article I and to any exercise of the statutory powers of the Company in reference to the repeal or alteration of, or addition to, its regulations in the manner prescribed by Section 31 of the Companies Act, 1956, be such as are continued in these Articles.	Company to be governed by these Articles

II. INTERPRETATION

2.	In the interpretation of these Articles, the following words and expressions shall have the following meanings, unless repugnant to the subject or context.	Interpretation Clause

	‘Alter’ and ‘Alteration’ shall include the making of additions and omissions.	“Alter”

	‘Auditors’ means those Auditors appointed under the Articles and shall include other officers appointed by the Company for the time being.	“Auditors”

	‘A Company’ shall include a company as defined in Section 3 of the Act.	“A Company”

	‘Board’ means a meeting of the Directors duly called and constituted or as the case may be, the Directors assembled at a Board Meeting or acting by circular under the Article or the Directors of the Company collectively.	“Board”

	‘Body Corporate’ or ‘Corporation’ includes a company incorporated outside India but does not include (1) a Corporation-sole, (2) a Co-operative Society registered under any law relating to Co-operative Societies, (3) any other body corporate which the Central Government may by notification in the Official Gazette specify in that behalf.	“Body Corporate or Corporation”

	The Company’ or This Company’ means Wipro Limited established as aforesaid.	“The Company” or “This Company”

	The Companies Act, 1956’, The said Act’, or The act’ and reference to any section or provision thereof respectively means and includes the Companies Act, 1956 (Act I of 1956) and any statutory modification thereof for the time being in force, and reference to the section or provision of the said Act or such statutory modification.	“The Companies Act 1956” “The said Act” or “The Act”

“Debenture”	‘Debenture’ includes Debenture stock, bonds and other securities of a Company whether constituting a charge on the assets of the company or not.

“Directors”	‘Directors’ includes any person occupying the position of Director by whatever name called.

“Dividend”	‘Dividend’ shall include bonus.

“Document”	‘Document’ includes summons, notice, requisition, order, other legal process and registers, whether issued, sent or kept in pursuance of this or any other Act or otherwise.

“Executor” or “Administrator”	“Executor” or “Administrator” means a person who has obtained probate or Letters of Administration, as the case may be, from some competent Court having effect in the State of Maharashtra and shall include the holder of a Succession Certificate authorising the holder thereof to negotiate or transfer the share or shares of the deceased members, and shall also include the holder of a Certificate granted by the Administrator-General of Maharashtra.

“In writing”	“In writing” or “Written” means written or printed or partly written and partly or lithographed or typewritten or reproduced by any other substitute for writing.

“Month”	“Month” means calendar month.

“Office”	‘Office” means the Registered Office for the time being of the Company.

“Ordinary & Special Resolution”	“Ordinary Resolution” and “Special Resolution” shall have the meanings assigned to these terms by Section 189 of the Act.

“Paid-up”	“Paid-up” includes credited as paid up.

“Public Holiday”	“Public Holiday” means a public holiday within the meaning of the Negotiable Instruments Act, 1881 (XXVI of 1881) provided that no day declared by the Central Government to be a public holiday shall be deemed to be such a holiday in relation to any meeting unless the declaration was notified before the issue of the notice convening such meeting.

“Register of Members” or “Register”	“Register of Members” or “Register” means the Register of Members to be kept pursuant to Section 150 of the said Act.

“Secretary”	“Secretary” includes a deputy or assistant or temporary Secretary and any person or persons appointed by the Directors to perform any of the duties of a Secretary.

“Shareholders ‘or Members”	“Shareholders” or “Members” means the duly registered holder from time to time of the shares of the Company, but does not include a bearer of share-warrant of the Company.”

“The Seal”	“The Seal” means the common seal of the Company for the time being.

“These presents”	“The presents” means and includes the Memorandum and these Articles of Association, and the regulations the Company from time to time in force.

“Variation”	“Variation” shall include abrogation and “Vary” shall include abrogate.

	Words importing the singular number include, where the context admits or requires, the plural number and vice versa.	Singular Number

	Words importing the masculine gender also include the feminine gender.	Gender

	Words importing persons shall, where the context requires, include bodies corporate and companies as well as individuals.	Persons

	Subject as aforesaid, any words and expressions defined in the said Act as modified up to the date on which these Articles become binding on the Company shall, except where the subject or context otherwise requires, bear the same meanings in these Articles.	Words and expressions defined in the Companies Act, 1956

	The Marginal notes and the headings given in these Articles shall not affect the construction hereof.	Marginal Notes and other Headings

3.	The Company shall, on being so required by a member, send to him within seven days of the requirement and subject to the payment of a fee of one rupee a copy each of the following documents as in force for the time being.	Copies of the Memorandum and Articles to be Furnished

(a)	The Memorandum

(b)	the Articles, If any.

(c)	every other agreement and every resolution referred to in Section 192, if and in so far as they have not been embodied in the Memorandum or Articles.

III. CAPITAL

4.

The Authorised Share Capital of the Company is Rs. 5,550,000,000 (Rupees Five thousand Five hundred and fifty million) divided into 2650,000,000 (Two Thousand Six Hundred and Fifty Million) equity shares of Rs. 2/- (Rupees Two each) and 25,000,000 (Twenty five million) preference shares of Rs. 10/- (Rupees Ten) each subject to being increased as hereinafter provided and in accordance with the Regulations of the Company and the legislative provisions for the time being in force. Subject to the provisions of the said Act, the shares in the capital of the company for the time being whether original or increased or reduced may be divided into classes, with any preferential qualified or other rights, privileges, conditions or restrictions attached thereto, whether in regard to dividend, voting, return of capital or otherwise.

If and whenever the capital of the Company is divided into shares of different classes, the tights of any such class may be varied, modified, affected, extended, abrogated or surrendered as provided by the said Act or by Articles of Association or by the terms of issue, but not further or otherwise.

Capital and shares (Amended vide Resolution Passed by Members by way of Postal Ballet held On June 04, 2010))
5.	The provisions of Section 85 to 90 of the Act in so far as the same may be applicable to issue of share capital shall be observed by the Company.	Provisions of Section 85 to 90 of the Act to apply

Restrictions on Allotment	6	(a)	The Directors shall have regard to the restrictions on the allotment of shares imposed by Section 60, 70 and 73 of the said Act so far as those restrictions are binding on the Company.

Commencement of business		(b)	The Directors shall as regard to the restrictions on the commencement of business and the exercise of borrowing powers imposed by Section 149 of the said Act, so far as those restrictions are binding on the Company, and subject as aforesaid, the business of the Company may be commenced as soon after the incorporation of the Company as the Directors may think fit and notwithstanding that part only of the shares may have been subscribed for or allotted.

Commission for placing shares	7	(1)	(i)	The Company may at any time pay a commission to any person in consideration of his subscribing, or agreeing to subscribe (whether absolutely or conditionally) for any shares in or debentures of the Company or procuring or agreeing to procure subscription (whether absolute or conditional) for any shares in or debentures of the Company and the provisions of Section 76 of the said Act shall be observed and complied with. Such commission shall not exceed 5 per cent of the price at which the shares are issued or 21/2 per cent of the price at which such debentures are issued, or an amount equivalent to such percentage. Such commission may be paid in cash or by the allotment of shares.

			(ii)	The amount or rate percent of the commission paid or agreed to be paid is;

in the case of Shares or Debentures offered to the public for subscription disclosed in the Prospectus, and in the case of Shares or Debentures not offered to the public for subscription disclosed in the statement in lieu of Prospectus and filed before the payment of the commission with the Registrar and when a circular or notice, not being a prospectus inviting subscription for the shares or debentures is issued also disclosed in that circular or notice, and;

			(iii)	The number of shares or debentures which persons have agreed to for commission to subscribe absolutely or conditionally is disclosed in the manner aforesaid.

		(2)	Save as aforesaid and save as provided in Section 79, of the Act, the Company shall not allot any of its shares or debentures or apply any of its capital moneys, either directly or indirectly, in payment of any commission, discount or allowance, to any person in consideration of:

			(a)	his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any Shares in or Debentures of the Company, or

			(b)	his procuring or agreeing to procure subscription whether absolutely or conditionally for any Shares in or Debentures of the Company.

Whether the Shares, Debentures or money be so allotted or applied by being added to the purchase money of any property acquired by the Company or to the contract price of any work, to be executed for the Company or the money be paid out of the nominal purchase money of contract price, or otherwise.

		(3)	Nothing in this clause shall effect the power of the Company to pay such brokerage as it may consider reasonable.

		(4)	A Vendor to, promoter of, other person who receives payment in shares, debentures or money from the Company shall have and shall be deemed always to have had power to apply any part of the shares, debentures or money so received in payment of any commission the payment of which, if made directly by the Company, would have been legal under this Articles.

		(5)	The commission may be paid or satisfied (subject to the provisions of the Act and these Articles) in cash or in share, debentures or debenture stock of the Company.

	8.	Except as provided by the Act, the Company shall not, except by reduction of capital under the provision of Sections 100 to 104 or Section 402 of the said Act, buy its own shares nor give, whether directly or indirectly, and whether by means of a loan, guarantee, provision of security or otherwise any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company.		Company not to give financial assistance for purchase of its own shares

Provided that nothing in this Article shall be taken to prohibit:

	8.1(a)		the provision, in accordance with any scheme for the time being in force, of money for the purpose of, or subscription for, fully paid shares in the Company or its holding Company being a purchase or subscription by trustees of or for shares to be held by or for the benefit of employees of the Company including any Director holding a salaried office or employment in the Company; or

	8.1(b)		the making by the Company of loans within the limit laid down in sub-section (3) Section 77 of the Act to persons (other than Directors, Managing Agents, or Managers) bonafide in the employment of the Company, with a view to enabling those persons to purchase or subscribe for fully paid shares in the Company or its holding company to be held by themselves by way of beneficial ownership.

No loan made to any person in pursuance of clause (b) of the foregoing proviso shall exceed the amount of his salary or wages at that time for a period of six months.

Nothing in this clause shall affect the right of a company to redeem any shares issued under Section 80.

8.2

	8.2		Notwithstanding what is stated in Articles 8.1 above, in the event it is permitted by the Law and subject to such conditions, approvals or consents as may be laid down for the purpose, the Company shall have the power to buy-back its own shares, whether or not there is any consequent reduction of Capital. If and to the extent permitted by Law, the Company shall also have the power to re-issue the shares so bought back.	Buy back of Shares

	9.	Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any work or building or the provision of any plant which cannot be made profitable for a length period, the Company may pay interest on so much of that share capital as is for time being paid up, for the period, at the rate, and subject to the conditions and restrictions provided by Section 208 of the Act and may charge the same to capital as part of the cost of construction of the work or building or the provision of the plant. The Articles relating to dividends shall, where the context permits, apply to interest paid under this Article.		Payment Interest out Of capital

Issue of shares at a Premium	10.	(a) The Company shall have power to issue shares at a premium and shall duly comply with the provision of Sections 78 of the said Act and Article 80 hereof.

		(b) The Company shall have power in accordance with the provisions of Section 79 of the Act under the authority of a resolution of the Company sanctioned by the Court to issue shares at a discount.

Issue of redeemable preference shares	11.	The Company may, subject to the provisions of Section 80 of the said Act, issue preference shares which are, or at the option of the Company are to be liable, to be redeemed and may redeem such shares in any manner provided in the said section and may issue shares up to the nominal amount of the shares redeemed or to be redeemed as provided in sub-section 4 of the said section. Where the Company has issued redeemable preference shares the provisions of the said section shall be complied with. The manner in which such shares shall be redeemed, shall be as provided by Article 88 unless the terms of issue otherwise provide.

IV. SHARES AND SHAREHOLDERS

Register of Members	12.	The Company shall cause to be kept a Register of Members in accordance with Section 150 and index of members in accordance with Section 151 of the said Act, Register and Index of Debenture-holders in accordance with Section 152 of the Act. The Company shall have power to keep branch registers of members or debentures holders in any State or country outside India in accordance with Section 157 of the Act.

		The Company shall also comply with the provisions of Sections 159 and 161 of the Act as to filing Annual Returns.

		The Company shall duly comply with the provisions of Section 163 of the Act in regard to keeping of the Registers, Indexes, copies of Annual Returns and giving inspection thereof and furnishing copies thereof.

Shares to be numbered progressively	13.	The shares in the capital shall be numbered progressively according to their several classes.

Shares at the disposal of the Directors	14.	Subject to the provisions of the said Act and these Articles, the shares in the capital of the Company for the time being (including any shares forming part of any increased capital of the Company) shall be under the Control of the Directors who may issue, allot or otherwise dispose of the same or any one of them to such persons on such proportion and on such terms and conditions and either at a premium or at par or (subject to compliance with the provisions of Section 79 of the Act) at a discount and at such times as they may from time to time think fit and proper and with the sanction of the Company in General Meeting to give to any person the option to call for or be allotted shares of any class of the Company either at par or at premium or subject aforesaid at a discount during such time and for such consideration and such option being exercisable at such times as the Directors think fit and may allot and issue shares in the capital of the Company in lieu of services rendered to the Company or in the conduct of its business; and any shares which may be so allotted may be issued as fully paid up shares and if so issued shall be deemed to be fully paid up shares.

15.	(a)	The shares or other interest of any member in the Company shall be movable property transferable in the manner provided by the Articles of the Company.	Every share transferable etc.

	(c)	Each share in the Company having a share capital shall be distinguished by its appropriate number.

	(c)	Certificates of Shares :

A certificate under the Common Seal of the Company specifying any shares held by any member shall be prima facie evidence of the title of the member to such shares.

16.	(1)

Where the Company issues shares at a premium, whether for cash or otherwise, a sum equal to the aggregate amount of the value of the premiums on those Shares shall be transferred to an amount to be called “the share premium account”, and the provisions of the Act relating to the reduction of the Share Capital of a company shall except as provided in this clause, apply as if the share premium account were paid-up share capital of the Company.

Application of premiums received on issue of shares

	(2)	The share premium account may, notwithstanding anything in sub-clause (1) be applied by the Company:

(a) paying up unissued shares of the Company to be issued to members of the Company as fully paid bonus shares;

(b) in writing off the expenses of, or the commission paid or discount allowed on any issue of shares or debentures of the Company; or

(c) in providing for the premium payable on the redemption of any redeemable preference shares or of any debentures of the Company.

17.	The Company shall comply with the provisions of Section 81 of the Act with regard to increasing the subscribed capital of the Company.		Further issue of capital

18.	If and whenever as the result of issue of new shares or any consolidation or subdivision of shares, any shares become held by members in fractions the Directors shall subject to the provisions of the Act and the Articles and to the directions of the Company in general meeting, if any, sell those shares which members hold in fractions for the best price reasonably obtainable and shall pay and distribute to and amongst the members entitled to such shares in due proportion, the net proceeds of the sale thereof. For the purpose of giving effect to any such sale the Directors may authorise any person to transfer the shares sold to the purchaser thereof comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be effected by any irregularity or invalidity in the proceedings in reference to the sale.		Sale of fractional shares

19.	An application signed by or on behalf of an application for shares in the Company followed by an allotment of shares therein, shall be an acceptance of shares within the meaning of these Articles; and every person who thus or otherwise accepts any shares or agrees to become a member of the Company and whose name is entered in its Register of Members shall, for the purpose of the Articles, be a member of the Company. The Directors shall comply with the provisions of Sections 69, 70, 71 and 73 of the Act so far as applicable.		Acceptance of shares

Deposit and call etc. to be a debt payable immediately	20.	The money (if any) which the Directors shall, on the allotment of any shares being made by them, require or direct to be paid by way of deposits, calls or otherwise in respect of any shares allotted by them, shall, immediately on the inscription of the name of the Register of Members as the holder of such shares, become a debt due to and recoverable by the Company from the allottee thereof, and shall be paid by him accordingly.

Calls on shares of the same class to be made on uniform basis	21.

Where any calls for further share capital are made on shares, such calls shall be made on a uniform basis on all shares, falling under the same class.

Explanation : For the purpose of this provision shares of the same nominal value on which different amounts have been paid up shall not be deemed to fall under the same class.

Return of allotment	22.	The Directors shall cause to be made the returns as to all allotments from time to time made in accordance with the provisions of Section 75 of the said Act.

Payment of Calls	23.	Subject to the provisions of Section 91 and 92 of the said Act the Company may make arrangements on the issue of shares for a difference between the holder of such shares in the amount of calls to be paid and the time of payment of such calls.

Installments on shares to be duly paid	24.	If, by the conditions of allotment of any shares the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when, due, be paid to the Company by the person who for the time being and from time to time shall be the of the shares or his legal representative.

Liability of Members	25.	Every member, or his executors or administrators or other representative, shall pay to the Company the portion of the capital represented by his share or shares, which may, for the time being, remain unpaid thereon, in such amounts, at such time or times, and in such manner, as the Directors shall, from time to time, in accordance with the Company’s regulations, require or fix for the payment thereof.

Liability of Joint holders	26.	If any share stands in the names of two or more persons all the joint-holders of the share shall be severally as well as jointly liable for the payment of all deposits, instalments, and calls due in respect of such shares, and for all incidents thereof according to the Company’s regulations; but the persons first named in the Register shall, as regards service of notice, and all other matters connected with the Company, except the transfer of the share and any other matter by the said Act or herein otherwise provided, be deemed the sole holder thereof.

Registered holder only the owner of the shares	27.	Save as herein or by laws otherwise expressly provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a Court of competent jurisdiction, or as by statute required, be bound to recognize any benami trusts whatsoever or equitable, contingent, future, partial or other claim to or interest in such share on the part of any other person whether or not it shall have express or implied notice thereof, and provisions of Section 153 of the Act shall apply save as aforesaid, no notice of any trust expressed, implied, or constructive, shall be entered on the register; the Directors shall, however be at liberty, at their sole discretion, to register any share in the joint names of any two or more persons, and the survivor or survivors of them.

V. CERTIFICATES

28.	Subject to any statutory or other requirement having the force of law governing the issue and signatures to and sealing of certificate to shares and applicable to this Company for the time being in force the certificate of title to shares and the duplicate thereof when necessary shall be issued under the seal of the Company which shall be affixed in the presence of and signed by (1) two Directors or persons acting on behalf of the Directors under a duly registered power of attorney and (2) the Secretary or some other person appointed by the Board for the purpose; a Director may sign a share certificate by affixing signature thereon by means of any machine, equipment or other mechanical means such as engraving in metal or lithography but not by means of a rubber stamp, provided that the Director shall be responsible for the safe custody of such machine, equipment or other materials used for the purpose.	Certificate of shares

29.1(a)	Every member shall be entitled without payment to the certificate for all the Shares of each class or denomination registered in his name, or if the Directors, so approve (upon paying such fees as the Directors may from time to time determine) to several certificates, each for one or of such Shares and the Company shall complete such certificate within three months after the allotment or such period as may be determined at the time of the issue of such capital whichever is longer or within two months after registration of the transfer thereof as provided by Section 113 of the Act. Every certificate of shares shall have its distinctive number and be issued under the Seal of the Company and shall specify the number and denoting number of the shares in respect of which it is issued and the amount paid thereon and shall be in such form as the Directors shall prescribe or approve provided that in respect of share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and the delivery of a certificate for a share or shares to one of several joint-holders shall be deemed to be sufficient delivery to all.	Members’ right to Certificates

29.1(b)	A certificate of shares registered in the names of two or more persons, unless otherwise directed by them in writing, may be delivered to any one of them on behalf of them all.	May be delivered to any one of Joint-holders

29.2(a)	Notwithstanding anything contained herein, the Company shall be entitled to dematerialise its shares, debentures and other securities pursuant to the Depositories Act, 1996 and to offer its shares, debentures and other securities for subscription in a dematerialised form. The Company shall however, be entitled to maintain a register of members with details of members holding shares both in material and dematerialised form in any media as permitted by law including any form of electronic media.	Shares in Depository form

29.2(b)	Notwithstanding anything contained herein, the Company shall be entitled to treat the person whose names appear in the register of members as a holder of any share or whose names appear as beneficial owners of shares in the records of the Depository, as the absolute owner thereof and accordingly shall not (except as ordered by a Court of competent jurisdiction or as required by law) be bound to recognise any benami trust or equity or equitable contingent or other claim to or interest in such share on the part of any other person whether or not it shall have express or implied notice thereof.

	29.2(c)	Notwithstanding anything contained herein, in the case of transfer of shares or other marketable securities where the Company has not issued any Certificates and where such shares or other marketable securities are being held in an electronic and fungible form, the provisions of the Depositories Act, 1996 shall apply. Further, the provisions relating to progressive numbering shall not apply to the shares of the Company which have been dematerialised.

Issue of new certificate in place of one defaced, lost or destroyed	30.	If any certificate be worn out, defaced, destroyed or lost or if there be no further space on the back thereof for endorsement of transfer, then upon production thereof to the Directors, they, may order the same to be cancelled, and may issue a new certificate in lieu thereof and if any certificate be lost or destroyed then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, a new certificate in lieu thereof shall be given to the party entitled to such lost or destroyed certificate. A sum not exceeding Rs. 1/- shall be paid to the Company for every certificate issued under this clause, as the Board may fix from time to time, provided that no fee shall be charged for issue of new certificate in replacement of those which are old, worn, decrepit out or where the cages on the reverse for recording transfers have been fully utilised.

18(a)

Director may waive fees	31.	The Directors may waive payment of any fee generally or in any particular case.

Endorsement on certificate	32.	Every Endorsement upon the certificate of any share in favour of any transferee thereof shall be signed by such person for the time being authorised by the Directors in that behalf.

Director to comply with rules	33.	The Board shall comply with requirements prescribed by any rules made pursuant to the said Act; relating to the issue and execution of share certificates.

VI. CALLS ON SHARES

Directors may make calls Calls may be made by instalments	34.	Subject to the provisions of Section 91 of the said Act, the Directors may, form time to time, by means of resolution passed at meetings of the Board make such calls as they may think fit upon the members in respect of moneys unpaid on the share held by them respectively and not by the conditions of allotment thereof made payable at fixed times, and each member shall pay the amount of every call so made on him to the persons and at the times and place appointed by the Directors. A call may be made payable by instalments.

Call to date from resolution	35.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed and may be made payable by members on a subsequent date to be specified by Directors.

Notice of call	36.	Fifteen day’s notice at least of every call made payable otherwise than on allotment shall be given by the Company in the manner hereinafter provided for the giving of notices specifying the time and place of payment, and the person to whom such call shall be paid. Provided that before the time for payment of such call the Directors may by notice given in the manner hereinafter provided revoke the same. The Directors may, from time to time at their discretion, extend the time fixed for the payment of any call, and may extend such time as to all or any of the members who, the Directors may deem fairly entitled to such extension; but no member shall be entitled to any such extension, except as a matter of grace and favour.

Provisions applicable to instalments	37.	If by the terms of issue of any share or otherwise any amount is payable at any fixed time or by instalments at fixed times, whether on account of the share or by way of premium, every such amount or instalments shall be payable as if it were a call duly made by the Directors and of which due notice had been given, and all the provisions herein contained in respect of calls shall relate to such amount or instalments accordingly.

When interest on call or instalment payable	38.	If the sum payable in respect of any call or such other amount or instalments be not paid on or before the day appointed for payment thereof or any extension thereof as aforesaid, the holder for the time being of the share, in respect of which the call shall have been made, or such amount or instalment shall be due, shall pay interest for the same, from the day appointed for the payment thereof to the time of actual payment at such rate not exceeding nine per cent per annum, as shall from time to time be fixed by the Directors. Nothing in this Article shall however, be deemed to make it compulsory on the Directors to demand or recover any such interest, and the payment of such interest, wholly or in part, may be waived by the Directors if they think fit so to do.

39.	Any money due from the Company to a member may, without the consent and notwithstanding the objection of such member, be applied by the Company in or towards the payment of any money due from him to the Company for calls or otherwise.	Money due to members from the Company may be applied in payment of call or instalment

40.	Neither a judgement nor a decree in favour of the Company for calls of other moneys due in respect of any shares nor any part-payment or satisfaction thereunder nor the receipt by the Company of a portion of any money which shall from time to time be due from any member to the Company in respect of his shares, either by way of principal or interest, nor any indulgence granted by the Company in respect of payment of any such money, shall preclude the forfeiture of such shares as hereinafter provided.	Part payment on account to call etc. not to preclude forfeiture

41.	On the trial or hearing of any action or suit brought by the Company against any member or his legal representatives to recover any moneys claimed to be due to the Company for any call or other sum in respect of his shares, it shall be sufficient to prove that the name of the member in respect of whose shares the money is sought to be recovered, appears entered on the Register of Members as the holder, or one of the holders, at or subsequent to the date at which the money sought to be recovered is alleged to have become due, on the shares in respect of which such money is sought to be recovered, and that the amount claimed is not entered as paid in the books of the Company or the Register of Members and that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the member or his legal representatives sued in pursuance of these presents; and it shall not be necessary to prove the appointment of the Directors who made such call, not that a quorum of Directors was present at the Board at which such call was made, nor that the meeting at which such call was made duly convened or constituted, nor any other matter whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debts, and the same shall be recovered by the Company against the member or his representatives from whom the same is sought to be recovered unless it shall be proved, on behalf of such member or his representatives against the Company that the name of such member was improperly inserted in the register, or that the money sought to be recovered has actually been paid.	Proof on trial on of suit on money on shares

42.	(a) The Directors may, if they think fit, subject to the provisions of Section 92 of the Act receive from any member willing to advance the same, either in money or money’s worth the whole or any part of the amount remaining unpaid on the shares held by him beyond the sum actually called up and upon the moneys so paid or satisfied in advance, or so much thereof, as from time to time and at any time thereafter exceeds the amount of the calls then made upon and due respect of the shares on account of which such advances have been made, the Company may pay or allow interest at such rate as the member paying such advance and the Directors agree upon; provided always that if at any time after the payment of any such money the rate of interest so agreed to be paid to any such member appears to the Directors to be excessive, it shall be lawful for the Directors from time to time to repay to such member so much of money as shall then exceed the amount of the calls made upon such shares, unless there be an express agreement to the contrary; and after such repayment such member shall be liable to pay, and such advance had been made, provided also that if at any time after the payment of any money so paid in advance, the Company shall go into liquidation, either voluntary or otherwise, before the full amount of the money so advanced shall have become due by the member to the Company for instalments or calls, or any other manner, the member making such advance shall be entitled (as between himself and the other members) to receive back from the Company the full balance of such moneys rightly due to him by the Company in priority to any payment to members on account of capital.	Payment of unpaid share capital in advance Interest may be paid thereon Repayment of such advances Priority of payment in case of winding up

	(b) The member making such advance shall not, however, be entitled to any voting rights in respect of the moneys so advanced by him until the same would, but for such payment, become presently payable.	No right to vote

VII. FORFEITURE OF AND LIEN ON SHARES

If call or instalment not paid notice to be given to member	43.	If any member fails to pay any money due from him in respect of any call made or amount or instalment as provided in Article 37 on or before the day appointed for payment of the same, or any such extension thereof as aforesaid or any interest due on such call or amount or instalment or any expenses that may have been incurred thereon, the Directors or any person authorised by them for the purpose may, at any time thereafter, during such time as such money remains unpaid, or a judgement or a decree in respect thereof remains unsatisfied in whole or in part, serve a notice in the manner hereinafter provided for the serving of notices on such member or any of his legal representatives or any of the persons entitled to the share by transmission, requiring payment of the money payable in respect of such share, together with such interest and all expenses (legal or otherwise) incurred by the Company by reason of such non-payment.

Term of notice	44.	The notice shall name a day (not earlier than the expiration of fourteen days from the date of the notice) and a place or places on or before and at which the money due as aforesaid is to be paid. The notice may also state that in the event of the non-payment of such money at or before the time and the place appointed, the shares in respect of which the same is owing will be liable to be forfeited.

In default of payment shares may be forfeited	45.	If the requirements of any such notice as aforesaid are not complied with, every or any share in respect of which the notice is given may, at any time thereafter before payment of all calls or amounts or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited shares and not actually paid before the forfeiture.

Notice of forfeiture Entry of forfeiture in register of members	46.	When any share shall have been so forfeited, notice of the forfeiture shall be given to the member in whose name it stood immediately prior to the forfeiture or to any of his legal representatives, or to any of the persons entitled to the share by transmission and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register of Members. The provisions of this Article are, however, directory only and no forfeiture shall in any manner be invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

47.	Any share so forfeited shall be deemed to be the property of the Company and the Directors may sell, re-allot or otherwise dispose of the same, either to the original holder thereof or to any other persons, and either by public auction or by private sale and upon such terms and in such manner as they shall think fit.	Forfeited shares to become property of the Company and may be sold etc.

48.	In the meantime, and until any share so forfeited shall be sold, re-allotted or otherwise dealt with as aforesaid, the forfeiture thereof may at the discretion and by a resolution of the Directors, be remitted or annulled as a matter of grace and favour but not as of right, upon such terms and conditions as they think fit.	Forfeiture may be remitted or annulled

49.	Any member whose shares have been forfeited shall, notwithstanding the forfeiture, remain liable to pay and shall forthwith pay to the Company all calls, amounts, instalments, interest expenses owing upon or in respect of such shares at the time of the forfeiture, together with interest thereon, from the time of the forfeiture until payment, at the rates, not exceeding 9 percent per annum as the Directors may determine, in the same manner in all respects as if the shares had not been forfeited, without any. deduction or allowance for the value of the shares at the time to the forfeiture and the Directors may enforce the payment thereof if they think fit (but without being under any obligation so to do) without entitling such member or his representative to any remission of such forfeiture or to any compensation for the same, unless the Directors shall think fit to make such compensation, which they shall have full power to do, in such manner and on such terms on behalf of the Company as they shall think fit.	Members still liable to pay money due notwithstanding the forfeiture

50.	The forfeiture of a share shall involve the extinction of all interest in and of all claims and demands against the Company of the member in respect of the share and ail other right of the member incident to the share except only such of those rights as by these Article are expressly saved.	Effect of forfeiture

51.	The Directors may, subject to the provision of the Act, accept a surrender of any share from or by any member desirous of surrendering them on such terms as they think fit.	Surrender of shares

52.	A certificate in writing, under signature of one Director and countersigned by any other person who may be authorised for the purpose by the Directors, that the call, amount or instalment in respect of a share was made or was due or the interest in respect of a call, amount or instalment was or the expenses were payable, as the case may be, the notice thereof as aforesaid was given and default in payment was made and that the forfeiture of the share was made by a resolution of the Directors to the effect, shall be conclusive evidence of the facts stated therein as against all persons entitled to or interested in such share.	Certificate of forfeiture

53.	The Company may receive the consideration, if any, given for the share on any sale, re-allotment or other disposition thereof and the person to whom such share is sold, re-allotted or disposed of may be registered as the holder of the share and shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.	Title of Purchaser and allottee For forfeited Shares

Company’s lien on shares	54.	The Company shall have a first and paramount lien upon all the shares not being fully paid-up shares, registered in the name of each member (whether solely or jointly with another or others) and upon the proceeds of sale thereof, for all moneys from time to time due or payable by him to the Company for calls made and all amounts or instalments as provided by Article 37 payable in respect of such shares and no equitable interest in any shares shall be created except upon the footing and condition that Article 27 hereof is to have full effect. Any such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company’s lien, if any, on such shares. The Directors may at any time declare any shares to be exempt, wholly or partially from the provisions of this Article.

Lien enforced by sale	55.	For the purpose of enforcing such lien, the Directors may sell, the shares subject thereto in such manner as they think fit and transfer the same to the name of the purchaser, without any consent and notwithstanding any opposition on the part of the indebted member or any other person or persons interested therein and a complete title to the shares which shall be sold and transferred shall be acquired by the purchaser, by virtue of such sale and transfer, against such indebted member and all persons claiming with or under him whether he may be indebted to the Company in point of fact or not. But no such sale shall be made until notice in writing stating the amount due or specifying the liability of engagement and demanding payment or fulfilment or discharge thereof and of the intention to sell in default shall have been served upon such member or his heirs, executors, administrators, representatives or persons and default shall have been made by him or them in payment, fulfilment or discharge of such debts, liabilities or engagements for seven days after such notice.

Application of sale proceeds member	56.	The net proceeds of any such sale after payment of the costs of such sale, shall be applied in or towards the satisfaction of such debts liabilities or engagements and the residue (if any) paid to such or any of his executors, administrators, representatives or assigns or any of the persons (if any) entitled by transmission to the shares sold.

Execution of instrument of transfer	57.	Upon any sale after forfeiture or upon any sale for enforcing a lien, in purported exercise of the powers hereinbefore given, the Directors may appoint some person or persons to execute an instrument of transfer of the shares sold.

Validity of sale of such shares	58.	Upon any such sale after forfeiture or for enforcing a lien in purported exercise of powers the Directors shall cause the purchaser’s name to be entered in the Register in respect of the shares sold and shall issue to the purchaser a certificate such as is specified in Article 52 hereof in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money and after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

VIII. TRANSFER AND TRANSMISSION OF SHARES

59.	The Company shall keep a book called the ‘Register of Transfers’ and therein shall be fairly and distinctly entered the particulars of every transfer or transmission of any share in the Company.	Register of Transfers

60.	No transfer shall be registered unless a proper instrument of transfer has been delivered to the Company. Every instrument of transfer shall be duly stamped and shall be executed by or on behalf of the transferor and the transferee and in the case of a share held by two or more holders or to be transferred to the joint names of two or more transferees by all such joint- holders or by all such joint transferees, as the case may be, several executors or administrators of a deceased member proposing to transfer the shares registered in the name of such deceased member shall all sign the instrument of transfer in respect of the share as if they were the joint-holders of the share. The instrument of transfer shall specify the name, address and occupation, if any, of the transferee.	Instrument of transfer to be executed by transferor and transferee

61.	Subject to the provisions of Section 108, the instrument of transfer of any share shall be in writing in the Form No. 7-B as prescribed under the Companies (Central Government) General Rules and Forms, 1956 as amended and notified in Central Government’s Notification No. G.S.R. 631, dated April 23, 1966, or any statutory modifications thereof or near the said form as circumstances will permit and duly stamped by the prescribed authority under Section 108 of the Act within the time prescribed under that Section.	Shares to be Transferred By an Instrument in Writing

62.	In the case of the death of any one or more of the persons named in the Register as the joint-holders of any share, the survivor or survivors shall be the only persons recognised by the Company as having any title to or interest in such share, but nothing herein contained shall be taken to release the estate of the deceased joint-holder from any liability on the shares held by him jointly with any other person.	Death of one or more joint holders

63.	The executors or administrators of a deceased member not being one of several joint-holders shall be the only persons recognised by the Company as having any title to the shares registered in the name of such deceased member, and the Company shall not be bound to recognise such executors or administrators, unless they shall have first obtained probate or letters of administration or other legal representation, as the case may be, as provided in Article 2, provided nevertheless, the Directors, in any case where they in their absolute discretion think fit, may dispense with the production of Probate or Letters of Administration or such other legal representation, upon such terms as to indemnity or otherwise as they may deem fit and under the next Article, register the name of any person who claims to be absolutely entitled to the shares standing in the name of the deceased member as a member in respect of such shares.	Title of share Of deceased member

64.	Subject to the provisions of the last preceding Article, any person to whom the right to any share has been transmitted in consequence of the death or insolvency of any member or otherwise by operation of law may, with the consent of the Directors (which they shall not be under any obligation to give) and upon his producing such evidence that he sustains the character in respect of which he proposes to act under the Article and of his title as the Directors think sufficient either be registered himself as a member in respect of such shares or elect to have some person nominated by him and approved by the Directors registered as such member, provided nevertheless, if such person shall elect to have his nominee registered, he shall testify his election by executing to his nominee an instrument of transfer of the share in accordance with the provisions herein contained and until he does so and subject to Article 31, he shall not be freed from any liability in respect of the shares. This clause is hereinafter referred to as the ‘transmission clause’. A transfer of the share or other interest in the Company of a deceased member thereof made by his legal representative shall, although the legal representative is not himself a member be as valid as if he had been a member at the time of the execution of the instrument of transfer.	Registration Of person Entitled to Shares Otherwise Than by Transfer (transmission clause)

Evidence of transmission to be verified	65.	Every transmission of a share shall be verified in such a manner as the Directors may require and the Company may refuse to register any such transmission until the same be so verified or unless an indemnity be given to the Company with regard to such registration which the Directors at their discretion shall consider sufficient; provided nevertheless, that there shall not be any obligation on the Company or the Directors to accept any indemnity, the Directors shall have the same right to refuse to register a person entitled by transmission to any shares or his nominee as if he were the transferee named in an ordinary transfer presented for registration.

Rights of such person	66.	A person entitled to share by transmission may, until the Directors otherwise determine as provided in Article 142, receive and give discharge for any dividends, bonuses or other moneys payable in respect of the share, but he shall not be entitled to vote at any meetings of the Company save as provided in Article 125 or save as aforesaid and as provided in Article 251 to any of the rights and privileges of a member, unless and until he shall have become a member in respect of the shares.

Procedure on application for transfer	67.	An application for the registration of a transfer of shares or other interest of a member in the Company may be made either by the transferor or the transferee. Where such application is made by the transferor and relates to partly paid shares, the transfer shall not be registered unless the Company gives notice of the application to the transferee and the transferee makes no objection to the transfer within two weeks from the delivery of the notice. The notice to the transferee shall be deemed to have been duly given if dispatched by pre-paid registered post to the transferee at the address given in the instrument of transfer and shall be deemed to have been delivered at the time at which it would have been delivered in the ordinary course of post.

Transfer to be left at office with certificate and with evidence of title	68.	(1) It shall not be lawful for the Company to register a transfer of any shares unless the proper instrument of transfer duly stamped and executed by or on behalf of the Transferor and by or on behalf of the Transferee and specifying the name and address and occupation of the Transferee has been delivered to the Company along with the scrip and if no such scrip is in existence, along with the letter of allotment of the shares. The Directors may also call for such other evidence as may reasonably be required to show the right of the transferor to make the transfer. Provided that where it is proved to the satisfaction of the Directors of the Company that an instrument of transfer signed by the Transferor and Transferee has been lost, the Company may, if the Directors think fit on an application in writing made by the transferee and bearing the stamp required by an instrument of transfer register the Transfer on such terms as to indemnity as the Directors may think fit.

	(2)	If the Company refuses to register the transfer of any shares, the Company shall within two months from the date on which the instrument of transfer is lodged with the Company send to the Transferee and the Transferor notice of the refusal as provided in Article 69.

	(3)	Nothing in clause (1) shall prejudice any power of the Company to register as shareholder any person to whom the right to any share has been transmitted by operation of law.

	(4)	Nothing in this Article shall prejudice any power of the Company to refuse to register the transfer of any share.

69.	The Directors may, at their own absolute and uncontrolled discretion and without assigning or being under any obligation to give any reason, decline to register or acknowledge any transfer or transmission of shares and in particular, may so decline in any case in which the Company has a lien upon the shares or any of them or in the case of shares not fully paid-up whilst any moneys called or payable at a fixed time in respect of the shares desired to be transferred or any of them remain unpaid or unless the transferee is approved by the Directors. Provided that registration of any transfer shall not be refused on the ground of the transferor being either along or jointly with any other person or persons indebted to the Company on any account whatsoever. Nothing in Sections 108, 109 and 110 of the Act shall prejudice this power to refuse to register the transfer of or the transmission by operation of law of the right to, any shares or interest of a member in or debentures of the Company. The registration of a transfer shall be conclusive evidence of the approval by the Directors of the transferee, but so far only as regards the share or shares in respect of which the transfer is so registered and not further or otherwise and not so as to debar the Directors to refuse registration of any further shares applied for. If the Directors refuse to register the transfer or transmission of any shares notice of the refusal shall within two months from the date on which the instrument of transfer on intimation of transmission was delivered to the Company be sent to the Transferee and the Transferor or to the person giving intimation of the transmission, as the case may be. Such notice to the transferee shall be deemed to have been duly given if despatched by pre-paid registered post to the transferee at the address given in the instrument of transfer.		Directors may decline to register transfers

70.	The Transferor shall be deemed to remain the holder of the shares until the name of the transferee shall be entered in the Register of Members.		Transferor to remain holder of shares till transfer registered

71.	Every instrument of transfer which shall be registered shall remain in the custody of the Company. If the transfer relates to the only share or all the shares comprised in the certificate, such certificate or a new certificate in lieu thereof shall, after the registration of the transfer, be delivered to the transferee and if the transfer relates only to a part of the shares comprised in the certificate, the same shall, on registration of the transfer be retained by the Directors and cancelled and new certificates will be issued to the transferor and the transferee in respect of the shares respectively, held by them.		Registered transfer to remain with Company

Fee on transfer	72.	A fee not exceeding twenty five paise may be charged for each share transferred and shall if required by the Directors, be paid before the registration thereof.

Transfer books and Register may be closed for not more than 45 days in the year	73.	The Directors shall have power on giving seven days’ notice by advertisement as required by Section 154 of the Act to close the Transfer Book and Register of Members of such period or periods of time in every year as to them may seem expedient, but not exceeding 45 days in any year and not exceeding 30 days at any one time.

The Company not liable for disregard of any notice prohibiting registration of a transfer	74.	The Company shall incur no liability or responsibility whatever in consequence of its registering or giving effect to any transfer of shares made or purporting to be made, by an apparent legal owner thereof (as shown or appearing in the Register of Members), to the prejudice of any person or persons having or claiming any equitable right, title or interest to or in the same shares, notwithstanding that the Company may have had notice of such equitable right title or interest or prohibiting registration of such transfer and may have entered such notice or referred thereto in any book of the Company; and the Company shall not be bound or required to regard or attend or give effect to any notice which may be given to it of any equitable right, title or interest or be under any liability whatsoever for refusing or neglecting so to do, though it may have been entered or referred to in some books of the Company; but the Company shall nevertheless be at liberty to regard and attend to any such notice and give effect thereto, if the Directors shall so think fit.

Transfer of debentures	75.	The provision of these Articles shall mutatis mutandis apply to the transfer or transmission by operation of law of debentures of the Company.

IX. INCREASE AND REORGANISATION OF CAPITAL

Company may alter its Capital in certain ways	76.	The Company may by Ordinary Resolution so alter the conditions of its Memorandum of Association as :-

		(a)	to increase it share capital by such amount as it thinks expedient by issuing new shares;

		(b)	to consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

		(c)	to convert all or any of its fully paid-up shares into stock and reconvert that stock into fully paid-up shares of any denominations;

		(d)	to sub-divide its shares or any of them into shares of smaller amount than is fixed by its Memorandum of Association, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived. The Company may subject to the provisions of Sections 85, 87 and 88 of the Act be between the holders of the resulting shares, one or more of such shares may subject to the provisions of Sections 85, 87 and 88 of the Act be given any preference or advantage as regards dividend, capital, voting or otherwise over the other or any other of such shares;

		(e)	to cancel any shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

77.	The Company may, from time to time, in General Meeting, with the sanction of an Ordinary Resolution, whether all the shares for the time being authorised shall have been issued or not and whether all the shares for the time being issued shall have been fully called up or not, increase its capital to any amount by the creation of new shares, such aggregate increase to be divided into shares of such respective amount as the Company by the resolution authorising such increase directs or authorises. The new shares shall be issued upon such terms and conditions (and if preference shares upon such conditions as to redemption) and with such rights and privileges annexed thereto, as the General Meeting resolving upon the creation thereof shall direct or authorise and in particular such shares may be issued with a preferential or qualified rights to dividends and in the distribution of assets of the said- Company and subject to the provisions of Sections 87 and 88 of said Act with a special or without any right of voting; and the General Meeting resolving upon the creation of the shares may direct that any shares for the time being unissued and new shares about to be issued or any of them, shall be offered in first instance and either at par or at a discount to all the then members or any class thereof, in proportion to the amount of capital held by them or make any other provisions as to the issue and allotment of such original shares and the. new shares; and failing such directions by the General Meeting resolving upon the creation of the shares or so far as such directions shall not extend the new shares shall be at the disposal of the Directors as if they formed part of the shares in the original capital. Whenever any shares are issued at a discount the provisions of Section 79 of the said Act shall be complied with.	Increase of Capital by The Company and how carried into effect, on what conditions new shares maybe issued, when to be offered to existing members

78.	The Directors may from time to time without any sanction of the Company, whenever all the shares in the issued capital shall not have been subscribed and whether all the shares for the time being subscribed shall have been fully called up or not, issue further shares of such value as they may think fit out of the unsubscribed balance of the issued capital. Such further shares shall be issued upon such terms and conditions (and if preference shares upon such conditions as to redemption) and with such rights and privileges annexed thereto as the Board shall direct and in particular, such shares may be issued with a preferential or qualified right to dividend and in the distribution of assets of the Company and subject to the provisions of Sections 87 and 88 of the said Act with a special or without any right of voting and the Board may dispose of such shares or any of them either at par or at a premium or subject to the provisions of Section 79 of the said Act at a discount, to any members or any class thereof or in such other manner as the Board may think most beneficial to the Company.	Increase of Capital by The Directors and how carried into effect

Further Issue of capital	79.	(1)	Where it is proposed to increase the subscribed capital of the Company by the issue of new shares :

(a)			(a) such new shares shall be offered to the persons who, at the date of the offer are holders of the equity shares of the Company, in proportion, as nearly as circumstances admit to the capital paid-up on these shares at that date;

			(b) the offer aforesaid shall be made by notice specifying the number of shares offered and limiting a time not being less than fifteen days from the date of the offer within which the offer, if not accepted, will be deemed to have been declined;

			(c) after the expiry of the time specified in the notice aforesaid or on receipt of earlier intimation from the persons to whom such notice is given that he declines to accept the shares offered, the Board of Directors may dispose of them in such manner as they think most beneficial to the Company.

		(2)	Whenever any shares are to be offered to the members the Directors may dispose of any such shares which, by reason of the proportion borne by them to the number of persons entitled to such offer or by reason of any other difficulty in apportioning the same cannot in the opinion of the Directors be conveniently offered to the members.

Share Premium Account to be maintained	80.	Where the Company issues shares at a premium, whether for cash or otherwise, a sum equal to the aggregate amount or value of the premium on those shares shall be transferred to an account, to be called the Share Premium Account. The Share Premium Account shall be applied only for the purposes authorised by Section 78 of the said Act.

How far new share In original capital	81.	Except so far as otherwise provided by the conditions of issue or by these presents, any capital raised by creation of new shares shall be considered as part of the capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer, transmission, forfeiture, lien, surrender; voting and otherwise in all respects as if it had been the original capital.

Notice of increase of capital	82.	The Directors shall, whenever the share capital is increased beyond the authorised capital, file with the Registrar of Companies notice of the increase of the capital as provided by Section 97 of the said Act within fifteen days after the passing of the resolution authorising the increase.

Transfer of Stock	83.	(a)	When any shares shall have been converted into stock, the several holders of such stock may thenceforth transfer their respective interests therein or any part of such interest, in the same manner and subject to the same regulations as and subject to which shares in the Company’s capital may be transferred or as near thereto as circumstances will admit. But the Directors may from time to time, if they think fit, fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but with full power, nevertheless, at the discretion to waive such rules in any particular case.

		(b)	Notice of such conversion of shares into stock or reconversion of stock into shares shall be filed with the Registrar of Companies as provided in the said Act.

84.	The stock shall confer on the holders thereof respectively the same privileges and advantages, as regards participation in profits and voting at meetings of the Company and for other purposes, as would have been conferred by shares of equal amount in the capital of the Company of the same class as the shares from which such stock was converted but no such privileges or advantages, except the participation in profits of the Company or in the assets of the Company on a winding up, shall be conferred by any such aliquot part of, consolidated stock as would not, if existing in shares, have conferred such privileges or advantages. No such conversion shall affect or prejudice any preference or other special holders of the share and authenticated by such evidence (if any) as the provisions herein contained shall, so far as circumstances will admit, apply to stock as well as to shares and the words “share” and “shareholder” in these presents shall include “stock” and “stock-holder”.	Rights of stock-holders

85.	The Company may with the previous approval of the Central Government issue share warrants and accordingly the Directors may in their discretion, with respect to any fully paid-up share on application in writing signed by the person or all persons registered as holder or holders of the share and authenticated by such evidence (if any) as the Directors may from time to time require as to the identity of the person or persons signing the applications and on receiving the certificate (if any) of the share and amount of the stamp duty on the warrant and such fee as the Directors may from time to time prescribe, issue under the Company’s seal or warrant, duly stamped stating that the bearer of the warrant is entitled to the shares therein specified and may provide by coupons or otherwise for the payment of dividends or other moneys, on the shares included in the warrant. On the issue of a share warrant the provisions of Sections 114 and 115 shall apply. The bearer of a share warrant shall not be considered to be a member of the Company and accordingly save as herein otherwise expressly provided, no person shall as bearer of a share warrant, sign a requisition for calling of meeting of the Company or attend or vote or exercise any other privileges of a member at a meeting of the Company or be entitled to receive any notice of meetings or otherwise or be qualified in respect of the shares or stock specified in the warrant for being a Director of the Company or have or exercise any other rights of a member of the Company.	Holder of share warrant not to a member share warrant Issued to bearer

86.	The Directors from time to time make rules as to the terms on which (if they shall think fit) a new Share warrant or coupon may be issued in case of defacement, loss or destruction and the fees to be charged for the same.	Directors may make rules for issue of fresh share warrant or coupons

X. REDUCTION OF CAPITAL

87.	The Company may from time to time by Special Resolution and subject to confirmation by the Court, reduce its share capital in any way and in particular and without prejudice to the generality of the foregoing power, may :	Reduction of capital

(a) extinguish or reduce the liability on any of its shares in respect of share capital not paid up;

(b) either with or without extinguishing or reducing liability on any of its shares, cancel any paid-up share capital which is lost or is unrepresented by available assets; or

		(c)	either with or without extinguishing or reducing liability on any of its shares, pay off any paid-up share capital which is in excess of the wants of the Company;

and may, if and so far as is necessary, alter the Memorandum by reducing the amount of its share capital and of its shares accordingly.

Capital may be paid off on the footing that it may be called up again or otherwise and paid-up capital may be cancelled as aforesaid without reducing the nominal amount of the shares by the like amount to the intent that the unpaid and callable capital shall be increased by the like amount. The Directors shall whenever the capital of the Company is reduced duly comply with the provisions of Sections 100 to 103 of the said Act.

Provisions relating to the redemption of preference shares	88.	(1)	Subject to the provisions of Section 80 of the said Act, whenever any preference shares are issued which are or at the option of the Company are to be liable to be redeemed, the following provisions shall take effect :

(a) No such shares shall be redeemed except out of the profits of the Company which would otherwise be available for dividend or out of the proceeds of a fresh issue of shares made for the purposes of the redemption.

(b) No such shares shall be redeemed unless are fully paid.

(c) The premium, if any payable on redemption must be provided for out of the profits of the Company or out of the Company’s Share Premium Account before the shares are redeemed.

(d) Where any such shares are redeemed otherwise than out of the proceeds of a fresh issue there shall, out of profits which would otherwise have been available for dividend be transferred to a Reserve Fund to be called “The Capital Redemption Reserve Fund”, a sum equal to the nominal amount of the share redeemed and the provisions of the Act relating to the reduction of the share capital of the Company shall except as provided under Section 80 of the Act, apply as if the Capital Redemption Reserve Fund were paid-up share capital of the Company.

		(2)	Subject to the provisions of Section 80 of the Act and these Articles the redemption of preference shares hereunder may be effected in accordance with the terms and conditions of their issue and in the absence of any such terms and conditions in such manner as the Directors may think fit.

		(3)	The redemption of preference shares under this provisions by the Company shall not be taken as reducing the amount of its authorised share capital.

		(4)	Where the Company has redeemed or is about to redeem any preference shares, it shall never have power to issue shares upto the nominal amount of the shares redeemed or to be redeemed as if those shares had never been issued; and accordingly the share capital of the Company shall not, for the purpose of calculating the fees payable under Section 601 of the said Act, be deemed to be increased by the issue of shares in pursuance of this Article.

Provided that, where new shares are issued before the redemption of the old shares, the new shares shall not so far as related to stamp duty, be deemed to have been issued in pursuance of this Article unless the old shares are redeemed within one month after the issue of the new shares.

	(5)	The Capital Redemption Reserve Fund may, notwithstanding anything in this Article, be applied by the Company, in paying up unissued shares of the Company to be issued to members of the Company as fully paid bonus shares.

89.	The Company in General Meeting by an Ordinary Resolution alter the conditions of its Memorandum as follows (that is to say) it may		Division and sub-division

	(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

	(b)	sub-divide shares or any of them into shares of smaller amounts than originally fixed by the Memorandum subject nevertheless to the provisions of the Act in that behalf and so, however that in the sub-division, the proportion between the amount paid and the amount, if any unpaid on each reduced share shall be as it was in the case of the share from which the reduced share is derived so that as between the holders of the shares resulting from such sub-division one or more of such shares may subject to the provisions of the Act be given any preference or advantage or otherwise over the others or any other such shares;

	(c)	cancel shares which at the date of such General Meeting have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

90.	(1)	If the Company has :

		(a) consolidated and divided its share capital into shares of larger amount than its existing shares;	Notice of Registrar of Consolidation of Share Capital, conversion of shares into stock etc.
(b) converted any shares into stock;
(c) reconverted any stock into shares;
(d) sub-divided its shares or any of them;
(e) redeemed any redeemable preference shares;
(f) cancelled any shares, otherwise than in connection with a reduction of share capital under Sections 100 to 104.

The Company shall within one month after doing so, give notice thereof to the Registrar specifying as the case may be, the shares consolidated, divided, converted, sub-divided, redeemed or cancelled or the stock reconverted.

	(2)	The Company shall thereupon request the Registrar to record the notice and make any alterations which may be necessary in the Company’s Memorandum or Articles or both.

XI. MODIFICATION OF RIGHTS

Power to modify rights	91.	Whenever the share capital by reason of issue of Preference Shares or otherwise is divided into different classes of shares, all or any of the rights and privileges attached to each class may, subject to the provisions of Section 106 of the Act, be varied, commuted, affected, abrogated or dealt with by agreement between the Company and any person purporting to contract on behalf of that class provided such agreement is ratified in writing by holders of atleast three-fourths of nominal value of the issued shares of the class or is sanctioned by special resolution passed at a separate meeting of the holders of the shares of that class and supported by the votes of the holders of not less than three-fourths of the shares of that class.

Article 91 not to derogate from company’s powers		This Article is not to derogate from any power the Company would have if this Article were omitted and in particular the powers under Sections 391, 394 and 395 of the said Act.

The dissentient members shall have the right to apply to Court in accordance with the provisions of Section 107 of the Act.

XII. JOINT HOLDERS

Joint Holders	92.	Where two or more persons are registered as the holders of any share they shall be deemed (so far as the Company is concerned) to hold the same as joint tenants with benefits of survivorship subject to the following and other provisions contained in these Articles.

No transfer to more than six persons		(a)	The Company shall be entitled to decline to register more than six persons as the joint holders of any shares.

Liabilities of holders		(b)	The joint holders of any share shall be liable severally as well as jointly for and in respect of all calls or instalments and other payments which ought to be made in respect of such shares.

Death of Joint holders		(c)	On the death of any one or more of such joint holders the survivor or survivors shall be the only person or persons recognised by the Company as having any title to the share but the Directors may require such evidence of death as they may deem fit and nothing herein contained shall be taken to release the estate of a deceased joint holder from any liability on shares held by him jointly with any other person.

Receipt of one sufficient		(d)	Any one of such joint holders may give effectual receipts for any dividends or other moneys payable in respect of such share.

Delivery of Certificate and giving of notices to first named holder		(e)	Only the person whose name stands first in the Register of Members as one of the joint holders of any shares shall be entitled to delivery of the certificate relating to such or to receive notices (which expression shall be deemed to include all documents as defined in Article 2) from the Company and any notice given to such person shall be deemed notice to all the joint holders.

Votes of Joint holder		(f)	Any one of two or more joint holders may vote at any meeting either personally or by an agent duly authorised under a power of attorney or by proxy in respect of such shares as if he were solely entitled thereto and if more than one of such joint holders be present at any meeting personally or by proxy or by attorney that one of such persons so present whose name stands first or higher (as the case may be) on the Register in respect of such share shall alone be entitled to vote in respect thereof. Provided always that a person present at any meeting personally shall be entitled to vote in preference to a person, present by an agent, duly authorised under a power of attorney or by proxy although the name of such persons present by an agent or proxy stands first in the Register in respect of such shares. Several executors of a deceased member in whose (deceased member’s) sole name any share stands shall for the purpose of this sub-clause be deemed joint holders.

XIII. GENERAL MEETING

93.	The Statutory Meeting of the Company shall be commenced, held and conducted as required by Section 165 of the said Act at such time not being less than one month or more than six months from the date on which the Company is entitled to commence business and at such place as the Directors may determine. This meeting shall be called Statutory Meeting.		Statutory Meeting

94.	(a)	The Company shall, in addition to any other meetings which are hereinafter referred to as “Extraordinary General Meeting”, hold a General Meeting which shall be styled its Annual General Meeting at the intervals and in accordance with the provisions hereinafter mentioned.	Annual General Meeting

	(b)	The Annual General Meeting of the Company shall be held within six months after the expiry of each financial year; provided however that if the Registrar shall have for any special reason extended the time within which any Annual General Meeting shall be held by a further period not exceeding 3 months, the Annual General Meeting may be held within the additional time fixed by the Registrar. Except in cases where the Registrar has given an extension of time as aforesaid for holding any Annual General Meeting not more than 15 months shall elapse between the date of one Annual General Meeting and that of the next and the Annual General Meeting shall be held in every calendar year.

	(c)	Every Annual General Meeting shall be called for any time during business hours, on a day that is not a public holiday and shall be held either at the Registered Office of the Company or at some other place within the city, town or village in which the Registered Office of the Company be situate ^and the notice calling the meeting shall specify it as the Annual General Meeting.

	(d)	The Directors may call Extraordinary General Meetings of the Company whenever they think fit and such meetings shall be held at such place and time as the Directors think fit.	Directors may call Extraordinary General Meetings

95.	(1)	If the default is made in holding an Annual General Meeting in accordance with Section 166 of the Act, the Central Government may, notwithstanding anything in the Act, (or in the Articles of the Company) on the application of any member of the Company, call or direct the calling of a General Meeting of the Company, and give such ancillary or consequential directions as the Central Government thinks expedient in relation to the calling, holding and conducting of the meeting.	Power of Central Government to call General Meeting

Explanation :- The directions that may be given under the said section may include a direction that one member of the Company so present in person or by proxy shall be deemed to constitute a meeting.

		(2)	A General Meeting held in pursuance of sub-clause (i) shall subject to any directions of the Central Government deemed to be an Annual General Meeting of the Company.

Section 171 to 186 of the Act shall apply to meetings	96.	(1)	The provisions of Sections 171 to 186 of the Act shall notwithstanding anything to the contrary in the Articles of the Company, apply with respect to General Meetings of the Company.

		(2)	Unless the Articles or a contract binding on the persons concerned otherwise provides Sections 171 to 186 of the Act with such adaptions and modifications, if any, as may be prescribed shall apply with respect to meetings of any class of members or of debenture holders or any class of debenture holders of the Company in like manner as they apply with respect to General Meetings of the Company.

Calling of Extraordinary General Meeting on requisition	97.	(1)	The Board of Directors of the Company shall on the requisition of such number of members of the Company as is specified in sub-clause (4) forthwith proceed duly to call an Extraordinary General Meeting of the Company.
(2)

The requisition shall setout the matters for the consideration of which the meeting is to be called shall be signed by the requisitionists and shall be deposited at the Registered Office of the Company.

		(3)	The requisition may consist of several documents in tike form each signed by one or more requisitionists.

		(4)	The number of members entitled to requisition a meeting in regard to any matter shall be such number of them as hold at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at that date carries the right of voting in regard to that matter.

		(5)	Where two or more distinct are specified in the requisition, the provisions of sub-clause (4) shall apply separately in regard to each such matters and the requisition shall accordingly be valid only in respect of these matters in respect to which the conditions specified in that sub-clause is fulfilled.

		(6)	If the Board does not, within twenty one days from the date of the deposit of a valid requisition in regard to any matters, proceed duly to call a meeting for the consideration of those matters on a day not later than forty five days from the date of deposit of the requisition, the meeting may be called :

(a) by the requisitionists themselves;

(b) by such of the requisitionists as present either a majority in value of the paid-up share capital held by all of them or not less than one-tenth of such of the paid-up share capital of the Company as is referred to in sub-clause (4) whichever is less.

Explanation :- For the purposes of this sub-clause, the Board shall in the case of a meeting at which a resolution is to be proposed as a special resolution, be deemed not to have duly convened the meeting if they do not give such notice thereof as is required by sub-section (2) of Section 189.

	(7)	A meeting called under sub-clause (6) by the requisitionists or any of them -

		(a)	shall be called in the same manner as nearly as possible as that in which meetings are to be called by the Board; but

		(b)	shall not be held after the expiration of three months from the date of the deposit of the requisition.

Explanation :- Nothing in Clause (b) shall be deemed to prevent a meeting duly commenced before the expiry of the period of three months aforesaid from adjourning to some day after the expiry of that period.

	(8)	Where two or more persons hold any shares or interest in a Company jointly, a requisition or a notice calling a meeting signed by one or only some of them shall for the purposes of this Section have the same force and effect as if it has been signed by all of them.

	(9)	Any reasonable expenses incurred by the requisitionists by reasons of the failure of the Board duly to call a meeting shall be repaid to the requisitionists by the Company; and any sum so repaid shall be retained by the Company out of any sums due or to become due from the Company by way of fees or other remuneration for their services to such of the Directors as were in default.		Length of Notice for calling meeting

98.	(1)	A General Meeting of the Company may be called by giving not less than twenty one day’s notice in writing but a General Meeting may be called after giving shorter notice if consent is accorded thereto

		(i)	in the case of an Annual General Meeting by all the members entitled to vote thereat; and

		(ii)	in the case of any meeting, by members of the Company holding not less than 95 percent of such part of the paid-up share capital of the Company as gives a right to vote at the meeting.

Provided that where any members of the Company are entitled to vote only on some resolution or resolutions to be moved at meeting and not on others, those members shall be taken into account for the purposes of this clause in respect of the former resolution or resolutions and not in respect of the latter.

	(2)		Notice of every meeting of the Company shall specify the place the day and hour of the meeting and shall contain a statement of the business to be transacted thereat.	Contents of Notice

To whom notice to be given	(3)	Such notice shall be given -
		(i) to every member of the Company, in any manner authorised by Clauses (1) to (5) of Article 249;
		(ii) to every member of the Company in any manner authorised by sub-section (1) to (4) of Section 53 of the Act; Provided that where the notice of a meeting is given by advertising the same in a newspaper circulating in the neighbourhood of the Registered Office of the Company under sub-section (3) of Section 53 of the Act, the Explanatory Statement need not be annexed to the notice as required by Section 173 of the said Act but it shall be mentioned in the advertisement that the statement has been forwarded to the members of the Company;

		(iii) to the persons entitled to a share in consequence of the death or insolvency of a member by sending it through the post in a prepaid letter addressed to them by name or by the title or representatives of the deceased or assignees of the insolvent or by any like description, at the address, if any, in India supplied for the purpose by the person claiming to be so entitled or until such an address has been so supplied by giving the notice in any manner in which it might have been given if the death or insolvency had not occurred; and

		(iv) to the Auditor or Auditors for the time being of the Company in any manner authorised by Section 53 in the case of any member or members of the Company.

Omission to give notice or non-receipt of notice shall not invalidate proceedings	(4)	The accidental omission to give notice to or the non-receipt of notice by, any member or other person to whom it should be given shall not invalidate the proceedings at the meeting.

Proxy	(5)	In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint a proxy or where that is allowed one or more proxies, to attend and vote instead of himself and that a proxy need not be a member.

Explanatory statements	(6)	Where any items of business to be transacted at the meeting are deemed to be special as provided in Article 99 there shall be annexed to the notice of the meeting a statement setting out all materials facts concerning each such item of business, including in particular the nature of the concern of interest, if any therein, of every Director, the Managing Agent if any or the Secretaries and Treasurers if any or the manager if any.

Inspection of documents referred in the explanatory statement	(7)	Where any item of business consists of the according of approval to any document by the meeting the time and place where the document can be inspected shall be specified in the statement aforesaid.

	(8) The Directors shall duly comply with the provisions of Section 190 of the said Act with regard to resolutions in respect of which Special Notice is required by the said Act.	Special Notice

99.	In the case of an Annual General Meeting all business to be transacted at the meeting shall be deemed special with the exception of business relating to (i) the consideration of the Accounts, Balance Sheet and the Reports of the Board of Directors and Auditors, (ii) the declaration of a dividend, (iii) the appointment of Directors in the place of those retiring and (iv) the appointment of and the fixing of the remuneration of the Auditors. In the case of any other meeting all business shall be deemed special.	Business to be transacted at meetings

100.	Upon a requisition of members complying with Section 188 of the said Act, the Directors shall comply with the obligations of the Company under the said Act relating to circulation of members’ resolutions and statements.	Circulation of members resolutions

101.	A certificate in writing, signed by the Secretary or by a Director or some officer appointed by the Directors for the purpose, to the effect that according to the best of its belief the notices convening the meeting have been duly given shall be prima facie evidence thereof.	Certificate conclusive as to Meeting having been duly called

XIV. PROCEEDINGS AT GENERAL MEETINGS

102.	No General Meeting, Annual or Extraordinary, shall be competent to enter upon, discuss or transact any business a statement of which has not been specified in the notice convening the meeting except as provided in the said Act.	Business which may not be transacted at the meeting

103.

No business shall be transacted at any General Meeting, unless the requisite quorum is present at the time when the meeting proceeds to business. Five members personally present and entitled to be present and to vote shall be a quorum for a General Meeting for all purposes save as otherwise expressly provided in the said Act or in these presents. When more than one of the joint-holders of a share is present not more than one of them shall be counted for ascertaining the quorum. Several executors or administrators of a deceased person in whose sole name shares stand shall for the purpose of this clause be deemed joint holders thereof.

For the purpose of quorum, at any General Meeting participation by members in a General Meeting through video conferencing or teleconferencing or through any other electronic or other media shall also be considered as valid as permitted by applicable laws from time to time.

Presence of Quorum (Amended vide resolution passed by members at the Annual General Meeting held on July 23, 2012)

104.	If, within half an hour from the time appointed for holding the meeting, a quorum of members is not present, the meeting if convened by or upon such requisition of members as aforesaid shall be dissolved, but in any other case (subject to the provisions of Articles 179(4)(b)) it shall stand adjourned to the same day in the next week at the same place and time or to such other day and at such other time and place as the Directors may determine.	If quorum not present, when meeting to be dissolved and when to be adjourned

105.	If at such adjourned meeting a quorum of members is not present within half an hour from the time appointed for holding the meeting, the members present, whatever their number, shall be a quorum and may transact the business and decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place, if a quorum had been present thereat.	Adjourned meeting to transact business even If no quorum present

General Meeting (Amended vide resolution passed by members at the Annual General Meeting held on July 23, 2012)	106.

The Chairman of the Directors shall if present and willing, be entitled to take the chair at every General Meeting, whether Annual or Extraordinary, but if there be no such Chairman or in case of his being present or being unwilling or failing to take the chair within fifteen minutes of the time appointed for holding such meeting, the members present shall choose another Director as Chairman and if all the Directors present decline to take the chair or if there be no Director present, then the members present shall choose one of their own members to be Chairman of the meeting. If a poll is demanded it shall be taken forthwith in accordance with the provisions of Article 112. The Chairman elected on a show of hands exercising all the powers of the Chairman for the purpose of such poll. If some other person is elected Chairman as a result of such poll, he shall be the Chairman for the rest of the meeting.

The Chairman be permitted holding the position of both the Chairman of the General Meeting as well as Managing Director/CEO/equivalent position thereof in the Company as per the recommendations of the Board Governance and Nomination Committee and approved by the Board of Directors and as permitted by applicable laws from time to time.

When chair vacant business confined to election of Chairman	107.	No business shall be transacted at any General Meeting, except the election of Chairman, whilst the chair is vacant.

Chairman with consent of members may adjourn meeting	108.	The Chairman may, with the consent of a majority of the members personally present at any meeting, adjourn such meeting from time to time and from place to place in the city, town or village where the Registered Office of the Company be situate but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. A resolution passed at an adjourned meeting of the Company shall be treated as having been passed on the date on which it was in fact passed and shall not be deemed to have been passed on any earlier date.

Notice of adjournment	109.	Whenever any meeting is adjourned for thirty days or more notice of such adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of any adjourned meeting or of the business to be transacted at an adjourned meeting.

Voting to be by show of hands	110.	No resolution submitted to a meeting, shall be discussed nor put to vote until the same has been proposed by a member present and entitled to vote on such resolution and seconded by another member present at and entitled so to vote.

Chairman’s declaration of result of voting by show of hands (Amended vide resolution passed by members at the Annual General Meeting held on July 23, 2012)	111.	(1)

At any General Meeting, a resolution put to vote of the meeting shall, unless a poll is demanded under Article 112, be decided on a show of hands.

Such voting in a general meeting or by postal ballot shall also include electronic voting in a General Meeting or Postal Ballot as permitted by applicable laws from time to time.

Chairman’s declaration of result of voting by show of hands conclusive.	(2)	A declaration by the Chairman in pursuance of clause (1) hereof that on a show of hands a resolution has or has not been carried or has or has not been carried either unanimously or by a particular majority and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number of proportion of the votes cast in favour of or against such resolution.

112(1).	Before or on the declaration of the result of the voting on any resolution on a show of hands a poll may be ordered to be taken by the Chairman of the meeting of his own motion and shall be ordered to be taken by him on a demand made in that behalf by :	Poll

(a) at least five members having the right to vote on the resolution and present in person or by proxy; or

(b) by any member or members present in person or by proxy and having not less than one-tenth of the total voting power in respect of the resolution; or

(c) by any member or members present in person or proxy and holding shares in the Company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid-up which is not less than one- tenth of the total sum paid-up on all the shares conferring that right.

(2)	The demand for a poll may be withdrawn at any time by the person or persons who made the demand.

(3)	If a poll is duly demanded, the same, if on the election of Chairman of a meeting or on any question of adjournment, shall be taken at the meeting without adjournment and if on any other question, (not being a question relating to the election of a Chairman which is provided for in Section 175 of the Act) shall be taken in such manner and at such time and place and either at once or after an interval or adjournment not being later than forty-eight hours from the time when the demand was made, as the Chairman of the meeting who subject to the provisions of the said Act shall have power to regulate the manner in which a poll shall be taken, shall direct.	Time of taking Poll

Every such poll may be taken either by open voting or by ballot as the Chairman of the meeting at which the poll was demanded may direct. The result of the poll shall be deemed to be the decision of the meeting on the resolution on which the poll was taken.

Poll how to be taken
	Such voting in a general meeting or by postal ballot shall also include electronic voting in a General Meeting or Postal Ballot as permitted by applicable laws from time to time.	(Amended vide resolution passed by the members at the Annual General Meeting held on July 23, 2012)

(5)	Two scrutineers shall be appointed by the Chairman to scrutinise the votes given on the poll and to report to him. The Chairman shall have the power at any time before the result of the poll is declared to remove a scrutineer from office and to fill vacancies in the office of scrutineer arising from such removal or from any other cause. At least one scrutineer shall be a member present at the meeting not being an officer or employee of the Company, provided such a member is available and willing to be appointed.	Appointment of scrutineers

(6)	Subject to the provisions of the Act, the Chairman of the meeting shall have power to regulate the manner in which a poll shall be taken.	Manner of taking Poll and result thereof

(7)	The decision of the Chairman on any difference between the scrutineers shall be conclusive.

Other business may proceed notwithstanding demand for poll		(8)	The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Form of demand for Poll		(9)	A demand for a poll shall be made in the following similar terms :

“We, the undersigned members of Wipro Limited hereby demand a poll upon the resolution now before this meeting. Dated this day of ”

Casting vote Of the Chairman	113.	In case of an equality of votes the Chairman of any meeting shall both on the show of hands and at a poll (if any) held pursuant to a demand made at such meeting, have a casting vote in addition to vote or votes to which he may be entitled as a member.

Minutes of Proceedings Of General Meetings of Board and Other meeting	114.	(1)	(a)	The Company shall cause minutes of all proceedings of General Meetings and of all proceedings at meetings of its Board of Directors or of committees of the Board, to be entered in books kept for the purpose.

			(b)	The minutes of each meeting shall contain a fair and correct summary of the proceedings thereat.

			(c)	All appointments of officers made at any time of the meetings aforesaid shall be included in the minutes of the meeting.

			(d)	In case of a meeting of the Board of Directors or of a Committee of the Board, the minutes shall also contain :

				(i)	the names of the Directors present at the meeting; and

				(ii)	in the case of each resolution passed at the meeting, the name of the Directors, if any, dissenting from or not concurring on the resolution.

			(e)	Nothing contained in sub-clauses (a) to (b) shall be deemed to require the inclusion of the Chairman of the meeting :

				(i)	is or could reasonably be regarded as defamatory of any person;

				(ii)	is irrelevant to the interests of the Company;

				(iii)	is detrimental to the interests of the Company.

Explanation :- The Chairman shall exercise an absolute discretion in regard to the inclusion or non-inclusion of any matter in the minutes on the grounds specified in this Article.

(2)	Any such minute, if purporting to be signed by the Chairman of the meeting at which the proceedings took place or by the Chairman of the next succeeding meeting, shall be evidence of the proceedings.	Minutes to be evidence

(3)	Where minutes of the proceedings of any General Meeting of the Company or of any meeting of its Board of Directors or of a Committee of the Board have been made and signed in accordance with the provisions of Sections 193 and 194 of the Act and clauses (1) and (2) hereof, then until the contrary is proved, the meeting shall be deemed to have been duly called and held and all proceedings thereat to have duly taken place and in particular all appointments of Directors or Liquidators made at the meeting shall be deemed to be valid.	Presumption to be drawn where minutes duly drawn and signed

115(1)	The books containing the minutes of the proceedings of any Genera! Meetings of the Company shall -	Inspection of Minute Books of General Meeting

(a) be kept at the registered office of the Company; and

(b) be open during business hours to the inspection of any member without charge subject to such reasonable restrictions as the Company may impose so however that not less than two hours in each day are allowed for inspection.

(2)	Any member shall be entitled to be furnished within seven days after he has made request in that behalf to the Company with a copy of any Minutes referred to in sub-clause (1) on payment of 37 paise for every one hundred words or fractional part thereof required to be copied and that the Company shall comply with provisions of Section 196 of the Act.

116.	No document purporting to be a report of the proceedings of any General Meeting of the Company shall be circulated or advertised at the expense of the Company unless it includes the matters required by Section 193 of the Act to be contained in the Minutes of the proceedings of such meeting.	Publication of reports of proceedings of General Meeting

XV. VOTES OF MEMBERS

117.	No member shall be entitled to exercise any voting right on any question either personally or by proxy or upon poll in respect of any shares registered in his name on which any calls or other sums presently payable by him have hot been paid or in regard to which the Company has or has exercised any right of lien.	Indebted members not to vote

118.	A member is not prohibited from exercising his voting right on the ground that he has held his share or other interest in the Company for any specified period preceding the date on which the vote is taken, or on any other ground not being a ground set out in Article 117.	Restrictions on exercise of voting rights in other cases to be void

Vote of person of unsound mind	119.	A member of unsound mind or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or at a poll by his committee or other legal guardian and not otherwise, and any such committee or guardian may, on a poll, vote by proxy.

Power of Court to order meeting to be called	120.	(1)	If for any reason it is impracticable to call a meeting of the Company other than an Annual General Meeting in any manner in which meetings of the Company may be called or to hold or conduct the meeting of the Company in the manner prescribed by the Act or the Articles the Court may either of its own motion or on the application of any Directors of the Company or of any member of the Company who would be entitled to vote at the meeting :-

			(a) order a meeting of the Company to be called, held and conducted in such manner as the Court thinks fit, and

			(b) give such ancillary or consequential directions as the Court thinks expedient including directions modifying or supplementing in relation to the calling, holding and conducting of the meeting, the operation of the provisions of the Act and of the Company’s Articles.

			Explanation :- The directions that may be given under sub-section (1) of Section 186 of the Act may include a direction that one member of the Company present in person or proxy shall be deemed to constitute a meeting.

		(2)	Any meeting called, held and conducted in accordance with any order shall for all purposes be deemed to be a meeting of the Company duly called, held and conducted.

Representation of corporations	121.	A body corporate (whether a company within the meaning of the said Act or not) may by resolution of its Board of Directors or other governing body authorise such persons as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of members of the Company. A person authorised by resolution as aforesaid shall be entitled to exercise the same rights and powers (including the right to vote by proxy) on behalf of the body corporate which he represents as that body could exercise if it were a member, creditor or holder of debentures of the Company.

Number of votes to which member is entitled	122.	(a)	Subject and without prejudice to any special privileges or restrictions or conditions for the time being attached to or affecting the preference or other special classes of shares, if any, issued by and for the time being forming part of the capital of the Company every member, entitled to vote under the provisions of these presents and not disqualified by the provisions of Articles 117 and 119 or by any other Article shall on a show of hands have one vote and upon a poll every member, present in person or proxy or agent duly authorised by a power-of-attorney or representative duly authorised and not disqualified as aforesaid, shall have voting rights in proportion to his share of the paid-up equity capital of the Company subject however to any limits imposed by law. But no member shall have voting right in respect of any moneys paid in advance as provided by Article 42.

(b)	No member not personally present shall be entitled to vote on a show of hands unless such member is a body corporate present by proxy or by a representative duly authorised under Section 187 of the Act in which case such proxy or representative may vote on a show of hands as if he were a member of the Company.	No voting by proxy on show of hands

123.	On a poll taken at a meeting of the Company a member entitled to more than one vote, or his proxy or other person entitled to vote for him, as the case may be, need not, if he votes, use all his votes or cast in the same way all the votes he uses. A member or his proxy who votes shall be deemed to have used all his votes unless he expressly gives written notice to the contrary at the time he casts any votes.	Right to use votes differently

124.	Where there are joint registered holders of any share any one of such persons may vote at any meeting in respect of such share as if he were solely entitled thereto and if more than one of such jointholders be present at any meeting that one of the said persons so present whose name stands first on the register in respect of such shares shall alone be entitled to vote in respect thereof. Where there are several executors or administrators of a deceased member in whose sole name any shares stand, and one of such executors or administrators may vote in respect of such shares unless any other of such executors or administrators is present at the meeting at which such a vote is tendered and objects to the votes.	Joint-holder’s voting

125(1)	Any person entitled under the transmission clause (Article 64) to transfer any shares shall not be entitled to be present, or to vote at any meeting either personally or by proxy, in respect of such shares, unless forty-eight hours at least before the time for holding the meeting or adjourned meeting, as the case may be, at which he proposes to be present and to vote he shall have satisfied the Directors of his right to transfer such shares (as to which the opinion of the Directors shall be final), or unless the Directors shall have previously admitted his right to vote in respect thereof.	Votes of a person entitled to a share on transmission

(2)	In every notice calling a meeting of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of himself and that a proxy need not be a member.	Proxies

126.	Any member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (whether a member or not) as his proxy to attend and vote instead of himself but a proxy so appointed shall not have any right to speak at the meeting provided that unless where the proxy is appointed by a body corporate a proxy shall not be entitled to vote except on a poll.	Instrument of proxy to be in writing

127.	The instrument appointing a proxy shall be in writing and shall be signed by the appointer or his attorney duly authorised in writing. If the appointer is a body corporate such instrument shall be under its seal or be signed by an officer or an attorney duly authorised by it, or by the persons authorised to act as the representative of such company under Article 121. Any instrument appointing a proxy to vote at a meeting shall be deemed to include the power to demand or join in the demand for a poll on behalf of the appointer.	Proxy may demand poll

Instrument of proxy to be deposited at the Registered Office	128.	No instrument of proxy shall be treated as valid and no person shall be allowed to vote or act as proxy at any meeting under an instrument of proxy, unless such instrument of proxy and power-of-attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall have been deposited at the Registered Office of the Company at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the persons named in such instrument proposes to vote. An instrument appointing a proxy or an attorney permanently or for a certain period once registered with the Company need not be again registered before each successive meeting and shall be in force until the same shall be revoked. Notwithstanding that a power-of-attorney or other authority has been registered in the records of the Company, the Company may by notice in writing addressed to the member or to attorney at least seven days before the date of a meeting require him to produce the original power-of-attorney or authority and unless the same is thereupon deposited with the Company the attorney shall not be entitled to vote at such meeting unless the Directors in their absolute discretion excuse such non-production and deposit.

Custody of the instrument of appointment	129.	If any such instrument of appointment be confined to the objects of appointing an attorney or proxy or substitute, it shall remain, permanent or for such time as the Directors may determine in the custody of the Company and if embracing other objects, a copy thereof, examined with the original shall be delivered to the Company to remain in the custody of Company.

Form of Proxy	130.	The instrument appointing a proxy whether for a specified meeting or otherwise may be in either of the forms set out in Schedule IX to the said Act or the following form or as near thereto as circumstances admit :

FORM OF PROXY WIPRO LIMITED

I/We ......................... of ...................... in the district of .................... being a member of the

............................................................................................................................members above named company do hereby appoint ........................ of ...................... in the district of .................... or failing him ................... of ............... in the district of .................. as   my   proxy to vote for   me   and on

............................................................................................................ our ............................... us

behalf of	me	at the	Annual General Meeting
	us		General Meeting (not being an Annual General Meeting)

of the company to be held on the ...... day of ................. and at an adjournment thereof.
As witness my hand this ...... day of .................. signed by the Said .................... in the presence of :

131.	A vote given in pursuance of an instrument of proxy shall be valid, notwithstanding the previous death of the principal or the revocation of the proxy or any power-of-attorney under which such proxy was signed or the transfer of the shares in respect of which the vote is given provided no intimation in writing of the death, revocation or transfer shall have been received at the Registered Office of the Company before the vote is given.	Vote of proxy how far valid

132.	No objection shall be made to the validity of any vote except at the meeting or adjourned meeting or poll at which such vote shall be tendered and every vote whether given personally or by proxy, and not disallowed at such meeting or poll, shall be deemed valid for all purposes of such meeting or poll whatsoever.	Time for objection to vote

133.	The Chairman of any meeting shall be the sole judge of the validity of every vote tendered at such meeting and the Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.	Chairman sole judge of the validity of a vote

XVI. INTEREST OUT OF CAPITAL

134.	Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or me provisions of any plant which cannot be made profitable for a lengthened period the Company may pay interest on so much of that Share Capital as is for the time being paid up for period and subject to the conditions and restrictions provided by Section 208 of the said Act and may charge the same to capital as part of the cost of construction of the work or building or the provisions of the plant.	Payment of interest out of capital

XVII. DIVIDENDS AND CAPITALISATION

135.	The Company in General Meeting may declare a dividend to be paid to the members according to their respective rights and interests in the profits, and may fix the time for the payment thereof.	The Company in General Meeting may declare a dividend

136.	Any share holder whose name is entered in the Register of Members of the Company shall enjoy the rights and be subject to the same liabilities as all other shareholders of the same class.	Equal rights of shareholders

137.	No larger dividend shall be declared than is recommended by the Directors, but the Company in General Meeting may declare a smaller dividend.	Power of Directors to limit dividend

138.	Unless the Company otherwise resolves, dividends shall be paid in proportion to the amount paid up or credited as paid up on each share, where a larger amount is paid up or credited as paid up on some share than on others. Provided always that any capital paid up on a share during the period in respect of which a dividend is declared shall unless otherwise resolved be only entitled the holder of such share to a proportionate amount of such dividend from the date of payment.	Dividends In proportion to the amount paid up.

	Capital paid-up in advance of calls shall not confer a right to dividend or to participate in profits.	Capital advanced on Interest not to earn dividends

Dividends out of profits only and not to carry interest what to be deemed profits	139.	No dividends shall be payable except out of profits of the Company of the year or any other undistributed profits and no dividend shall carry interest against the Company. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

Ad-interim dividend	140.	The Directors may, from time to time, declare and pay to the members such interim dividend as in their judgement the position of the Company justifies.

No member to receive dividend while indebted to the Company	141.	No member shall be entitled to receive payment of any dividend in respect of any share or shares on which the Company has a lien, or whilst any amount due or owing from time to time to the Company, either alone or jointly with any other person or persons, in respect of such share or shares, or on any other account whatsoever, remains unpaid, and the Directors may retain, apply and adjust such dividend in or towards satisfaction of all debts, liabilities, or engagements in respect of which the lien exists, and of all such money due as aforesaid.

Retention of dividends until completion of transfer under the transmission clause	142.	The Directors may retain the dividends payable upon shares in respect of which any person is under the transmission clause entitled to become a member, or which any person under the same clause is entitled to transfer, until such person shall become a member in respect thereof or shall duly transfer the same.

Transfer must be registered to pass right to dividend	143.	(a) A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer.

Dividend to be paid to registered holder		(b) No dividend shall be paid by the Company in respect of any share except to the registered holder of such share or to his order or to his bankers and in case a share warrant has been issued in respect of the share to the bearer of share warrant or to his bankers.

Dividend when and how to be paid	144.	All dividend shall be paid or the cheque or warrant in respect thereof shall be posted within forty-two days of the date on which such dividend is declared by the Company. Unless otherwise resolved by the Directors dividends shall ordinarily be paid by cheque or warrant sent through the post to the registered address of the member or person entitled, or in case of joint-holders to the registered address of that one of them first named in the register in respect of the joint holding. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The Company shall not be liable or responsible for any cheque or warrant lost in transmission or for any dividend lost to the member or person entitled thereto by forged endorsements on any cheque or warrant, or the fraudulent or improper recovery thereof by any other means.

Notice of dividends	145.	Notice of the declaration of any dividend whether interim or otherwise, shall be given to the members in the manner hereinafter provided for giving of notice to member.

146.	The Directors may, if they think fit, call upon the members, when applying for dividends, to produce their share certificates to such person or persons appointed by them in that behalf.	Production of share certificate when applying for dividends

147.	Any one of several persons who are registered as joint-holders of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.	Any one of Joint-holders of share may receive dividends

148.	All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed, and all dividends unclaimed till the claim thereto becomes barred by law may be forfeited by the Directors for benefit of the Company. The Directors may remit the forfeiture whenever they may think proper.	Unclaimed dividend when to be used by the Company

149.	No dividend shall be payable except in cash.	Dividend payable in cash

Provided that nothing herein shall be deemed to prohibit the capitalisation of profits or reserves of the Company for the purpose of issuing fully paid-up bonus shares or paying up any amount for the time being unpaid on any shares held by the members of the Company.

150.	Any General Meeting declaring a dividend may make a Call on the Members of such amount as the meeting fixes and so that the Call be made payable at the same time as the dividend, and the dividend may, if so resolved by the Company in General Meeting be set off against the Calls.	Dividend and call together Set off allowed

151.	The making of a Call (under Article 150) shall be deemed special business of any General Meeting which declares a dividend.	Making of call special Business

152.	A General Meeting of the Members, In a meeting in person or proxy or, through Postal Ballot or, by any other means, as may be permitted may on the recommendation of the Board, direct capitalisation of the whole or any part of the undivided profits for the time being of the Company or the whole or any part of the Reserve Fund or other funds of the Company including the moneys in the Share Premium Account and the Capital Redemption Reserve Fund or the premises received on the issue of any shares, debentures or debenture-stock of the Company and that such sum be accordingly set free for the purpose, (1) by the issue and distribution, among the holders of the shares of the Company or any of them, in accordance with their respective rights and interests and in proportion to the amounts paid or credited as paid up thereon, of paid-up shares, debentures, debenture-stock bonds or other obligations of the Company, or (2) by crediting any shares of the Company which may have been issued and are not fully paid up, in proportion to the amounts paid or credited as paid up thereon respectively, with the whole or any part of the same. The Directors shall give effect to such resolution and apply such portion of the profits or Reserve Fund or premiums as may be required for the purpose of making payment in full at par for the shares, debentures, debenture-stock, bonds, or other obligations of the Company so distributed or (as the case may be) for the purpose of paying, in whole or in part the amount remaining unpaid on the ordinary shares which may have been issued and are not fully paid up, provided that no such distribution or payment shall be made unless recommended by the Board. Provided, however, that the moneys in the Share Premium Account and the Capital Reserve Fund or the premiums received on the issue of any shares, debentures or debenture-stock of the Company shall only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares. For the purposes aforesaid the Board shall make all appropriations and applications of the moneys resolved to be capitalised as aforesaid and allotments and issues of fully paid shares or debentures, if any. Where any difficulty arises in respect of such distribution or payment, the Board may settle the same as they think expedient, and in particular they may issue fractional certificates and generally may make such arrangements for the acceptance, allotment and sale of such shares, debentures, debenture-stock, bonds or other obligations and fractional certificates or otherwise as they may think fit, and they may make cash payment to any holders of shares on the footing of the value so fixed in order to adjust rights may vest any shares, debentures, debenture-stock, bonds, or other obligations in trustees upon such trust for adjusting such rights as may seem expedient to the Board. In cases where some of the shares of the Company are fully paid and other are partly paid only such capitalisation may be effected by the distribution of further shares in respect of the other fully paid shares, and by crediting the partly paid shares with the whole or part of the unpaid liability thereon, but so that as between the holders of the fully paid shares, and the partly paid shares the sums so applied in the payment of such further shares and in the extinguishment or diminution of the liability of the partly paid shares shall be so applied pro rata in proportion to the amounts then already paid or credited as paid on the existing fully paid or and partly paid shares respectively. When deemed requisite, a proper contract shall be filed in accordance with Section 75 of the said Act, and the Board may appoint any person to sign such contract on behalf of the holders of the shares of the company which shall have been issued prior to such capitalisation and such appointment shall be effective.	Capitalisation (Amended vide Resolution Passed by Members by way of Postal Ballot held On June 04, 2010)

For the purposes above set out the Company may apply the Share Premium Account subject to the provisions of Section 78(2) of the said Act and the Capital Redemption Reserve Fund subject to the provisions of Section 80(5) of the said Act.

XVII. ACCOUNTS

Accounts	153.	(1)	The Directors shall keep or cause to be kept at the Registered Office of the Company or at such place in India as the Board thinks fit proper books of accounts in respect of :

			(a)	all sums of money received and expended by the Company, and the matters in respect of which the receipt and expenditure take place;

			(b)	all sales and purchase of goods by the Company; and

			(c)	the assets and liabilities of the Company.

		(2)	Proper books of account shall also be kept at each branch office of the Company, whether in or outside India, relating to the transactions of that office and proper summarised returns made up to dates at intervals of not more than three months shall be sent by each branch office to the Company at its Registered Office of the Company or the other place referred to in clause (1) hereof.

(3) The books of account referred to in clause (1) and (2) shall be such books as are necessary to give a true and fair view of the state of affairs of the Company or such branch office and to explain its transaction.

(4) The books of accounts and other Books and Papers shall be open to inspection by any Directors during business hours.

(5) The Directors shall comply in all respects with Sections 209 to 220 of the said Act and any statutory modifications thereof.

154.	The Directors shall, from time to time, determine whether and to what extent, and at what times and places, and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the members not being Directors; and no member (not being a Director) shall have any right of inspection of any account or book or document of the Company except as conferred by law or authorised by the Directors, or by a resolution of the Company in General Meeting.	Inspection to members when allowed

155.	Subject to Section 210 of the Act at every Annual General Meeting of the Company the Directors shall lay before the Company a Balance Sheet and Profit and Loss Account for the period since the preceding account made up to date not earlier than the date of the meeting by more than six months unless an extension of time has been granted by the Registrar under Section 166(1)(c) of the said Act Such Balance Sheet and Profit and Loss Account may be for a period of one year or less or more than one year, but such period shall not exceed fifteen months unless special permission is granted by the Registrar under Section 210(4) of the said Act.	Balance Sheet and Profit and Loss Account to be laid before the members

156.	The Balance Sheet shall give a true and fair view of the state of affairs of the Company at the end of the period of the account.	Contents of Balance Sheet and Profit and Loss Account

The Profit and Loss Account shall give a true and fair view of the profit and loss of the Company for the period of account.

The Balance Sheet and Profit and Loss Account shall comply with the provisions 211 and 212 of the said Act.

157.	The Balance Sheet and Profit and Loss Account shall be signed in accordance with the provisions of Section 215 of the said Act.	Balance Sheet and Accounts and Report how to be signed

The Profit and Loss Account shall be annexed to the Balance Sheet and Auditors’ Report shall be attached thereto.

The Directors shall make out and attach to every Balance Sheet laid before the Company in General Meeting a Report of the Board of Directors which shall comply with the requirements of and shall be signed in the manner provided by Section 217 of the said Act.

Right of Members to copies of Balance Sheet and Auditors’ Report	158.	(1)

A copy of every Balance Sheet (including the Profit and Loss Account, the Auditors’ Report and every other document required by law to be annexed or attached, as the case may be, to the Balance Sheet) which is to be laid before the Company in General Meeting shall not less than twenty one days before the date of meeting be sent to every member of the Company and to other persons entitled thereto under the provisions of Section 219 of the said Act.

If the copies of the documents aforesaid are sent less than twenty one days before the date of the meeting they shall, notwithstanding that fact, be deemed to have been duly sent if it is so agreed by all the members entitled to vote at the meeting.

		(2)	Any member or holder of debentures of the Company whether he is or is not entitled to have copies of the Company’s Balance Sheet sent to him, shall on demand, be entitled to be furnished without charge, and any person from whom the Company has accepted a sum of money by way of deposit shall on demand accompanied by the payment of a fee of one rupee, be entitled to be furnished with a copy of the last Balance Sheet of the Company and every documents required by law to be annexed or attached, thereto, including the Profit and Loss Account and the Auditor’s report.

Copies of Balance Sheet etc. be filed	159.	(1)	After the Balance Sheet and Profit and Loss Account have been laid before the Company at the Annual General Meeting the Company shall file with the Registrar at the same time as the copy of the Annual Return referred to in Section 161 of the said Act, three copies of the Balance Sheet and Profit and Loss Account signed in the manner provided in Section 220 of the said Act together with three copies of all documents which are required by the said Act to be annexed or attached to such Balance Sheet or Profit and Loss Account.

		(2)	If the Annual General Meeting before which a Balance Sheet is laid as aforesaid does not adopt the Balance Sheet, statement of that fact and of the reasons therefor shall be annexed to the Balance Sheet and to the copies thereof required to be filed with the Registrar.

When accounts to be deemed finally settled	160.	Every account when audited and approved by a General Meeting shall be conclusive, except as regards any error discovered therein within three months next after the approval thereof. Whenever any error is discovered within the period, the account shall forthwith be corrected and henceforth shall be conclusive.

XIX. AUDIT

Accounts when to be audited	161.	(a)	The correctness of the Profit and Loss Account and Balance Sheet shall be ascertained by one or more Auditor or Auditors.

Audit of Branch office Accounts		(b)	Where the Company has a branch office, the Account of that office shall, unless the Company in General Meeting decides, otherwise, be audited by a person qualified for appointment as Auditor of the Company under Section 226 of the said Act, or where the branch office is situated in a country outside India either by a person qualified as aforesaid or by an accountant duly qualified to act as an Auditor of the accounts of the branch office in accordance with the laws of that country.

162.	(1)	The Company shall at each Annual General Meeting appoint an Auditor or Auditors to hold office from the conclusion of that meeting until the conclusion of the next Annual General Meeting.		Appointment of Auditor

	(2)	At any Annual General Meeting, a retiring Auditor, by whatsoever authority appointed, shall be re-appointed, unless :

		(a)	he is not qualified for re-appointment;

		(b)	he has given the Company notice in writing of his unwillingness to be re-appointed;

		(c)	a resolution has been passed at that meeting appointing somebody instead of him or providing expressly that he shall not be re-appointed; or

		(d)	where notice has been given of an intended resolution to appoint some person or persons in the place of a retiring Auditor and by reason of the death, incapacity of disqualification of that person or of all these persons, as the case may be, the resolution cannot be proceeded with.

	(3)	Where at any Annual General Meeting no Auditors are appointed or re-appointed, the Central Government may appoint a person to fill the vacancy. The Company shall within seven days of the Central Government’s power under this clause becoming exercisable, give notice of that fact to the Central Government.

	(4)	(a)

The Board may fill any casual vacancy in the office of an Auditor, but while any such vacancy continues, the remaining Auditor or Auditors, if any, may act;

Provided that where such vacancy is caused by the resignation of an Auditor, the vacancy shall only be filled by the Company in General Meeting.

		(b)	Any auditor appointed in a Casual vacancy shall hold office until the conclusion of the next Annual General Meeting.

	(5)	Any Auditor may be removed from Office before the expiry of his term only by the Company in General Meeting after obtaining the previous approval of the Central Government in that behalf.

	(6)	The Remuneration of the Auditors of the Company :		Auditors remuneration

		(a)	in the case of an Auditor appointed by the Board or the Central Government, may be fixed by the Board or the Central Government, as the case may be; and

(b)

subject to sub-clause (a) shall be fixed by the Company in General Meeting or in such manner as the Company in General Meeting may determine.

For the purpose of this sub-clause any sums paid by the Company in respect of the Auditors expenses shall be deemed to be included in the expression “remuneration”.

Special Notice regarding Auditors	163.	(1)	Special Notice as provided by Section 190 of the said Act shall be required for a resolution at an Annual General Meeting appointing as Auditor a person other than a retiring auditor, or providing expressly that a retiring Auditor shall not be re-appointed.

		(2)	On Receipt of notice of such resolution the Company shall duly comply with the provisions of Section 225 of the said Act.

Qualifications and disqualifications of Auditors	164.	(1)	An Auditor must hold the necessary qualifications and be qualified for appointment as provided in Section 226 of the said Act.

		(2)	If an Auditor becomes subject after his appointment to any of the disqualifications specified in sub-sections (3) and (4) of the said section, he shall be deemed to have vacated his office as such.

Powers and rights of auditors	165.	(1)	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company, whether kept at the head office of the Company or elsewhere, and shall be entitled to require from the officers of the Company such information and explanation as the Auditor may think necessary for the performance of his duties as Auditor.

		(2)	Where the accounts of any branch office are not audited, the Company’s Auditor shall be entitled to visit the branch office, if he deems it necessary to do so for the performance of his duties as Auditor, and shall have a right of access at all times to the books and accounts and vouchers of the Company maintained at the branch office.

Right of Auditor to attend General Meeting		(3)	All notice of and other communications relating to any General Meeting of the Company which any member of the company is entitled to have sent to him shall also be forwarded to the Auditor of the Company and the Auditor shall be entitled to have notice of and attend any General Meeting and to be heard at any General Meeting which he attends on any part of the business which concerns him as Auditor.

Duties of Auditors	166.	(1)	The Auditor shall make a Report to the members of the Company on the Accounts examined by him, and on every Balance Sheet and Profit and Loss Account and on every other document declared by the said Act to be part of or annexed to the Balance Sheet or Profit and Loss Account, which are laid before the Company in General Meeting during his tenure of office. Such Report shall comply with the provisions of Section 227(2) of the said Act.

		(2)	Such Report and other documents of the Company required by law to be signed or authenticated by the Auditors, shall be signed or authenticated in the manner provided by Section 229 of the said Act.

Reading and Inspection of Auditors’ Report	167.	The Auditors’ Report shall be read before the Company in General Meeting and shall be open to inspection by any member of the Company.

	XX. DIRECTORS, THEIR QUALIFICATION AND REMUNERATION		Number of Directors (Amended vide Special Resolution by Members at the Annual General Meeting held on July 17, 2008)
168.	The number of Directors shall not be less than four and not more than fifteen Directors or such higher number of Directors as may be permitted under the Companies Act, 1956 as amended or replaced from time to time.
169.	At the time of adoption of these Articles the Directors shall be :

	1.	Shri. MAHOMED HUSSEIN HASHAM PREMJI	Directors

	2.	Shri. RATILAL MULJI GANDHI

	3	Shri. RATANSEY KARSONDAS VISSANJI

	4	Shri. MOHAMED HUSSIAN R. CHINOY

	5	Shri. HAMIR KARSONDAS VISSANJI

	6	Shri. PRATAP BHOGILAL

	7	Shri. SHANTILAL L. THAR

	8	Shri. SHIAVAX R. VAKIL

170.	If and when the Company shall issue debentures the holders of such debentures, or if and when the Company shall create a mortgage of any property, the mortgagee or mortgagees to whom such property shall be mortgaged, may have the right to appoint and nominate and from time to time remove and re-appoint a Director or Directors, in accordance with the provisions of the Trust Deed securing the said debentures, or the deed creating such mortgages, as the case may be. A Director so appointed under this Article, is herein referred to as “The Debenture Director” and the term “Debenture Director” means a Director for the time being in office under the Article, and he shall have all the rights and privileges of an ordinary Director of the Company, except in so far as is otherwise provided for herein or by the Trust Deed securing the-Debentures or the deed creating the mortgage, as the case may be.		Directors of Mortgage Debentures

171.

Any deed for securing loans by the Company from financial corporations may be so arranged to provide for the appointment from time to time by the lending financial corporation of some person or persons to be a director or directors of the Company and may empower such lending financial corporation from time to time to remove and re-appoint any Director so appointed. A Director appointed under this Article is herein referred as “Special Director” and the term “Special Director” means any director for time being in office under this Article. The Special Director shall not be bound to hold any qualification shares and shall not be liable to retire by rotation or be removed by the Company. The deed aforesaid may contain ancillary provisions as may be arranged between the Company and the lending corporation and all such provisions shall have effect notwithstanding any of the other provisions herein contained.

The provisions of this Article shall be subject to the provision of Section 255 of the Act.

Special Director

172.	No Director of the Company be required to hold any qualification shares		Qualification of a Director

Register of Directors etc. and of Directors Shareholdings	173.	The Directors shall arrange to maintain at the Registered office of the Company a Register of Directors, Managing Agents, if any, Secretary and Treasurers if any, etc., containing the particulars and in the from prescribed by Section 303 of the said Act and a Register of Director’s shareholding as required by Section 307 of the said Act. It shall be the duty of every Director and other persons regarding whom particulars have to be maintained in such Registers to disclose to the Company any matters relating to himself as may be necessary to comply with the provisions of the said sections.

Directors’ fee for attending Meeting	174.	The remuneration of every Directors, inclusive of the Alternate Director if any, Special Director, if any, and the Debenture Director, if any, shall be such amount as may be fixed by the Directors, not exceeding Rupees Five Hundred for every meeting of the Board or of a Committee or such other amount as may be prescribed by Central Government.

	175.	Subject to the provisions of Section 309 and 310 of the said Act:

Additional Remuneration for Services		(a) Any one or more of the Directors shall be paid such additional remuneration as may be fixed by the Directors for services rendered by him or them and any one or more of the Directors shall be paid further remuneration if any as the Company in General Meeting or the Board of Directors shall from time to time determine. Such remuneration and/or additional remuneration may be paid by way of salary or commission on net profits or turnover or by participation in profits or by way of perquisites or in any other manner or by any or all of those modes.

Additional Remuneration for extra Services		(b) If any director, being willing shall be called upon to perform extra services, or to make any special exertion in going or residing out of Bombay or otherwise for any of the purposes of the Company, the Company in General Meeting or the Board of Directors shall, subject as aforesaid, remunerate such Director or where there is more than one such Director all or such of them together either by a fixed sum or by a percentage of profits or in any other manner as may be determined by the Directors and such remuneration may be either in addition to or in substitution for the remuneration above provided.

Remuneration of Committee	176.	The Directors may from time to time fix the remuneration to be paid to any member or members of their body constituting a committee appointed by the Directors in terms of these articles not exceeding Rs. 250 per meeting attended by him in addition to allowance under Article 174 and may pay the same.

	176A.	The Board of Directors may allow and pay to any Director fair compensation for his travelling and other expenses incurred in connection with the business of the Company including attendance at meeting of the Board or Committee thereof.

XXI. APPOINTMENT AND ROTATION OF DIRECTORS

Appointment of Directors	177.	A person shall not be capable of being appointed Director of the Company, if :-

	(a)	he has been found to be unsound mind by court of competent jurisdiction and the finding is in force;

(b)	he is an undischarged insolvent;

(c)	he has applied to be adjudicated as an insolvent and his application is pending;

(d)	he has been convicted by a Court in India of any offence involving moral turpitude and sentenced in respect thereof to imprisonment for not less than 6 months, and a period of five years has not elapsed from the date of expiry of the sentence; unless such disqualification is removed by the Central Government;

(e)	he has not paid any call in respect of shares of the Company held by him, whether alone or jointly with others and six months have elapsed from the last day fixed for the payment for the call; unless such disqualification is removed by the Central Government; or

(f)	an order disqualifying him for appointment as Director has been passed by a Court in pursuance of Section 203 of the said Act and is in force, unless the leave of the Court has been obtained for his appointment in pursuance of that section.

178(1)	No less than two-thirds of the total number of Directors of the Company shall :

	(a) be persons whose period of office is liable to determination by retirement of Directors by rotation; and	Appointment of directors and proportion to retire by rotation
(b) save as otherwise expressly provided in the said Act, be appointed by the Company in General Meeting.

(2)	The remaining Directors of the Company shall also be appointed by the Company in General Meeting except to the extent that the Articles otherwise provide or permit.

179(1)	Subject to the provisions of Section 256 of the Act at every Annual General Meeting, one-third of such of the Directors for the time being as are liable to retire by rotation, or if their number is not three or a multiple of three, then the number nearest to one-third, shall retire from office.	Provision regarding Directors retiring by rotation
(2)

The Directors to retire by rotation at every Annual General Meeting shall be those who have been longest in office since their last appointment, but as between persons who become Directors on the same day, those who are to retire shall, in default of and subject to any agreement among themselves, be determined by lot.

A retiring Director shall be eligible for re-election.

(3)(4)	(a) At the Annual General Meeting at which a Director retires as aforesaid, the Company may fill up the vacancy by appointing the retiring Director or some other person thereto.

		(b)	If the place of the retiring Director is not so filled up and the meeting has not expressly resolved not to fill the vacancy, the meeting shall stand adjourned till the same day in the next week, at the same time and place, or if that day is a public holiday, till the next succeeding day which is not a public holiday, at the same time and place.

		(C)	If at the adjourned meeting also, the place of the retiring Director is not filled up and that meeting also has not expressly resolved not to fill the vacancy, the retiring Director shall be deemed to have been re-appointed at the adjourned meeting unless :-

			(i)	at the meeting or at the previous meeting a resolution for the re-appointment of such Director has been put to the meeting and lost;

			(ii)	the retiring Director has, by a notice in writing addressed to the Company or its Board of Directors, expressed his unwillingness to be so re-appointed;

			(iii)	he is not qualified or is disqualified for appointment;

			(iv)	a resolution, whether special or ordinary, is required for his appointment or re-appointment by virtue of any provisions of the said Act; or

			(v)	the proviso to sub-section (2) of Section 263 or Article 184(2) is applicable to the same.

Removal of Director	180.	The Company may by an ordinary resolution remove any Director (not being a Director appointed by the Central Government in pursuance of Section 408 of the Act) in accordance with the provisions of Section 284 of the Act. A Director so removed shall not be re-appointed a Director by the Board of Directors.

Company may fill up a vacancy	181.	Subject to the provisions of Section 261 of the said Act, the Company may at any Annual General Meeting fill up the Office of any Director vacated during the previous year and not already filled up.

Notice of candidature when to be given	182.	A person who is not a retiring Director shall subject to the provisions of the said Act, be eligible for appointment to the Office of Director at any General Meeting, if he or some member intending to propose him has, not less than fourteen days before the meeting, left at the Registered Office of the Company a notice in writing under his hand signifying his candidature for the office of Directors or the intention of such member to propose him as a candidate for the office as the case may be.

Consent of candidate for Directorship to be filed with the Registrar	183.	(1)	Every person (other than a Director retiring by rotation or otherwise or a person who has left at the office of the Company a notice under Section 257 signifying his candidature for the office of a Director) proposed as a candidate for the office of a Director shall sign and file with the Company, his consent in writing to act as a Director, if appointed.

		(2)	A person other than :-

(a) a Director re-appointed after retirement by rotation or immediately on the expiry of his term of office or

(b) an Additional or Alternate Director, or a person filling a casual vacancy in the office of a Director under Section 262 of the Act, appointed as a Director or re-appointed as an Additional or Alternate Director, immediately on the expiry of his term of office; or

(c) a person named as a Director of the Company under its Articles as first registered, shall not act as a director of the Company unless he has within thirty days of his appointment signed and filed with the Registrar his consent in writing to act as such director.

184.	(1)	At a General Meeting of the Company a motion shall not be made for the appointment of two or more persons as Directors of the Company by a single resolution, unless a resolution that is shall be so made has first been agreed to by the meeting without any vote being given against it.	Appointment of Directors to be voted on individually

	(2)	A resolution moved in contravention of clause (1) shall be void, whether or not objection was taken at the time to its being so moved; provided that where a resolution so moved is passed, no provision for the automatic re-appointment of retiring Directors in default of another appointment, shall apply.

	(3)	For the purpose of this Article a motion for approving a person’s appointment, or for nominating a person for appointing shall be treated as a motion for his appointment.

185.	The Directors shall have power at any time and from time to time, to appoint one or more additional Directors provided that the total number of directors shall not thereby exceed the maximum number fixed by Article 168. Each such Additional Director shall hold office only up to the date of the next following Annual General Meeting, but shall be eligible for appointment by the Company at that meeting as a Director.		Directors may appoint additional Directors

186.	(1)	If the office of any Director appointed by the Company in General Meeting is vacated before his term of office expires in the normal course, the resulting casual vacancy may be filled by the Board of Directors at a meeting of the Board.	Filling up of casual vacancies

	(2)	Any person so appointed shall hold office only up to the date up to which the Director in whose place he is appointed would have held office if it has not been vacated as aforesaid.

187.	(1)	The provisions of Section 313 of the Act shall apply and the Board of Directors may appoint an Alternate Director to act for a Director (hereinafter called “the Original Director”) during his absence for a period of not less than three months from the State in which the meetings are ordinarily held.	Appointment of Alternate Director

			Whenever any Director appointed under Section 261 of the said Act is likely to be absent from the State in which the meetings are taking place for a period of not less than three months the Board of Directors shall be entitled to appoint an Alternate Director in his place, and such Alternate Director may be a person to whom the said Section 261 applies.

		(2)	An Alternate Director shall be entitled to notice of meetings of the Directors, and to attend and vote thereat accordingly, but he shall not require any qualification whilst the Original Director holds the necessary qualification.

		(3)	An Alternate Director shall vacate office if and when the Original Director returns to the State in which the meetings are ordinarily held.

		(4)	If the terms of office of the Original Director is determined before he so returns to the State aforesaid any provision for the automatic re-appointment of retiring Directors in default of another appointment shall apply to the Original Director and not to the Alternate Director.

		(5)	An Alternate Director may be removed by the Board of Directors which may appoint another Alternate Director in his place.

Directors may act notwithstanding vacancy	188.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below three, the continuing Directors may act for the purpose of increasing the number of Directors to the said number, or of summoning a General Meeting of the Company, but for no other purpose.

XXII. VACATION OF OFFICE BY DIRECTORS

Resignation of Directors	189.	A Director may at any time resign from his office upon giving notice in writing to the Company of his intention so to do, and thereupon his office shall be vacated.

Removal of Directors	190.	Subject to the provisions of Section 284 of the said Act, the Company may, by Ordinary Resolution, remove a Director before the expiry of his period of office. A vacancy created by the removal of a Director under this Article may be filled by the appointment of another in his stead in the manner provided in the said section.

	191.	A Director shall vacate office if any office or place of profit under the Company or a subsidiary thereof is held in contravention of the provisions of Section 314(1) of the said Act with effect from the first day on which the contravention occurs.

Vacation of office by Directors	192.	(1)	Subject to the provisions of Section 283 of the said Act the Office of a Director shall be vacated if :-

(a)	he fails to obtain within the time specified in Article 172 or at any time thereafter ceases to hold the share qualification, if any required of him by these Articles;

	(b)	he is found to be of unsound mind by a Court of competent jurisdiction;

	(c)	he applies to be adjudicated an insolvent;

	(d)	he is adjudged an insolvent;

	(e)	he is convicted by a Court in India of any offence and is sentenced in respect thereof to imprisonment for not less than 6 months;

	(f)	he fails to pay any call in respect of shares of the Company held by him whether alone or jointly with others within six months from the last date fixed for the payment of the call;

	(g)	he absents himself from three consecutive meetings of the Board of Directors, or from all meetings of the Board for a continuos period of three months, whichever is longer, without obtaining leave of absence from the Board.

	(h)	he, or any firm in which he is a partner or any private company of which he is a Director, accepts a loan, or any guarantee or security for a loan, from the Company in contravention of Section 295 of the said Act;

	(i)	he acts in contravention of Section 299 of the said Act;

	(j)	he becomes disqualified by an order of Court under Section 203 of the said Act;

	(k)	he is removed in pursuance of Section 284 of the said Act (Article 190): or having been appointed a director by virtue of holding any office or other employment in the Company, or as a nominee of the managing agent of the Company, he ceases to hold such office or other employment in the Company or, as the case may be, the Managing Agency come to an end;

	(l)	he resigns his office by notice in writing given to the Company.

(2)	Notwithstanding anything in clause (d) (e) and (j) of sub-clause (1), the disqualification referred to in those clauses shall not take effect :

	(a)	for thirty days from the date of the adjudication;

	(b)	where any appeal or petition is preferred within the thirty days aforesaid against the adjudication, sentence or conviction resulting in the sentence, or order until the expiry of seven days from the date on which such appeal or petition is disposed of; or

		(c) where within the seven days aforesaid any further appeal or petition is preferred in respect of the adjudication, sentence conviction or order and the appeal or petition if allowed would result in the removal of the disqualification until such further appeal for petition is disposed of.
XXIII. PROCEEDINGS OF DIRECTORS
Meeting of Directors	193.

A Meeting of the Board of Directors shall be held at least once every three months and at least four such meetings shall be held in every year. The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meeting and proceedings, as they think fit, and may determine the quorum necessary for the transaction of business.

(Amended vide resolution passed by members at the Annual General Meeting held on July 23, 2012)

For the purpose of quorum participation of Directors through video conferencing or teleconferencing or through any other electronic or other media shall also be considered as valid as permitted by applicable laws from time to time.

Notice of Meetings	194.	Notice of every meeting of the Board of Directors of the Company shall be given in writing to every Director for the time being in India, and at his usual address in India to every other Director.
Quorum for Meetings	195.	The quorum for a meeting of the Board shall be one-third of its total strength (any fraction contained in that one third being rounded off as one), or two directors whichever is higher.
(Amended vide resolution passed by members at the Annual General Meeting held on July 23, 2012)

Provided that where at any time the number of interested Directors exceeds or is equal to two-thirds of the total strength, the number of the remaining Directors, that is to say, the number of the Directors who are not interested shall be the quorum during such time.

		For the purpose of quorum participation of Directors through video conferencing or teleconferencing or through any other electronic or other media shall also be considered as valid as permitted by applicable laws from time to time.
		The expressions “total strength” and “interested Director” shall have the meanings given in Section 287(1) of the said Act

Procedure of meeting adjourned for want of Quorum	196.	(1) If a meeting of the Board could not be held for want of a quorum then the meeting shall automatically stand adjourned till the same day in the next week, at the same time and place, or if that day is a public holiday, till the next succeeding day which is not a public holiday at the same time and place.

		(2) The provisions of Article 193 shall not be deemed to have been contravened merely by reason of the fact that a meeting of the Board which has been called in compliance with the terms of that Article could not be held for want of a quorum.

Power of Quorum	197.	A meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and directions by law or under the Articles and regulations for the time being vested in or exercisable by the Directors generally.

When meetings to be convened	198.	A Director may, at any time, and the Managing Agents, if any upon the requisition of a Director, shall convene a meeting of the Directors.

199.	Questions arising at any meeting of the Directors shall be decided by a majority of votes, and in case of an equality of votes, the Chairman thereat shall have a second or casting vote.	Question how decided

200.	The Directors may elect a Chairman of their meetings, and determine the period for which he is to hold office, and unless otherwise determined the Chairman shall be elected annually. If no Chairman is elected, or if at any meeting the Chairman is not present within five minutes of the time appointed for holding the same, or is unwilling to preside, the Directors present may choose one of their member to be the Chairman of such meeting.	Chairman of Directors’ meetings

	The Chairman be permitted holding the position of both the Chairman of the Meeting of Board of Directors as well as the position of Managing Director/CEO/equivalent position thereof in the Company as per the recommendations of the Board Governance and Nomination Committee and approved by the Board of Directors and as permitted by applicable laws from time to time.	(Amended vide resolution passed by the members at the Annual general Meeting held on July 23, 2012)

201.	Subject to the provisions of Section 292 of the said Act, the Directors may delegate any of their powers, other than the power to borrow and to make calls, to issue debentures and any other powers which by reason of the provisions of the said Act cannot be delegated to committees consisting of such member or members of their body as they may think fit, and they may from time to time revoke and discharge any such Committee either wholly or in part, and either as to persons or purposes. Every Committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed on it by the Directors, and all acts done by any such Committee in conformity with such regulations and in fulfillment of the purpose of their appointment, but not otherwise, shall have the like force and effect as if done by the Board.	Directors may appoint Committees

202.	The meetings and proceedings of any such Committee consisting of two or more members shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Directors, so far as the same are applicable thereto, and are not superseded by the express terms of the appointment of any such Committee, or by any regulations made by the Directors.	Meeting and proceedings of Committee how governed

203.	A resolution not being a resolution required by the said Act or otherwise to be passed at a meeting of the Directors, may be passed without any meeting of the Directors or of a committee of Directors provided that the resolution has been circulated in draft, together with the necessary papers, if any, to all the Directors, or to all the members of the Committee then in India (not being less in number than the quorum fixed for a meeting of he Board or Committee, as the case may be) and to all other Directors or members of the Committee at their usual address in India, and has been approved by such of the Directors as are then in India, or by a majority of such of them as are entitled to vote on the resolution.	Resolutions by circular

204.	All acts done by a person as a Director shall be valid, notwithstanding that it may be afterwards discovered that his appointment was invalid by reason of any defect or disqualification or had terminated by virtue of any provision contained in the said Act or in these Articles. Provided that this Article shall not give validity to acts done by a Director after his appointment has been shown to the company to be invalid or to have terminated.	Validity of acts of Directors

Minutes of proceedings of the Board and the Committee to be Valid	205.	The Directors shall cause minutes to be duly entered in a book or books provided for the purpose in accordance with the Articles and section 193 of the Act.

Register of Directors and Managing Agents	206.	The Directors shall cause to be kept at the Registered Office (A) a Register of the Directors, Managers, Managing Directors and Managing Agents etc. of the Company containing the particulars required by Section 303 of the Act and (b) a Register of Contracts of Companies and firms of which they are interested, containing the particulars required by Section 301 of the Act and (c) a Register of Directors share-holdings containing the particulars required by Section 307 of the Act. They shall also cause to be kept other Registers and Indexes as required by the Act.

Inspection of Register		The Company shall comply with the provisions of the said Sections 301, 303, 307 and other Sections of the Act with regard to inspection thereof and furnishing copies or extracts so far as the same be applicable to the Company.

XXIV. DIRECTORS’ DISQUALIFICATIONS

Directors not to assign office	207.	Any assignment of his office by a Director shall be void.

Loans to Directors	208.	(1)	Save as otherwise provided in sub-clause (2) the Company (hereinafter in this clause referred to as “the lending Company”) shall not without obtaining the previous approval from the Central Government in that behalf, make any loan to, or give guarantee or provide any security in connection with a loan made by any other person to or to any other person by :

			(a)	any Director of the lending Company or of a Company which is its holding Company, or any partner or relative of any such Director;

			(b)	any firm in which any such Director or relative is a partner;

			(c)	any private company of which any such director is a director or member;

			(d)	any body corporate at a general meeting of which not less than twenty- five per cent of the total voting power may be exercised or controlled by any such Director or by two or more such Directors altogether; or

			(e)	any body corporate, the Board of Directors Managing Agents, or Manager whereof is accustomed to act in accordance with the directions or instructions of the Board, or of any Director or Directors, of the lending Company.

		(2)	Sub-clause (1) shall not apply to any loan made, guaranteed, given or security provided to its subsidiary; or to another Company of which the tending Company is the Managing Agents.

209.	(1)	Except with the consent of the Board of Directors of the Company a Director of the Company or his relative or a firm in which such a director or his relative is a partner or any other in such a firm or a private Company of which the Director is a member or Director, shall not enter into any contract with the Company :-		Board’s sanction to be required for certain contracts in which particular Directors are interested
		(a)	for the sale, purchase or supply of any goods, materials, or services; or
		(b)	after the commencement of the Act, for underwriting the subscription of any shares, or debentures of the Company.

	(2)	Nothing contained in clause (a) of sub-clause (1) shall effect any contract or contracts of the sale, purchase or supply of any goods, materials, or services in which either the Company or the Director, firm, partner or private Company as the case may be, regulates trade or does business, provided that the value of such goods and materials and the cost of such services do not exceed five thousand rupees in the aggregate in any calendar year comprised in the period of the contract or contracts.

	(3)	the consent of the Board required by sub-cause (1) shall not be deemed to have given within the meaning of that sub-clause unless the consent in accorded :

		(a)	by a resolution passed at a meeting of the Board; and

		(b)	before the contract is entered into, or within two months of the date on which it was entered into.

	(4)	Where such consent is not accorded to the contract before it is entered into, anything done in pursuance of the contract shall, if, such consent is ultimately not accorded be voidable at the option of the Board.

210.	No Director or other person mentioned in Section 314 shall without the consent of the Company accorded by a Special Resolution hold an Office or place of profit under the Company or any subsidiary of the Company except as provided in the said section.			Directors not to hold office of profit

211.	Subject to the restrictions imposed by Articles 208, 209 and 210 and Sections 292, 297, 299 and 314,356 to 360, 370 and 372 of the said Act and the observance and fulfillment thereof, no Directors shall be disqualified by his office from contracting with the Company either as vendor, purchaser, agent, brokers, muccadum, or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be liable to account to the Company for any profit realised so any such contract or arrangement by reason only of such Director holding that office, or of the fiduciary relation thereby established, but the nature of his interest may be disclosed by him in accordance with and in the cases mentioned in the said Articles or said sections.			Directors may contract with the Company

Duty of Directors etc. to make disclosure	212.	(1)	Every Director (including a person deemed to be a Director by virtue of the explanation to sub-section (1) of Section 303), Manager or Secretary of the Company who is appointed to the office of Director, Managing Agent, Secretaries and Treasures, Managing Director, Manager or Secretary of any other body corporate shall, within thirty days of his appointment, disclose to the Company aforesaid the particulars relating to the office in the other body corporate which are required to be specified under sub- section (1) of Section 303.

Duty of Directors and persons deemed to be Directors to make disclosure of share-holdings		(2)	Every Director of a Company and every person deemed to be a Director of the Company by virtue of sub-section (10) of Section 307, shall give notice to the Company of such matters relating to himself as may be necessary for the purpose of enabling the Company to comply with the provisions of that Section, within one week.

Disclosure of interest by Director	213.	(1)	Every Director of the Company who is in any way, whether directly or indirectly, concerned or interested in a contract or arrangement, or proposed contract or arrangement, entered into or to be entered into, by or on behalf of the Company, shall disclose the nature of his concern or interest at a meeting of the Board of Directors.

		(2)(a)	In the case of a proposed contract or arrangement the disclosure required to be made by a Director under clause (1) above shall be made at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not, at the date of that meeting, concerned or interested in the proposed contract or arrangement, at the first meeting of the Board held after he becomes so concerned or interested.

		(b)	In he case of any other contract or arrangement, the required disclosure shall be made at the first meeting of the Board held after the Director becomes concerned or interested in the contract or arrangement.

		(3)(a)	For the purpose of clause (1) and (2) above a general notice in writing given to the Board by a Director to the effect that he is a Director or a member of a specified body corporate or is a member of a specified from and is to be regarded as concerned or interested in any contract or arrangement which may after the date of the notice be entered into with that body, corporate or firm, shall be deemed to be sufficient disclosure of concern or interest in relation to any contract or arrangement so made.

		(b)	Any such general notice shall expire at the end of the financial year in which it is given, but any be renewed for further periods of one financial year by a fresh notice writing given in the last month of the financial year in which it would otherwise have expired.

		(c)	No such general notice and no renewal thereof shall be of effect unless either it is given at a meeting of the Board, or the Director concerned takes reasonable steps to secure that it is brought up and read at the first meeting of the Board after it is given.

214.	(1)	No Director of the Company shall as a Director take any part in the discussion of, or vote on, any contract or arrangement entered into or to be entered into, by or on behalf of the Company, if he is in any way, whether directly or indirectly, concerned or interested in the contract or arrangement nor shall his presence count for the purpose of forming a quorum at the time of any such discussion or vote, and if he does vote, his vote shall be void.		Interested Director not to participate or vote in Board’s Proceedings

	(2)	Clause (1) shall not apply to

		(a)	any contract of indemnity against any loss which the Directors or anyone or more of them may, suffer by reason of becoming or being sureties or a surety of the Company.

		(b)	any contract or arrangement entered in to any to be entered into with a public company, or a private company, which is a subsidiary of a public company, in which the interest of the Director aforesaid consists solely in his being a Director of such Company and the holder of not more than shares of such number or a value therein as is requisite to qualify him for an appointment as a Director thereof, he having been nominated as such Director by this Company.

215.	(1)	the Board of Directors of a Company shall exercise the following powers on behalf of the Company, and it shall do so only by means of resolutions passed at meetings of the Board :-		Certain powers to be exercised by Board only at meeting
		(a)	the power to make calls on shareholders in respect of money unpaid on their shares;
		(b)	the power to issue debentures;

		(c)	the power to borrow moneys otherwise than on debentures;

		(d)	the power to invest the funds of the Company; and

		(e)	the power to make loans;

Provided that the Board may, by a resolution passed at a meeting, delegate to any Committee of Directors, the Managing Directors, Managing Agents, Secretaries and Treasurers or the Managers of the company or in the case of a Branch Office of the Company, to any principal officer the powers specified in clause (c), (d) and (e) and to the extent, specified in subsections (2), (3) and (4) respectively of Section 292 of the Act.

		(2)	Every resolution delegating the power referred to in clause (c) of sub- clause (1) shall specify the total amount upto which moneys may be borrowed by the delegate.

		(3)	Every resolution delegating the power referred to in clause (d) of sub-clause (1) shall specify the total amount upto which funds may be invested, and the nature of the investments which may be made, by the delegate.

		(4)	Every resolution delegating the power referred to in clause (3) of sub- clause (1) shall specify the total amount upto which loans may be made by the delegate, the purposes for which the loans may be made and the maximum amount of loans which may be made for each such purpose in individual cases.

		(5)	Nothing in this Article shall be deemed to affect the right of the company in General Meeting to impose restrictions and conditions on the exercise by the Board of any of the powers specified in sub-clause (1).

Restriction on Powers of Board	216.	The Board of Directors of the Company shall observe the restrictions on their powers as laid down in Section 293 of the Companies Act.

Appointment of Selling Agents to require approval of Company In General Meeting	217.	With regard to the appoint of selling agents, the Board of Directors shall agents, the board of Directors shall comply with the provisions of Section 294 of the Company Act.

Directors may be Directors of Company promoted by the Company	218.	A Director of the Company may be or become a Director of any Company promoted by or a subsidiary of the Company, or in which if may be interested as a vendor, shareholder or otherwise, and no such Director shall be accountable for any benefits received as Director or member of such company.

XXV. BORROWING POWERS OR DIRECTORS

Power to Borrow	219.	(1)	Subject to clause (2) hereof the Directors may, from time to time at their discretion raise or borrow, or secure the repayment of any loan or advance taken by the Company. Any such moneys may be raised and the payment or repayment of such moneys maybe secured in such manner and upon such terms and conditions in all respects as the Directors may think fit and, in particular by promissory notes, or by opening current accounts or by receiving deposits and advances at interest, with or without security, or by the issue of debentures of debenture-stock of the Company charged upon all or any part of the property of the Company (both present and future), including its uncalled capital for the time being, or by mortgaging, charging or pledging any lands, buildings, machinery, plants, goods or other property and securities of the Company, or by such other means as to them may seem expedient.
Conditions on which money may be borrowed

Restrictions on powers of Board	(2)	The Board of Directors shall not, except with the consent of the Company in General Meeting, borrow moneys where the moneys to be borrowed together with the moneys already borrowed by the Company (apart from temporary loans obtained from the Company’s bankers in the ordinary course of business) will exceed the aggregate of the paid-up capital of the Company and its free reserves, that is to say, reserves not set apart for any specific purpose.

No debt by the Company in excess of limit imposed by this Article shall be valid or effectual unless the lender proves that he advanced the loan in good faith and without knowledge that the limit imposed by that Article has been exceeded.

	(3)	Any bonds, debentures, debenture-stock or other securities issued or to be issued by the Company, shall be under the Control of the Directors who may issue them upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the Company.

	(4)	Any such debentures, debenture-stock and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.	Securities may be assignable free from equities

	(5)	If any other is made to the public to subscribe for or purchase debentures the provisions of the said act relating to a prospectus shall be complied with.

	(6)(a)	Any such debentures, debenture-stock, bonds or other securities may be issued at a discount, premium or otherwise, and on condition (with the consent of the Company in General Meeting) and they may have a right to allotment of or be convertible into shares of any denominations, and with any special privileges and conditions as to redemption (or being irredeemable), surrender, drawings, re-issue, attending at General Meeting of the Company, appointment of Directors, and otherwise, provided that no debentures, debenture-stock, bonds or other securities may be issued carrying voting rights.	Issue at discount etc. or with special privilege

	(b)	The Company shall have power to re-issue redeemed debentures in certain cases in accordance with Section 121 of the Act.

	(c)	Payments of certain debts out of assets subject to floating charge in priority to claims under the charge may be made in accordance with the provisions of Section 123 of the Act.

	(d)	Certain charges mentioned in Section 125 of the Act shall be void against the Liquidator or Creditors unless registered as provided in Section 125 of the Act.

	(e)	The term “Charge” shall include mortgage in these Articles.

		(f)	A contract with the Company to take up and pay for nay debentures of the Company may be enforced by a Deed for specific performance.

Limitation of time for issue of certificates		(g)	The Company, shall within three months after the allotment of any of its shares, debentures of debenture-stock, and within two months after the application for the registration of the transfer of any shares, debentures or debenture-stock have completed and have ready for delivery the certificates of all shares, the debentures and the certification of all debenture-stock allotted or transferred, unless the conditions of issue of the shares, debentures of debenture-stock otherwise provide.

			The expression “transfer” of the purpose of the subclause means a transfer duly stamped and otherwise valid, and does not include any transfer which the Company is for any reason entitled to refuse to register and does not register.

Right to obtain called capital		(h)(1)	A copy of any trust deed for securing any issue of debentures shall be forwarded to the holder of any such debentures or any member of the Company at his request and within seven days of the making thereof on payment;

			(i) in the case of a printed Trust Deed, of the sum of one Rupee, and

			(ii) in the case of a Trust Deed which has not been printed, of thirty seven paise for every one hundred words or fractional part thereof required to be copied.

		(2)	The Court may also, by order, direct that the copy required shall forthwith be sent to the person requiring it.

Inspection of Trust Deeds		(3)	The Trust Deed referred to in sub-clause (1) shall be open inspection by any member or debenture holder of the Company in the same manner, to the same extent, and on payment of the same fees, as if it were the register of members of the Company.

Mortgage of uncalled capital	220.	If any uncalled capital of the Company is included in or charged by any mortgagor other security, the Directors may, by instrument under the Company’s seal, authorise the person in whose favour such mortgage or security is executed, or any other person in trust for him to make calls on the members in respect of such uncalled capital, and the provisions hereinbefore contained in regard to call shall mutatis mutandis apply to calls under such authority, and such authority may be made exercisable either conditionally or unconditionally and either presently or contingently, and either to the exclusion of the Directors power or otherwise, and shall be assignable if expressed so to be.

Indemnity may be given	221.	If the Directors or any of them or any other person shall become personally liable for the payment of any sum primarily due from the Company, the Directors may execute or cause to be executed any mortgage, charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Directors or person so becoming liable as aforesaid from any loss in respect of such liability.

222.	The Directors shall cause a proper register to be kept, in accordance with the provisions of Section 143 of the said Act of all mortgages, debentures, and charges and shall cause the requirements of Sections 118, 124 to 144 of the said Act in that behalf to be duly complied with, so far as they are required to be complied with by the Directors.		Register of Mortgage and Debentures to be kept

223.	(a)	The provisions of the Act relating to registration of charges which expression shall include mortgages, shall be complied with.	Registration of charges

	(b)	In the case of a change created out of India and comprising solely property situate outside India the provisions of Section 125 of the Act shall be complied with.

	(c)	Where a charge is credited in India but comprises property outside India, the instrument creating or purposing in create the charge under that section or a copy thereof verified in the prescribed manner, may be filled for registration, notwithstanding that further proceedings may be necessary to make the charge valid of effectual according to the law of the country in which the property is situate as provided by Section 125 of the Act.

	(d)	Where any charges on any property of the Company required to be registered under Section 125 of the Act has been so registered, any person acquiring such property or any part thereof or any share or interest therein, shall be deemed to have notice of the charge as from the date of such registration.

(e)

In respect of registration of charges on properties acquired subject to charge, the provisions of Section 127 of the Act shall be complied with.

The Company shall also comply with the provisions of Section 128 of the Act relating to particulars in case of series of debentures entitling holders to any charge to the benefit of which the debenture holder of that series are entitled part passu.

	(f)	The Company shall comply with the provisions of Section 129 of the Act in regard to registration of particulars of commission, allowance or discount paid or made directly or indirectly in connection with the debentures.

	(g)	The provisions of Section 133 of the Act as to endorsement of certificate of registration of debenture certificate or debenture stock shall be complied with by the Company.

	(h)	The Company shall comply with the provisions of Section 134 of the Act as regards registration of particulars of every charge and of every series of debentures.

	(i)	As to modification of charges, the Company shall comply with the provisions of Section 136 of the Act.

		(j)	The Company shall Comply with the provisions of Section 136 of the Act regarding keep of a Copy of instrument creating charge at the Registered Office of the Company and comply with the provisions of Section 137 of the Act in regard to entering in the register of charges any appointment of Receiver or Manager as therein provided.

		(k)	The Company shall also comply with the provisions of Section 138 of the Act as to reporting satisfaction of any charge and procedure thereafter.

		(l)	The Company shall keep at its registered office a register of charges and enter therein all charges specifically affecting any property of the Company and all floating charges on the undertaking or on any property of the Company given in each case :

(i) A short description of the property charged,

(ii) The amount of the charge; and

(iii) Except in the case of securities to bearer, the names of persons entitled to the charge,

		(m)	Any creditor or member of the Company and any other person shall have the right to inspect copies of instrument creating charges and the Company’s register of charges in accordance with the subject to the provisions of Section 144 of the Act.

(n)

The Company shall comply with the provisions of Section 145 of the Act so for as the same be applicable.

The Company shall comply with the provisions of Section 150 as to register of members and the provisions of Section 152 of the Act as to Register and index of Debenture-holders.

Terms not recognized	224.	(a)	No notice of any trust express or implied or constructive, shall be entered on the register of members or of debenture-holders or be receivable by the Registrar.

Foreign register of members		(b)	The Company may exercise the power for the Company to keep foreign register of members or debenture holders as provided in Section 157 of the Act of the provisions of Section 158 of the Act as to foreign registers shall be complied with.

		(c)	The Company shall comply with the provisions of Section 159 of the Act regarding filling of Annual Returns and the provisions of Section 161 of the Act as regarding annual return and certificates to be annexed thereto.

Place of keeping and inspection of register and returns.		(d)(1)	The register of members commencing from the date of registration of the Company, the index of members, the register and index of debenture-holders and copies of all annual returns prepared under Section 159 and 160 together with the copies of certificates and documents required to be annexed thereto Section 160 and 161 shall be kept at the Registered Office of the Company.

	(2)	The Registers, indexes, returns and copies of certificates and other documents referred to in sub-Section (1) of Section 163 shall, except when the register of members or debenture-holders is closed under the provisions of the Act be open during business hours subject to such reasonable restrictions as the Company may impose so that not less than two hours in each day are allowed for inspection.

(a) of any member or debenture-holder without free; and

(b) of any other person or payment of a fee of one Rupee for each inspection.

	(3)	Any such member, debenture holder or other person may,

(a) make extracts from any register, index or copy referred to in sub-section (1) of section 163 without fee or additional fee, as the case may be, or

(b) require a copy of any register, index or copy or of any part thereof, on payment of 37 paisa for every one hundred words or fractional part thereof required to be copied.

	(4)	The Company shall cause any copy required by any person under clause (b) of sub-clause (3) to be sent to that person within a period of ten days, exclusive of nonworking days, commencing on the day next after the day on which the requirement is received by the Company.

	(5)	The Court may also, by order, compel an immediate inspection of the document, or direct that the extract required shall forthwith be allowed to be taken by person requiring it, or that the copy required shall forthwith be sent to the person requiring it, or that the copy required shall forthwith the sent to the person requiring it, as the case may be.

XXVI. POWER OF DIRECTORS

225.	(1)	Subject to the provisions of Section 292, 293, 294, 297, 299, 316, 217, 370 and 372 of the Act, the Board of Directors of the Company shall be entitled to exercise all such powers, give all such consents, make all such arrangements , he nearly do all such acts and things as are or shall be by the said Act, and the memorandum of association and these prescents directed or authorized to be exercised, given, make or done by the Company and are not thereby expressly directed or required to be exercise, given, made or done by the Company in General Meeting, but subject to such regulations being (if any) not inconsistent with the said provisions as from time to time may be prescribed by the Company in General Meeting provided that no regulation so made by the company in General Meeting shall invalidate any prior act of the Directors which would have been valid if the regulations had not been made.	Business of the Company to be managed by Directors

Power to delegate		(2)	Save as provided by the said Act or by these presents and subject to the restrictions imposed by Section 292 of the said Act, the Directors may delegate all or any powers by the said Act or by the Memorandum of Association or by these presents reposed in them.

Specific Powers to Directors	226.	Subject to the provisions of Articles 225 but without prejudice to the General Powers thereby conferred and so as not in any way to conferred by these presents, it is hereby expressly declared that the Directors shall have the following powers and authorities, that is to say power and authority :

		(a)	(i)	to enter into agreements with foreign components and other persons for obtaining by granting licence or other terms, formulae and other rights and benefits and to obtain financial and or technical collaboration, technical information, knowhow and expert advice in connection with the activities and business permitted under the Memorandum of Association of the Company.

			(ii)	to take over and acquire the industrial licence, import licence, permit and other rights on payment of actual and out of pocket expenses incurred thereof, and compensation for technical services rendered in connection therewith :

			(iii)	to pay and charge to the Capital Account of the Company the legal and other costs, charges and expenses of and preliminary and incidental to the promotion, formation, establishment and registration of the Company including the stamps and fees paid in respect thereof :

			(iv)	to pay and charge to the Capital Account of the Company any commission or interest lawfully payable under the provisions of Sections 76 and 208 of the said Act :

		(b)	to purchase in India or elsewhere any machinery plant, stores and other articles and things for all or any of the objects or purpose of the Company;

		(c)	to purchase, take on lease or otherwise acquire in India any lands (whether freehold, leasehold or otherwise) and with or without houses, buildings, structures or machinery (fixed or loose) and any moveable property, rights or privileges from any person including a Director in furtherance of or for carrying out its objects, at or for such price or consideration and generally on such terms and conditions and with such titled thereto as they may think fit or may believe or be advised to be reasonable satisfactory.

		(d)	to purchase, or otherwise acquire from any person and to resell, exchange, and repurchase any patent for or licence for the use of any invention.

(e)	to purchase or otherwise acquire for the Company any other property, formule, concessions, rights and privileges which the Company is authorised to acquire, at or for such price or consideration and generally on such terms and conditions as they may think fit.

(f)	in any such purchase or other acquisition to accept such titled as the Directors may believe or may be advised to be reasonably satisfactory. At their discretion to pay for any property, rights or privileges acquired by or services rendered to the Company, either wholly or partly in cash or in shares, or in both, or in bonds, debentures, mortgages or other securities of the Company, and any such shares may be issued either as fully paid up or with such amount credited as paid up thereon as may be agreed upon and any bonds, debentures, mortgages or other securities, may be either specifically charged upon all or any part of the property of the Company, and its uncalled capital or not so charged.

(g)	to sell for cash or on credit or to contract for the sale and future delivery of or to and for sale in any part of India or elsewhere any products or Articles produced, manufactured or prepared by the Company as the Directors may deem advisable.

(h)	to erect, construct, and build and factories, warehouses, godowns, engine houses, tanks, wells, or other constructions, adopted to the objects of the Company or may be considered expedient or desirable for the objects or purposes of the Company or any of them;

(i)	to sell from time to time any Articles, materials, machinery, plant, stores and other Articles and things belonging to the Company as the Directors may think proper and to manufacturer, prepare and sell waste and by-products;

(j)	from time to time to extend the business and undertaking of the company by adding to, altering, or enlarging all or any of the building, factories, workshops, premises, plant and machinery, for the time being the property or in the possession of the Company, or by erecting new or additional buildings, and to expend such sums of money for the purposes aforesaid or any of them, as may be thought necessary or expedient;

(k)	to remove all or any of the machinery, plant and other movable property of the Company for the time being in or upon lands, buildings, or premises of the Company to other lands, buildings, or premises;

(l)	to negotiate for, and subject to the approval of the Company in General Meeting, contract for the sale and transfer of all or any part of the property and undertaking of the Company as a going concern, subject or not subject to all or any of the obligations and liabilities of the Company;

(m)	to undertake on behalf of the Company the payment of all rents the performance of all covenants, conditions and agreements contained in or reserved by any lease that may be granted or assigned to or otherwise acquired by the Company, and to purchase the reversion or reversions, and otherwise to acquire the freehold or fee-simple of all or any of the lands of the Company for the time being held under lease, or for an estate less than a free hold estate;

(n)	to improve, manage, develop, exchange, lease, sell, re-sell and re- purchase, dispose of, deal with or otherwise turn to account and property (movable or immovable) or any rights or privileges belonging to or at the disposal of the Company or in which the Company is interested;

(o)	to secure the fulfilment of any contracts or engagements entered into by the Company by mortgage or charge of all or any of the property of the Company and its unpaid capital for the time being or in such manner as they may think fit.

(p)	to accept from any member, on such terms and conditions as shall be agreed upon and as far as may be permissible by law, a surrender of his shares or any part thereof;

(q)	to determine from time to time who shall be entitled to sign on the Company’s behalf bills, notes, receipts, acceptances, endorsement, cheques, dividend warrants, releases, contracts and documents and to give the necessary authority for such purposes;

(r)	to make advances and loans without any security, or on such security as they may think proper and to take security for already existing debts, and otherwise to invest and deal with any of the moneys of the Company not immediately required for the purpose thereof in Government or Municipal securities, fixed deposits in banks and in such other manner as they may think fit and from time to time vary or realise such investments, and for the purpose aforesaid to authorise such persons within limits to be fixed from time to time by the Board.

(s)	to make and give receipts, releases and other discharges for moneys payable to, or for goods or property belonging to the Company, and for the claims and demands of the Company;

(t)	subject to the provisions of Section 292, 293, 295, 369, 370 and 372 of the said Act, to invest and deal with any moneys of the Company not immediately required of the purposes thereof, upon such security (not being shares of the Company) or without security and in such manner as they may think fit, and from time to time to vary or realise such investments, Save as provided in Section 49 of the said Act all investments shall be made and held in the Company’s own name;

(u)	to give to any officer or other person employed by the Company including any Directors so employed, a commission on the profits of any particular business or transaction, or a share in general or particular profits of the Company, and such commission or share of profits shall be treated as part of the working expenses of the Company and to pay commissions and make allowances to any person introducing business to the Company or otherwise assisting its interests;

(v)	subject to the provisions of Section 49 of the said Act to appoint any person or persons (whether incorporated or not) to accept and hold in trusts for the Company any property belonging to the Company, or in which the Company is interested or for any other purposes and to execute and do all such acts, deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of such trustee or trustees;

(w)	to insure and keep insured against loss or damage or fire or otherwise for such period and to such extent as they may think proper all or any part of the buildings, machinery, goods, stores, produce and other movable property of the Company either separately or conjointly, also to insure all or any portion of the goods, produce, machinery and other articles imported or exported by the Company and to sell, assign, surrender or discontinue any policies of assurance effected in pursuance of this power.

(x)	to attach to any shares to be issued as the consideration or part of the consideration for any contract with or property acquired by the Company, or in payment for services rendered to the Company, such conditions as to the transfer thereof as they think fit;

(y)	to execute, in the name and on behalf of the Company, in favour of any Director or other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company’s property (present and future) as they may think fit and any such mortgage may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon;

(z)	to institute, conduct, defend, compound, abandon or refer to arbitration any action, suit, appeals, proceedings, for enforcing decrees and orders and other legal proceedings by or against the Company or its officers, or otherwise concerning the affairs of the Company, to compound or compromise and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company and to refer the same or arbitration, to observe and perform any awards made there on; to act on behalf of the Company in all matters relating to bankrupts and insolvents;

(aa)	The person duly authorised by the Directors shall be entitled to make, give, sign and execute all and every warrant to use or defend on behalf of the Company, and all and every legal proceedings and compositions or compromise, agreements, and submission to arbitration and agreement to refer to arbitration as may be requisite, and for the purposes aforesaid, the Secretary or such other person may be empowered to use their or his own name on behalf of the Company, and they or he shall be saved harmless and indemnified out of the funds and property of the Company, from and against all costs and damages which they or he may incur or be liable to by reason of their or his name so used as aforesaid.

(bb)	to provide for the welfare of the employees or ex-employees of the Company, and the wives, widows and families or the dependents or connects of such persons and to give, award or allow any pension, gratuity, compensation, grants of money, allowances, bonus or other payment to or for the benefit of such persons as may appear to the Directors just and proper, whether they have or have not a legal claim upon the Company, and before recommending any dividends to set aside portions of the profits of the Company to form a fund to provide for such payments and in particular to provide for the welfare of such persons, by building or contributing to the building of houses, dwelling or chawls, or by creating and from time to time subscribing or contributing to provident and other associations, institutions, funds, or trusts and by providing or subscribing or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendance and other assistance as the Directors shall think fit; and to subscribe or contribute or otherwise to assist or to guarantee money to charitable, benevolent, religious, scientific, national or other institutions, or objects which shall have any moral or other claim to support or aid by the Company either by reason of locality of operation or of public and general utility;

(cc)	before recommending any dividend, to set aside, out of the profits of the Company such sums for depreciation as provided in Section 205 of the said Act and such sums as they think proper for creating reserves, general or specific or special funds to meet contingencies or to repay debentures or debenture-stock or to pay off preference of other shareholders subject to the sanction of the Court when the same is required by law on for payment of dividends or equalising dividend or for special dividends or bonus or for repairing, improving, extending and maintaining any part of the property of the Company and for such other purposes (including the purposes referred to in the preceding clause) as the Directors may in their absolute discretion think conducive to the interest of the Company and from time to time to carry forward such sums as may be deemed expedient and to invest and deal with the several sums to set aside or any part thereof as provided in clause (r) of this Article as they think fit, and from time to time to deal with and vary such investment and dispose of and apply and expend the same or any part thereof for the benefit of the Company in such manner and for such purpose as the Directors in their absolute discretion think conducive to the interest of the Company notwithstanding that the matters to which the Directors apply or upon which they expend the same or any part thereof for the benefit of the Company in such manner and for such purpose as the Directors in their absolute discretion think conducive to the interest of the Company notwithstanding that the matter to which the Directors apply or upon which they expend the same or any part thereof may be matters to and upon which the capital money of the Company might rightly be applied or expended and the Directors may divide the Reserve or any Fund into such special funds and transfer any sum from one fund to another as they may think fit and may employ the assets constituting all or any of the above funds including the Depreciation Fund or any part thereof in the business of the Company or in the purchase or repayment of debentures or debenture-stock or preference shares or in payment of special dividend or bonus and that without being bound to keep the same separate from the other assets, and without being bound to pay interest for the same with power however to the Directors at their discretion to pay or allow to the credit of such funds or any of them the interest at such rate as the Directors may think proper not exceeding 9 per cent per annum.

(dd)	from time to time and at any time to entrust to and confer upon the officers for the time being of the Company, and to authorise, or empower them to exercise and perform and by Power-of-Attorney under seal to appoint any person to be the Attorney of the Company and invest them with such of their powers, authorities, duties and discretion exercisable by or conferred or imposed upon he Directors, but not the power to make Calls or other power which by law are expressly stated to be incapable of delegation as the Directors may think fit, and for such time and to be exercise for such objects and purposes and subject to such restrictions and conditions, as the Directors may think proper or expedient, and either collaterally with or to the exclusion of and in substitution for all or any of the powers, authorities, duties and discretions of the Directors in that behalf, with authority to the Secretary or such officers or attorney to sub-delegate all or any of the powers, authorities, duties, and discretions for the time being vested in or conferred upon them and from time to time to revoke all such appointments of attorney and withdraw, alter or vary all or any of such powers, authorities, duties and discretions;

(ee)	to appoint, and at their pleasure to remove, discharge, or suspend and to re-employ or replace, for the management, of the business, secretaries, managers, experts, engineers, accountants, agents, subagents, bankers, brokers, muccadums, solicitors, officers, clerks, servants and other employees for permanent, temporary or special services as the Directors may from time to time think fit, and to determine their powers and duties and fix their emoluments, salaries, wages, and to require security in such instances and to such amount as they think fit, and to ensure and arrange for guarantee for fidelity of any employees of the Company and to pay such premiums on any policy of guarantee as may from time to time become payable;

(ff)	from time to time and at any time to establish any local Board for managing any of the affairs of the Company in any specified locality in India or elsewhere and to appoint any persons to be members of any Local Boards and to fix their remuneration. And from time to time and at any time to delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors, other than their power to make a Call and to authorise the members for the time being of any such Local Board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation. Any such delegate may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

(gg)	at any time and from time to time by Power-of-Attorney to appoint any person or persons to be the Attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents) and for such period and subject to such conditions as the Directors may from time to time think fit and any such appointment (if the Directors think fit) may be made in favour of the members or any of the members of any Local Board established as aforesaid or in favour of any Company or the members, Directors, nominees, or Managers of any company or firm or otherwise in favour of any fluctuating body or persons whether nominated directly or indirectly by the Directors, and any such Power-of-attorney may contain such powers for the protection or convenience of persons dealing with such Attorney as the Directors may think fit.

(hh)	from time to time to provide for the management transaction of the affairs of the Company outside the Registered Office or in any specified locality in India or outside India, in such manner as they think fit and in particular to appoint any person to be the Attorneys or agents of the Company with such powers, authorities and discretions (including power to sub- delegate) but not exceeding those vested in or exercisable by the Directors, and also not the power to make calls or issue debentures and for such period, and upon such terms and subject to such conditions as the Directors may think fit, and at any time to remove any person so appointed or withdraw or vary any such powers as may be thought fit, and for that purpose the Company may exercise the powers conferred by Sections 50 and 157 of the Act relating to official seal for use abroad and the keeping in any State or country outside India a foreign Register respectively and such powers shall accordingly be vested in the Directors.

(ii)	for or in relation to any of the matters aforesaid or otherwise for the purpose and. objects of the Company to enter into all such negotiations and contracts and rescind and vary all such contracts, and execute, perform and do and sanction, and authorise all such acts, deeds, matters and things, in the same and on behalf of the Company as they may consider expedient;

(jj)	to open accounts with any bank or bankers or with any Company, firm or individual for the purpose of the Company’s business and to pay money into and draw money from any such account from time to time as the Directors may think fit.

(kk)	generally subject to the provisions of the Act and these Articles to delegate the powers, authorities and discretions vested in the Directors to any person, firm, company or fluctuating body of persons as aforesaid.

XXVII. DUTIES OF DIRECTORS

227.	the Directors shall duly comply with the provisions of the Companies Act, 1956 or any other statutory modification thereof for the time being in force and in particular the provisions in regard to registration of the particulars of mortgages, debentures and charges affecting the property of the Company or created by it, and keeping a Register of Directors, Managers, etc;, and sending to the Registrar annual returns and an annual list of members and a summary of particulars relating thereto, and the Balance Sheet and the notice of any consolidation or increase of share capital or conversion of shares into stock and the copies of Special Resolutions and the Register of Directors, Managers, etc. and notifications of any change therein.	Duties of Directors

XXVIII. MANAGING DIRECTORS

228.	Subject to the provisions of Section 267, 268, 269, 309, 310, 311, 316 and 317 of the Act, the Directors may from time to time appoint one or more of their body to be Managing Director, Joint Managing Director or Managing Directors of the Company either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office but in any case not exceeding five years at a time and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places.	Power to appoint Managing Director

229.	A managing Director or Joint Managing Director shall not while he continues to hold that office be subject to retirement by rotation and he shall not be taken into account in determining the rotation of retirement of Directors or the number of Directors to retire but he shall, subject to the terms of any contract between him and the Company, be subject to the terms of any contract between him and the Company, be subject to the. same provisions as to resignation and removal as the Directors of the Company, and if he ceases to hold the office of Directors from any cause shall Ipso facto and immediately cease to be Managing Director.	What provisions he will be subject to

230.	The remuneration of a Managing Director and Joint Managing Director shall from time to time be fixed by the Directors and may be by way of salary or commission or participating in profits or by way or all of those modes or in other from the shall be subject to the limitations prescribed in Sections 198 and 309 of the Act.	Remuneration of Managing Director

Powers and duties of Managing Directors	231.	Subject to the restrictions contained in the next cceeding Articles, the Directors may from time entrust to and upon a Managing Director or Joint Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit, and may confer such powers for such time and to be exercised for such objects and purposes and upon such terms and conditions and with such restrictions as they think expedient, and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers, unless and until otherwise determined a Managing Director may exercise all the powers exercisable by the Directors, save such powers as by the Act or by these Articles shall be exercisable by the Directors themselves.

Management	232.	The Managing Director or Managing Directors shall not exercise the powers to :

		(1)	make calls on shareholders in respect of moneys unpaid on the shares in the Company;

		(2)	issue debentures; and

		(3)	except as may be delegated by the Board under Section 292 of the Act, invest the funds of the Company, or make loans and borrow moneys.

Certain persons Not be appointed Managing	233.	The Company shall not appoint or employ, or continue the appointment or employment of, any person as its Managing or wholetime Director who :

		(a)	is an undischarged insolvent, or has at any time been adjudged an insolvent.

		(b)	suspends or has at any time suspended payment to his creditors or makers, or has at any time made, a composition with them; or

		(c)	is, or has at any time been convicted by a Court in India of an offence involving moral turpitude.

XXIX and XXX MANAGING AGENTS, SECRETARIES AND TREASURERS

	234 to 242 DELETED.

XXXI. SECRETARY

Secretary	243.	(a)	The Directors may from time to time appoint and at their discretion remove, a person (hereinafter called “the Secretary”) to keep the Registers required to be kept by the Company, to perform any other function which by the said Act or by these Articles are to be performed by the Secretary and to execute any other duties which may from time to time be assigned to the Secretary by the Directors.

		(b)	The Directors may any time appoint a temporary substitute for the Secretary who shall for the purpose of these Articles be deemed to be the Secretary.

XXXII. INDEMNITY TO AND PROTECTION OF DIRECTORS AND OFFICERS

244.	Every officer of the Company as defined by Section 2(3) of the said Act or any person (whether an officer of the Company or not) employed by the Company as Auditor, shall be indemnified out of the funds of the Company against all liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or discharged or in connection with any application under Section 633 of the said Act in which relief is granted to him by the Court.	Indemnity

245.	Subject to the provision of Section 201 of the said Act, every Director of the Company, Manager, Secretary, Trustee, Auditor and other officer or servant of the Company shall be indemnified by the Company against and it shall be the duty of the Directors out of the funds of the Company, to pay all losses, costs and expenses which any such person, officer or servant may incur or become liable to by reason of any contract entered into or any act or thing done by him as such officer or servant or in any way in or about the discharge of his duties, including travelling expenses.	Indemnity to Directors and the officer

246.	Subject to the provisions of Sections 201 of the said Act, no Director of the Company, Manager, Secretary, Trustee, Auditor and other officer or servant of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or servant or for joining in any receipts or other act for the sake of conformity merely or for any loss or expenses happening to the Company through the insufficiency or deficiency in point of titles or value of any property acquired by the order of the Directors for or on behalf of the Company or mortgaged to the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person, company or corporation to or with whom any moneys, securities or effects of the Company shall be entrusted or deposited or for any loss occasioned by any error of judgement, omission default or oversight on his part or for any other loss, damage or misfortune whatever which shall happen in relation to the execution or performance of the duties of his office or in relation thereto, unless the same happen through his own dishonesty.	Directors and Other officers not responsible or acts of others

XXXIII. SEAL

247.	The Directors shall provide a Common Seal for the purpose of the Company and shall have power from time to time to destroy the same and substitute a new seal in lieu thereto and the Directors shall provide for the safe custody of the seal for the time being. The seal of the Company shall never be used except by the authority of a resolution of the Board of Directors and in presence of one of Directors or such other persons as the Board may authorise who will sign in token thereof and countersigned by such officers or persons at the Directors may from time to time resolve.	The Seal, its custody and use

Any instrument bearing the Common Seal of the Company and issued for valuable consideration shall be binding on the Company notwithstanding any irregularity touching the authority of the Directors to issue the same.

The Company may exercise the powers conferred by Section 50 of the Act and such power shall accordingly be vested in the Board of Directors.

XXXIV. NOTICES AND SERVICE OF DOCUMENTS

Members to notify Address for registration	248.

If shall be imperative on every member or notify to the Company for registration his place of address in India and if he has no registered address within India to supply to the Company an address within India for giving of notices to him.

A member who shall change his name or address or who being a female, shall marry, shall notify such change of names or address to the Company.

Notice	249.	(1)	Subject to Section 53 of the said Act, a document may be served by the Company on any member thereof either personally or by sending it by post to him to his registered address or if he has no registered address in India, to the address if any within India supplied by him to the Company for the giving of notices to him.

		(2)	Where a document is sent by post -

(a) service thereof shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the document provided that where a member has intimated to the Company in advance that documents should be sent to him under a certificate of posting or by registered post with or without acknowledgement due and has deposited with the Company a sum sufficient to defray the expenses of doing so, service of the document shall not be deemed to be effected unless it is sent in the manner intimated by the member; and

(b) such service shall be deemed to have been effected :

(i) in the case of the notice of a meeting, at the expiration of forty eight hours after the letter containing the same it posted; and

(ii) in any other case, at the time at which the letter would be delivered in the ordinary course of a post.

		(3)	A document advertised in a newspaper circulating in the neighbourhood of the Registered Office of the Company shall be deemed to be duly served on the day on which the advertisement appears on every member of the Company who has no registered address in India and has not supplied to the Company any address within India for the giving of notices to him.

(4) A document may be served by the Company on the joint-holders of a share by serving it on the joint-holder named first in the Register of members in respect of the share.

(5) A document may be served by the Company on the persons entitled to a share in consequence of the death or insolvency of a member by sending it through the post in a pre-paid letter addressed to them by name or by the title of representative of the deceased or assignee of the insolvent or by any like description, at the address, if any, in India supplied for the purpose by the persons claiming to be so entitled or until such an address has been so supplied, by serving the document in any manner in which it might have been served if the death or insolvency had not occurred.

250.	Every person, who by operation of law, transfer or other means whatsoever, shall become entitled to any share, shall be bound by any and every notice and other document in respect of such share which previous to his name and address being entered upon the register shall have been duly given to the person from whom he derives his title to such share.	Transfer of successors in title of members bound by notice given to previous holders

251.	Any notice required to be given by the Company to the members or any of them and not expressly provided for by these presents shall be sufficiently given, if given by advertisement, once in a English and once in a vernacular daily newspaper circulating in Bombay.	When notice may be given by advertisement

252.	Any notice or document served in the manner hereinbefore provided shall notwithstanding such member be then dead and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any share, whether held solely or jointly with other persons by such member, until some other person be registered in his stead as the holder or joint-holder thereof and such service, for all purposes of these presents be deemed a sufficient service of such notice or documents on his heirs, executors, administrators and all person (if any) jointly interested with him in any such shares.	Service of notice good notwithstanding death of member

253.	Any notice given by the Company shall be signed by a Director or by the Secretary or some other officer appointed by the Directors and the signature thereto may be written, printed, lithographed or Photostat.	Signature to notice

254.	A document may be served on the Company or on an officer thereof by sending it to the Company or officer at the Registered Office of the Company by post under a certificate of posting or by Registered Post or by leaving it at its Registered Office.	Service of documents on company

255.	Where a given number of days notice or notice extending over any other period is required to be given, the day of service shall not be counted nor shall the day for which notice is given be counted.	How time to be counted

XXXV. SECRECY CLAUSE

Secrecy Clause	256.	No member shall be entitled to visit any works of the Company without the permission of the Directors or to require discovery of or any information respecting any detail of the Company’s working, trading or any matter which is or may be in the nature of a secret, mystery of trade or secret process, which may relate to the conduct of the business of that Company and which in the opinion of the Directors, it will be nextpedient in the interest of the members of the Company to communicate to the public.

XXXVI. WINDING-UP

Distribution of assets	257.	If upon the winding-up of the Company, the surplus assets shall be more than sufficient to repay the whole of the paid-up capital, the excess shall be distributed amongst the members in proportion to the capital paid or which ought to have been paid-up on the shares at the commencement of the winding-up held by them respectively, other than the amounts paid in advance of calls. If the surplus assets shall be insufficient to repay the whole of the paid-up capital, such surplus assets shall be distributed so that as nearly as may be the losses shall be borne by the members in proportion to the capital paid-up or which ought to have been paid-up at the commencement of the winding-up on the shares held by them respectively, other than the amounts paid by them in advance of calls. But this Article is without prejudice to the rights of the holders of any shares issued upon special terms and conditions and shall not be construed so as to or be deemed to confer upon them any rights greater than those conferred by the terms and conditions of issue.

Distribution of assets in specie	258.	If the Company shall be wound-up whether voluntarily or otherwise, the following provisions shall take effect:

		(1)	the Liquidator may, with the sanction of a special resolution, divide among the contributories in specie or kind any part of the assets of the Company and may, with the like sanction, vest any part of the assets of the Company in trustees upon such trust for the benefit of the contributories or any of them, as the Liquidator with the like sanction shall think fit.

		(2)	If thought fit any such division may be otherwise than in accordance with the legal rights of the contributories (except where unalterably fixed by the Memorandum of Association) and in particular any class may be given preferential or special rights or may be excluded altogether or in part but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined on any contributory who would be prejudiced thereby shall have the right to dissent and shall have ancillary rights as if such determination were a Special Resolution passed pursuant to Section 494 or 507 of the said Act.

		(3)	In case any shares to be divided as aforesaid involve a liability to calls or otherwise any person entitled under such division to any of the said shares, may, within seven days after the passing of the Special Resolution by notice in writing, direct the Liquidator to sell his proportion and pay him the proceeds and the Liquidator shall, if practicable, act accordingly.

259.	Any such Liquidator may, irrespective of the powers conferred upon him by the said Act and as an additional power conferring a general or special authority, sell the undertaking of the Company or the whole or any part of its assets for shares fully or partly paid-up or the obligations of or other interest in any other company and may by the contract of sale agree for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and in case the shares of this Company shall be of different classes, may arrange for the allotment in respect of preference shares of the Company, to obligations of the purchasing company or of shares of the purchasing company with preference or priority over or with a larger amount paid-up than the shares allotted in respect of ordinary shares of this Company and may further by the contract, limit a time at the expiration of which shares, obligations or other interests not accepted or required to be sold, shall be deemed to have been refused and be at the disposal of the Liquidator.	Liquidator may sell for shares in another company

260.	Upon any sale under the last preceding Article or under the powers given by Sections 494 and 507 of the said Act, no member shall be entitled to require the Liquidator either to abstain from carrying into effect the sale or the resolution authorising the same or to purchase such member’s interest in this Company, but in case any member shall be unwilling to accept the share, obligations or interests to which under such sale he would be entitled, he may, within seven days of the passing of the resolution authorising the sale, by notice in writing to the Liquidator, require him to sell such shares, obligations or interests and thereupon the same shall be sold in such manner as the Liquidator may think fit and the proceeds shall be paid over to the member requiring such sale.	Sale under Sections 494 507 of the Companies Act, 1956